UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM SB-2/A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEXINGTON RESOURCES, INC.
(Exact name of registrant as specified in charter)
NEVADA (State or jurisdiction of incorporation or organization)	3663 (Primary Standard Industrial Classification Code Number)	11-3124068 (I.R.S. Employer Identification No.)
7473 West Lake Mead Road Las Vegas, Nevada, U.S.A. 89128 Telephone: (702) 382-5139
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
GRANT ATKINS, Chief Executive Officer 7473 West Lake Mead Road Las Vegas, Nevada, U.S.A., 89128 Telephone: (702) 382-5139 and Facsimile: (702) 385-1202
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Thomas J. Deutsch, Esq.

LANG MICHENER LLP

1500 Royal Centre, 1055 West Georgia Street

Vancouver, British Columbia, Canada, V6E 4N7

Telephone: (604) 689-9111 and Facsimile: (604) 685-7084

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common stock purchase Warrants	233,000(5)	N/A	N/A	Nil(6)
Common stock issuable upon the exercise of common stock purchase Warrants	233,000(5)	$3.00(5)	$699,000.00(5)	$82.27
Common stock to be offered for resale by a selling stockholder	200,000	$1.53	$306,000.00	$36.02
Common stock issuable upon the conversion of underlying secured convertible notes	10,255,000(7)	$1.53	$15,690,150.00	$1,846.72

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Class A Warrants	2,930,000(8)	N/A	N/A	Nil(6)
Common stock issuable upon the exercise of Class A Warrants	2,930,000(8)	$1.53(7)	$4,482,900.00(7)	$527.64
Class B Warrants	2,930,000(9)	N/A	N/A	Nil(6)
Common stock issuable upon the exercise of Class B Warrants	2,930,000(9)	$1.53(9)	$4,482,900.00(9)	$527.64
Finder's Warrants	586,000(10)	N/A	N/A	Nil(8)
Common stock issuable upon the exercise of Finder's Warrants	586,000(10)	$1.53(10)	$896,580.00(10)	$105.53
Total Registration Fee				$3,125.82

(1)

In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2)

Includes shares of our common stock, par value $0.00025 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes and the exercise of the warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes and the exercise of the warrants as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416 of the Securities Act. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes and the exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes to account for market fluctuations and the number of shares of common stock that we believe will be issuable upon exercise of the warrants to account for anti-dilution and price protection adjustments. Should the conversion ratio of the secured convertible notes result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(3)

Estimated solely for the purpose of determining the registration fee. Unless otherwise stated, we have based the fee calculation on the average of the last reported bid and ask price for our common stock on the OTC Bulletin Board on October 13, 2005.

(4)

Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the last reported bid and ask price for our common stock on the OTC Bulletin Board on October 13, 2005.

(5)	These Warrants are exercisable at a price of $3.00 per share of common stock until May 31, 2010.
(6)

Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required with respect to the warrants as they are being registered in the same registration statement as the common stock issuable upon the exercise of common stock purchase warrants offered pursuant thereto.

(7)

Includes a good faith estimate of the shares underlying the $5,860,000 in secured convertible notes accounting for market fluctuations. The subscription agreement executed required Lexington to reserve shares at 175% of the shares estimated to be issued.

(8)

These Class A Warrants were issued in related to the issuance of the secured convertible notes and are exercisable at a price of $1.50 per share of common stock for a period of three years from the date that this registration statement is declared effective by the Securities and Exchange Commission.

(9)

These Class B Warrants were issued in related to the issuance of the secured convertible notes and are exercisable at a price of $1.25 per share of common stock for a period of one year from the date that this registration statement is declared effective by the Securities and Exchange Commission.

(10)

These Finder's Warrants were issued in related to the issuance of the secured convertible notes and are exercisable at a price of $1.00 per share of common stock for a period of three years from the date that this registration statement is declared effective by the Securities and Exchange Commission.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED NOVEMBER 18, 2005

LEXINGTON RESOURCES, INC.

17,134,000 Shares of Common Stock

The prospectus and the registration statement, of which it is a part, are being filed with the Securities and Exchange Commission to satisfy our obligations to the recipients of certain shares of common stock and warrants (the "Selling Shareholders") of Lexington Resources, Inc. Accordingly, the prospectus and the registration statement cover:

  the resale by certain Selling Shareholders, and their transferees, donees or successors of, 233,000 common stock purchase warrants (the "Warrants") to purchase shares of our common stock at an exercise price of $3.00 per share, which relate to promissory notes issued between June 1, 2005 and August 22, 2005 and which expire on May 31, 2010;

  the resale by certain Selling Shareholders, and their transferees, donees or successors of, 233,000 shares of our common stock issuable upon the exercise of the Warrants at an exercise price of $3.00 per share expiring on May 10, 2010;

  the resale by a certain Selling Shareholder, and its transferee, donee or successor of, of 200,000 shares of our common stock issued on August 25, 2005, which relate to a settlement agreement executed on August 25, 2005;

  the resale by certain Selling Shareholders, and their transferees, donees or successors of, of up to 10,255,000 shares of our common stock issuable upon the conversion of secured convertible notes (the "Convertible Notes") issued in September and October of 2005;

  the resale by certain Selling Shareholders, and their transferees, donees or successors of, 2,930,000 Class A common stock purchase warrants (the "Class A Warrants") to purchase shares of our common stock at an exercise price of $1.50 per share, which relate to the issuance of the Convertible Notes. The Class A Warrants are exercisable for a term of three years after a registration statement filed by us for the resale of the shares of common stock underlying the Class A Warrants has been declared effective by the Securities and Exchange Commission (the "SEC");

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of 2,930,000 shares of our common stock issuable upon the exercise of Class A Warrants to purchase shares of our common stock at an exercise price of $1.50 per share for a term of three years after this registration statement has been declared effective by the SEC;

  the resale by certain Selling Shareholders, and their transferees, donees or successors of, 2,930,000 Class B common stock purchase warrants (the "Class B Warrants") to purchase shares of our common stock at an exercise price of $1.25 per share, which relate to the issuance of the Convertible Notes. The Class B Warrants are exercisable for a term of one year after a registration statement filed by us for the resale of the shares of common stock underlying the Class B Warrants has been declared effective by the SEC;

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of 2,930,000 shares of our common stock issuable upon the exercise of the Class B Warrants at an exercise price of $1.25 per share for a term of one year after this registration statement has been declared effective by the SEC;

  the resale by a certain Selling Shareholder, and its transferee, donee or successor of, 586,000 Class finder's common stock purchase warrants (the "Finder's Warrants") to purchase shares of our common stock at an exercise price of $1.00 per share, which relate to the issuance of the Convertible Notes. The Finder's Warrants are exercisable for a term of three years after a registration statement filed by us for the resale of the shares of common stock underlying the Finder's Warrants has been declared effective by the SEC; and

  the resale by a certain Selling Shareholder, and its transferee, donee or successor, of 586,000 shares of our common stock issuable upon the exercise of the Finder's Warrants at an exercise price of $1.00 per share for a term of three years after this registration statement has been declared effective by the SEC.

As stated above, this prospectus relates, in part, to the resale by certain Selling Shareholders of up to 10,255,000 shares of our common stock underlying the Convertible Notes in a principal amount of $5,860,000, up to 2,930,000 shares of common stock issuable upon the exercise of the Class A Warrants at $1.50 a share, up to 2,930,000 shares of our common stock issuable upon the exercise of the Class B Warrants at $1.25 per share and up to 586,000 shares of our common stock issuable upon the exercise of the Finder's Warrants at $1.00 per share. Each $1,000 of Convertible Notes is convertible into 1,000 shares of our common stock. We have agreed to register shares representing 175% of the common shares currently issuable upon conversion of the Convertible Notes in order to account for potential anti-dilution adjustments.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and is quoted on the National Quotation Bureau/Pink Sheets Electronic Quotation Service under the symbol "LXRS". The last reported sales price per share of our common stock as reported by the National Quotation Bureau/Pink Sheets Electronic Quotation Service on November 17, 2005, was $1.25.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. See "Risk Factors" beginning on page 10 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The date of this prospectus is November ◆ , 2005.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

PAGE
ABOUT THIS PROSPECTUS	9
PROSPECTUS SUMMARY	9
General	9
Our Business	9
The Offering	10
RISK FACTORS	12
Sales Of A Substantial Number Of Shares Of Our Common Stock Into The Public Market By The Selling Stockholders May Result In Significant Downward Pressure On The Price Of Our Common Stock And Could Affect The Ability Of Our Stockholders To Realize The Current Trading Price Of Our Common Stock.	13
The Trading Price Of Our Stock On The Otc Bulletin Board Has Been And May Continue To Fluctuate Significantly And Stockholders May Have Difficulty Reselling Their Shares.	13
Our Business Is Difficult To Evaluate Because We Have A Limited Operating History.	14
We Have A History Of Operating Losses And There Can Be No Assurances We Will Be Profitable In The Future.	14
We Have Received A Going Concern Opinion From Our Independent Auditors Report Accompanying Our December 31, 2004 And 2003 Consolidated Financial Statements.	14
We Will Require Additional Funding In The Future.	14
Our Acquisitions May Not Be Successful.	14
Our Exploratory And Development Drilling And Production Operations May Not Be Successful.	15
A Decline In The Price Of Our Common Stock Could Affect Our Ability To Raise Further Working Capital And Adversely Impact Our Operations.	15
We Are A New Entrant Into The Oil And Gas Industry Without Profitable Operating History And Only Have Proved Developed Producing Future Net Revenue Of $3,446,997 At A 10% Discounted Present Worth.	15
No Assurance Of The Accuracy Of The Estimates Of Oil And Gas Reserves.	16
Unless We Replace Our Oil And Natural Gas Reserves, Our Reserves And Production Will Decline, Which Would Adversely Affect Our Business, Financial Condition And Results Of Operations.	16
Prospects That We Decide To Drill May Not Yield Natural Gas Or Oil In Commercially Viable Quantities.	16
We Are Substantially Dependent On Properties Located In The Arkoma Basin, Which Causes Our Risk To Be Concentrated.	17
Properties That We Buy May Not Produce As Projected And We May Be Unable To Determine Reserve Potential, Identify Liabilities Associated With The Properties Or Obtain Protection From Sellers Against Them.	17
The Potential Profitability Of Oil And Gas Ventures Depends Upon Factors Beyond The Control Of Our Company.	17
We Are Dependent Upon Transportation And Storage Services Provided By Third Parties.	17
Our Results Of Operations Are Dependent Upon Market Prices For Oil And Natural Gas, Which Fluctuate Widely And Are Beyond Our Control.	17
The Oil And Gas Industry In Which We Operate Involves Many Operating Risks That Can Cause Substantial Losses.	18
The Oil And Gas Industry Is Highly Competitive And There Is No Assurance That We Will Be Successful In Acquiring The Leases.	19
There Can Be No Assurance We Will Be Able To Obtain Drilling Equipment To Meet Our Drilling Requirements.	19
The Marketability Of Natural Resources Will Be Affected By Numerous Factors Beyond Our Control Which May Result In Us Not Receiving An Adequate Return On Invested Capital To Be Profitable Or Viable.	19

Oil And Gas Operations Are Subject To Comprehensive Regulation Which May Cause Substantial Delays Or Require Capital Outlays In Excess Of Those Anticipated Causing An Adverse Effect On Our Company.	20
Exploration And Production Activities Are Subject To Certain Environmental Regulations Which May Prevent Or Delay The Commencement Or Continuance Of Our Operations.	20
Any Change To Government Regulation/Administrative Practices May Have A Negative Impact On Our Ability To Operate And Our Profitability.	20
We May Be Unable To Retain Key Employees Or Consultants Or Recruit Additional Qualified Personnel.	20
Our Officers And Directors May Be Subject To Conflicts Of Interest.	20
One Of Our Shareholders May Exercise Voting Power Of More Than 34% Of Our Common Stock.	21
Additional Issuances Of Equity Securities May Result In Dilution To Our Existing Stockholders.	21
Possible Issuance Of Preferred Stock.	21
Our Common Stock Is Classified As A "Penny Stock" Under Sec Rules Which Limits The Market For Our Common Stock.	21
A Majority Of Our Directors And Officers Are Outside The United States, With The Result That It May Be Difficult For Investors To Enforce Within The United States Any Judgments Obtained Against Us Or Any Of Our Directors Or Officers.	21
Nevada Law And Our Articles Of Incorporation May Protect Our Directors From Certain Types Of Lawsuits.	22
FORWARD-LOOKING STATEMENTS	22
USE OF PROCEEDS	22
SELLING SHAREHOLDERS	22
PLAN OF DISTRIBUTION	25
LEGAL PROCEEDINGS	27
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT	27
Directors And Officers	27
Significant Employees Or Consultants	28
Terms Of Office	28
Family Relationships	28
Involvement Of Certain Legal Proceedings	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29
Security Ownership	29
Changes In Control	30
DESCRIPTION OF SECURITIES	30
Authorized Capital Stock	30
INTERESTS OF NAMED EXPERTS AND COUNSEL	31
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	31
DESCRIPTION OF BUSINESS	31
Corporate History	31
Current Business Operations	32
Proposed Acquisition of Oak Hills	32
Coal Bed Methane Gas	33
Competition	33
Government Regulation	33
General	33
Oil & Gas Regulation	34
Drilling and Production	34
Natural Gas Sales Transportation	34
Mineral Act	35
Environmental Regulation	35
Waste Disposal	35

CERCLA	35
Air Emissions	35
Clean Water Act	35
Research And Development Activities	36
Employees	36
WHERE YOU CAN FIND MORE INFORMATION	36
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	36
Plan Of Operation	37
Summary Of Financial Data	37
Results Of Operation	38
For the nine-month period ended September 30, 2005	38
Three-Month Period Ended September 30, 2005 Compared to Three-Month Period Ended September 30, 2004	39
For the fiscal year ended December 31, 2004	40
Liquidity And Capital Resources	40
For the nine-month period ended September 30, 2005	41
For the fiscal year ended December 31, 2004	41
Material Commitments	42
Repayment of Promissory Notes and Accrued Interest	42
Contract with Independent Analyst	43
Further Material Commitments Are Subject To New Funding Arrangements To Be Obtained Or Agreements Not Yet Formalized.	43
Purchase Of Significant Equipment	44
Recent Accounting Pronouncements	44
Application Of Critical Accounting Policies	44
Accounting For Natural Gas And Oil Producing Activities	44
Reserve Estimates	45
Property, Equipment And Depreciation	45
Off-Balance Sheet Arrangements	45
DESCRIPTION OF PROPERTIES	46
Barnett Shale Project	46
Oklahoma Properties	46
Wagnon Lease	46
Coal Creek Prospect	47
Panther Creek Prospect	48
South Lamar Prospect	48
Middlecreek Prospect	48
H-9 Prospect	48
Drilling Activity	48
Production Information	48
Net Production, Average Sales Price And Average Production Costs (Lifting)	49
Gross And Net Productive Gas Wells, Developed Acreage And Overriding Royalty Interests	49
Productive Wells and Developed Acres	49
Developed Acreage Table	49
Undeveloped Acreage	49
Gas Delivery Commitments	50
Drilling Commitments	50
Reserve Information	50
Executive Offices	50
LEGAL MATTERS	50
EXPERTS	51
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	51
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	53
Market For Common Stock	53

Dividend Policy	54
EXECUTIVE COMPENSATION	54
Summary Compensation Table	54
Stock Option Grants	55
Exercise Of Stock Options And Year-End Option Values	55
Stock Option Plan	55
Humphreys Consultation Agreement	56
Compensation Of Directors	56
FINANCIAL STATEMENTS	57
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	107
PART II INFORMATION NOT REQUIRED IN PROSPECTUS INDEMNIFICATION OF OFFICERS AND DIRECTORS	108
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	109
RECENT SALES OF UNREGISTERED SECURITIES	109
EXHIBITS	114
UNDERTAKINGS	115
SIGNATURES	116
POWER OF ATTORNEY	116

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ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement. The selling shareholders (the "Selling Shareholders") may sell some or all of their shares in transactions from time to time.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely upon it. You should assume that the information appearing in this prospectus, as well as the information we file with the Securities and Exchange Commission ("SEC") and incorporate by reference in this prospectus is accurate only as of the date of the documents containing the information. As used in this prospectus, the terms "we", "us", "our", the "Company", and "Lexington" mean Lexington Resources, Inc. and our wholly-owned subsidiary, Lexington Oil & Gas Ltd. Co., unless otherwise indicated. All dollar amounts refer to United States dollars unless otherwise indicated.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

General

Lexington Resources, Inc. was incorporated under the laws of the State of Nevada in 1996 under the name "All Wrapped Up, Inc." During 1997, the Company changed it name to "Intergold Corporation" and was engaged in the business of exploration of gold and precious metals in the United States. On November 20, 2003 we filed an amendment to our Articles of Incorporation changing our name to "Lexington Resources, Inc."

On November 19, 2003, Intergold Corporation (now known as Lexington Resources, Inc.), Lexington Oil & Gas Ltd. Co., an Oklahoma limited liability company, and the shareholders of Lexington, entered into a share exchange agreement. Pursuant to the terms of the share exchange agreement, we acquired from the Lexington Oil & Gas Ltd. Co. shareholders 100% of the issued and outstanding shares of common stock of Lexington Oil & Gas Ltd. Co. and issued 3,000,000 pre-stock split shares of our common stock to the Lexington Oil & Gas Ltd. Co. shareholders in proportion to their respective holdings in Lexington Oil & Gas Ltd. Co.

In accordance with the terms of the share exchange agreement: (i) Lexington Oil & Gas Ltd. Co. became our wholly-owned subsidiary; (ii) we changed our name to "Lexington Resources, Inc." and our trading symbol to "LXRS"; and (iii) our sole business operations are as a natural resource exploration company engaged in the acquisition and development of oil and natural gas properties in the United States.

This acquisition has been accounted for as a reverse acquisition with Lexington Oil & Gas Ltd. Co. being treated as the accounting parent and Lexington Resources, Inc., the legal parent, being treated as the accounting subsidiary. Accordingly, our consolidated results of operations include those of Lexington Oil & Gas Ltd. Co. for the period from its inception on September 29, 2003 and those of Lexington Resources, Inc. since the date of the reverse acquisition.

Our executive offices are located at 7473 West Lake Mead Road Las Vegas, Nevada, U.S.A., 89128, and our telephone number is (702) 382-5139.

Our Business

We are a natural resource exploration and production company currently engaged in the exploration, acquisition and development of oil and gas properties in the United States. We hold an 80% working interest and a 75% net revenue interest in approximately 590 gross acres of a gas lease located in Pittsburg County, Oklahoma (the Wagnon Lease) and have drilled, completed, and are producing gas from four wells drilled on this lease.

In June 2005 we entered into an agreement (subsequently amended on July 14, 2005) giving us the right to acquire up to a 100% working interest and up to a 70% net revenue interest in approximately 3,600 net leasehold acres in the Barnett Shale Project in the Jack and Palo Pinto Counties in the State of Texas. In September 2005 we acquired approximately 2,325 net leasehold acres in the Barnett Shale Project.

During fiscal 2004 we consummated the acquisition of prospects in the Arkoma Basin in the State of Oklahoma, including: 1,932 gross leasehold acres in the Coal Creek Prospect, 292 gross acres in the Panther Creek Prospect, 320 gross acres in the Middlecreek Prospect, 1,144 gross acres in the South Lamar Prospect, and 5,170 gross acres in the in the H-9 Prospect.

We hold an 85% working interest and a 79% net revenue interest in approximately 1932 gross acres on the Coal Creek Prospect. We have drilled, completed, and are producing gas from two wells drilled on this lease.

We hold a 90% working interest and a 81% net revenue interest in approximately 292 gross acres on the Panther Prospect. On January 25, 2005, we entered into a joint operating agreement to participate in one of three proposed wells to be drilled in the vicinity of our leases in the Panther Creek Prospect with Newfield Exploration Mid-Continent Inc., a subsidiary of Newfield Exploration Company. This well has been drilled, completed and is producing gas.

We currently have an aggregate of approximately 2,814 gross developed and 8,959 gross undeveloped acres pursuant to leases and/or concessions.

The Offering
Securities Offered

  the resale by certain Selling Shareholders, and their transferees, donees or successors of, 233,000 common stock purchase warrants (the "Warrants") to purchase shares of our common stock at an exercise price of $3.00 per share, which relate to promissory notes issued between June 1, 2005 and August 22, 2005 and which expire on May 31, 2010;

  the resale by certain Selling Shareholders, and their transferees, donees or successors of, 233,000 shares of our common stock issuable upon the exercise of the Warrants at an exercise price of $3.00 per share expiring on May 10, 2010;

  the resale by a certain Selling Shareholder, and its transferee, donee or successor of, of 200,000 shares of our common stock issued on August 25, 2005, which relate to a settlement agreement executed on August 25, 2005;

  the resale by certain Selling Shareholders, and their transferees, donees or successors of, of up to 10,255,000 shares of our common stock issuable upon the conversion of secured convertible notes (the "Convertible Notes") issued on September 16, 2005 and October 11, 2005;

  the resale by certain Selling Shareholders, and their transferees, donees or successors of, 2,930,000 Class A common stock purchase warrants (the "Class A Warrants") to purchase shares of our common stock at an exercise price of $1.50 per share, which relate to the issuance of the Convertible Notes. The Class A Warrants are exercisable for a term of three years after a registration statement filed by us for the resale of the shares of common stock underlying the Class A Warrants has been declared effective by the SEC;

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of 2,930,000 shares of our common stock issuable upon the exercise of Class A Warrants to purchase shares of our common stock at an exercise price of $1.50 per share for a term of three years after this registration statement has been declared effective by the SEC;

  the resale by certain Selling Shareholders, and their transferees, donees or successors of, 2,930,000 Class B common stock purchase warrants (the "Class B Warrants") to purchase shares of our common stock at an exercise price of $1.25 per share, which relate to the issuance of the Convertible Notes. The Class B Warrants are exercisable for a term of one year after a registration statement filed by us for the resale of the shares of common stock underlying the Class B Warrants has been declared effective by the SEC;

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of 2,930,000 shares of our common stock issuable upon the exercise of the Class B Warrants at an exercise price of $1.25 per share for a term of one year after this registration statement has been declared effective by the SEC;

  The resale by a certain Selling Shareholder, and its transferee, donee or successor of, 586,000 finder's common stock purchase warrants (the "Finder's Warrants") to purchase shares of our common stock at an exercise price of $1.00 per share, which relate to the issuance of the Convertible Notes. The Finder's Warrants are exercisable for a term of three years after a registration statement filed by us for the resale of the shares of common stock underlying the Finder's Warrants has been declared effective by the SEC; and

  the resale by a certain Selling Shareholder, and its transferee, donee or successor, of 586,000 shares of our common stock issuable upon the exercise of the Finder's Warrants at an exercise price of $1.00 per share for a term of three years after this registration statement has been declared effective by the SEC.

Common Stock outstanding after the Offering	Up to 34,737,405 shares. There were 17,603,405 shares of our common stock issued and outstanding as at November 17, 2005.
The Warrants, the Class A Warrants, the Class B Warrants and the Finder's Warrants

The Warrants give the holders the option to purchase up to 233,000 shares of our common stock at an exercise price of $3.00 per share and are exercisable until May 31, 2010.

The Class A warrants and Class B warrants contain provisions for specified anti-dilution adjustments. The Class A warrants give the holders the option to purchase 2,930,000 shares of our common stock at an exercise price of $1.50 per share and are exercisable for a term of three years after a registration statement filed by us for the resale of the shares of common stock underlying the Class A warrants has been declared effective by the SEC. The Class B warrants give the holders the option to purchase 2,930,000 shares of our common stock at an exercise price of $1.25 per share and are exercisable for a term of one year after a registration statement filed by us for the resale of the shares of common stock underlying the Class B Warrants has been declared effective by the SEC.

The Finder's Warrants also contain provisions for specified anti-dilution adjustments. The Finder's Warrants give the holder the option to purchase 586,000 shares of our common stock at an exercise price of $1.00 per share and are exercisable for a term of three years after a registration statement filed by us for the resale of the shares of common stock underlying the Finder's Warrants has been declared effective by the SEC

Offering Price	The Selling Shareholders can sell the shares at any price.
Use of Proceeds

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Shareholders. We will not receive any proceeds from the sale of shares by the Selling Shareholders, except through the exercise of warrants under certain conditions. However, we will receive proceeds upon the exercise of any warrants that may be exercised by the Selling Shareholders. These funds will be used for ongoing operations.

Market for our Common Stock

Our common stock is quoted on the National Quotation Bureau/Pink Sheets Electronic Quotation Service, under the trading symbol "LXRS". The market for our common stock is highly volatile. We can provide no assurance that there will be a market in the future for our common stock.

The above information regarding common stock to be outstanding after the offering is based on 17,603,405 shares of common stock outstanding as of November 17, 2005 and assumes the subsequent conversion of the aggregate sum of $5,860,000 in issued Convertible Notes and the exercise of Warrants, Class A Warrants and Class B Warrants by our Selling Shareholders.

In September and October of 2005 we issued secured and Convertible Notes pursuant to a private placement with certain accredited investors, in reliance on Rule 506 promulgated under Section 4(2) of the Securities Act, for aggregate gross proceeds of $5,860,000. The transaction costs associated with this private placement were approximately $614,050 (comprised of introduction and legal fees). In that regard we issued: (i) an aggregate of $5,860,000 in secured, convertible two-year promissory notes bearing 8% interest; (ii) for every two shares of our common stock purchasable in accordance with the conversion provisions of the Convertible Notes, one Class A Warrant, for an aggregate of 2,930,000 Class A Warrants, to purchase a share of our common stock at an exercise price of $1.50 per share for a three-year term after this registration statement has been declared effective by the SEC; (iii) for every two shares of our common stock purchasable in accordance with the conversion provisions of the Convertible Notes, one Class B Warrant, for an aggregate of 2,930,000 Class B Warrants, to purchase an additional share of our common stock at an exercise price of $1.25 per share for a one-year term after this registration statement has been declared effective by the SEC; and (iv) 586,000 Finder's Warrants to purchase shares of our common stock at an exercise price of $1.00 per share for a term of three years after this registration statement has been declared effective by the SEC.

In accordance with the terms of the Convertible Notes, and by way of example, for each $1,000 of principal and interest that is converted the holder will now receive 1,000 of our shares of our common stock on a fully diluted basis as of the last day preceding the conversion date. For the purposes of this calculation only, "fully diluted basis" includes all of the shares of our common stock issuable upon conversion of all of the Convertible Notes issued in that private placement as if all such Convertible Notes were fully converted on the closing date of the private placement, however, shall not thereafter include shares of common stock issued upon the actual conversion of such Convertible Notes and the exercise of the related Class A Warrants, Class B Warrants and Finder's Warrants.

See "Recent Sales of Unregistered Securities" for a further description of the Convertible Notes and the related Class A Warrants, Class B Warrants and Finder's Warrants.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are all of the material risks that we are currently aware of that are facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize the current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 17,603,405 shares of our common stock issued and outstanding as at November 17, 2005. When this registration statement is declared effective, the Selling Stockholders will be able to resell up to 17,134,000 shares of our common stock. As a result, a substantial number of our shares of common stock may be issued and may be available for immediate resale, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the Selling Stockholders may lose some or all of their investment.

Further, to the extent any of the Selling Stockholders exercise any of the Warrants, Class A Warrants, Class B Warrants or Finder's Warrants, and then resell the shares of common stock issued to them upon such exercise (subject to applicable securities law restrictions), the price of our common stock may decrease due to the additional shares of common stock in the market.

As of November 17, 2005, there were 10,366,640 outstanding shares of our common stock that are restricted securities as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). Although the Securities Act and Rule 144 place certain prohibitions on the sale of restricted securities, restricted securities may be sold into the public market under certain conditions. Further, as of November 17, 2005, there are an aggregate of 8,628,000 options and warrants outstanding.

Any significant downward pressure on the price of our common stock as the Selling Shareholders sell their shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

The trading price of our stock on the OTC Bulletin Board has been and may continue to fluctuate significantly and stockholders may have difficulty reselling their shares.

Our common stock has traded as low as $0.17 and as high as $7.46 (adjusted for pre-split share prices on a three new shares for one old share basis effected on January 28, 2004). In addition to volatility associated with Bulletin Board securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock:

  changes in the world wide price for oil or natural gas;

  disappointing results from our discovery or development efforts;

  failure to meet our revenue or profit goals or operating budget;

  decline in demand for our common stock;

  downward revisions in securities analysts' estimates or changes in general market conditions;

  technological innovations by competitors or in competing technologies;

  lack of funding generated for operations;

  investor perception of our industry or our prospects; and

  general economic trends.

In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to resell their shares at a fair price and you may lose all or part of your investment.

Our business is difficult to evaluate because we have a limited operating history.

In considering whether to invest in our common stock, you should consider that there is only limited historical financial and operating information available on which to base your evaluation of our performance. Our inception was September 29, 2003 and, as a result, we have a limited operating history.

We have a history of operating losses and there can be no assurances we will be profitable in the future.

We have a history of operating losses, expect to continue to incur losses, and may never be profitable, and we must be considered to be in the development stage. Further, we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We have incurred losses totaling approximately $6,092,689 for the fiscal year ended December 31, 2004. As of December 31, 2004, we had an accumulated deficit of $7,568,155 and a working capital deficit of $382,953. Further, we do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

  the costs to acquire additional leases are more than we currently anticipate;

  drilling and completion costs for additional wells increase beyond our expectations; or

  we encounter greater costs associated with general and administrative expenses or offering costs.

Our development of and participation in an increasingly larger number of oil and gas prospects has required and will continue to require substantial capital expenditures. The uncertainty and factors described throughout this section may impede our ability to economically find, develop, exploit, and acquire natural gas and oil reserves. As a result, we may not be able to achieve or sustain profitability or positive cash flows from operating activities in the future.

We have received a going concern opinion from our independent auditors report accompanying our December 31, 2004 and 2003 consolidated financial statements.

The independent auditor's report accompanying our December 31, 2004 and 2003 consolidated financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The consolidated financial statements have been prepared "assuming that the Company will continue as a going concern," which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business. Our ability to continue as a going concern is dependent on raising additional capital to fund our operations and ultimately on generating future profitable operations. There can be no assurance that we will be able to raise sufficient additional capital or eventually have positive cash flow from operations to address all of our cash flow needs. If we are not able to find alternative sources of cash or generate positive cash flow from operations, our business and shareholders will be materially and adversely affected.

We will require additional funding in the future.

Based upon our historical losses from operations, we will require additional funding in the future. If we cannot obtain capital through financings or otherwise, our ability to execute our development plans and achieve production levels will be greatly limited. Our current development plans require us to make capital expenditures for the exploration and development of our oil and natural gas properties. Historically, we have funded our operations through the issuance of equity and short-term debt financing arrangements. We may not be able to obtain additional financing on favorable terms, if at all. Our future cash flows and the availability of financing will be subject to a number of variables, including potential production and the market prices of oil and natural gas. Further, debt financing could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations. If we are unable to raise additional funds, it would have a material adverse effect upon our operations.

Our acquisitions may not be successful.

As part of our growth strategy, we intend to acquire additional oil and gas production properties. Such acquisitions may pose substantial risks to our business, financial condition, and results of operations. In pursuing acquisitions, we will compete with other companies, many of which have greater financial and other resources to acquire attractive properties. Even if we are successful in acquiring additional properties, some of the properties may not produce revenues at anticipated levels or failure to conduct drilling on prospects within specified time periods may cause the forfeiture of the lease in that prospect. There can be no assurance that we will be able to successfully integrate acquired properties, which could result in substantial costs and delays or other operational, technical, or financial problems. Further, acquisitions could disrupt ongoing business operations. If any of these events occur, it would have a material adverse effect upon our operations and results from operations.

Our exploratory and development drilling and production operations may not be successful.

We intend to drill additional wells and continue production operations on our current wells. There can be no assurance that our future drilling activities will be successful, and we cannot be sure that our overall drilling success rate or our production operations within a particular area will not decline. We may not recover all or any portion of our capital investment in the wells or the underlying leaseholds. Unsuccessful drilling activities would have a material adverse effect upon our results of operations and financial condition. The cost of drilling, completing, and operating wells is often uncertain, and a number of factors can delay or prevent drilling operations including: (i) unexpected drilling conditions; (ii) pressure or irregularities in formation; (iii) equipment failures or accidents; (iv) adverse weather conditions; and (iv) shortages or delays in availability of drilling rigs and delivery of equipment.

Further, the coal beds in the Arkoma Basin in the State of Oklahoma from which we produce methane gas frequently contain water, which may hamper our ability to produce gas in commercial quantities. The amount of coal bed methane that can be commercially produced depends upon the coal quality, the original gas content of the coal seam, the thickness of the seam, the reservoir pressure, the rate at which gas is released from the coal, and the existence of any natural fractures through which the gas can flow to the well bore. However, coal beds frequently contain water that must be removed in order for the gas to detach from the coal and flow to the well bore. The average life of a coal bed well is only five to six years. Our ability to remove and dispose of sufficient quantities of water from the coal seam will determine whether or not we can produce coal bed methane in commercial quantities.

There is no guarantee that the potential drilling locations that we have or acquire in the future will ever produce natural gas or oil, which could have a material adverse effect upon our results of operations.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise additional capital for our operations. Because our operations to date have been principally financed through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plan and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

We are a new entrant into the oil and gas industry without profitable operating history and only have proved developed producing future net revenue of $3,446,997 at a 10% discounted present worth.

Since September 29, 2003 (inception), our activities have been limited to organizational efforts, obtaining working capital and acquiring and developing a very limited number of properties. As a result, there is limited information regarding production or revenue generation. Further, a Reserve and Economic Evaluation dated September 9, 2004 prepared by Fletcher Lewis Engineering, Inc. shows proved developed producing future net revenue of $3,446,997 at a 10% discounted present worth. As a result, our future revenues may be limited.

The Wagnon Lease is the oil and gas property where most of our drilling capital resources have been employed. This prospect is still in the development stage, and estimates made at this time by our contracted independent reservoir engineer as to proved or probable oil and natural gas reserves cannot be guaranteed that sufficient reserves will be maintained or new reserves discovered for production. Although four wells have been drilled on the Wagnon Lease to date, two wells on our Coal Creek Lease, and one well on our Panther Creek Lease, the absence of a sustained production history provides risk regarding independent reserve estimates. Property lease positions in other locations that have been purchased by the Company are unproven, having little to no production, which prevents our engineers from assigning any proved or probable reserves to these other properties.

No assurance of the accuracy of the estimates of oil and gas reserves.

We have obtained a report on the estimated reserves on our leases on the Wagnon Lease. Reserve estimates are based upon various assumptions, including assumptions relating to oil and gas prices, drilling and operating expenses, production levels and rates of decline, capital expenditures, taxes and availability of funds. No one can measure underground accumulations of oil and natural gas in an exact way. As a result, estimated quantities of proved reserves, projections of future production rates, and the timing of development expenditures may be incorrect. Any significant variance from these assumptions to actual figures could greatly affect our estimates of reserves, the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, the classifications of reserves based on risk of recovery, and estimates of the future net cash flows.

Further, the present value of future net cash flows from our proved reserves is not necessarily the same as the current market value of our estimated oil and natural gas reserves. Actual future net cash flows from our oil and natural gas properties also will be affected by factors such as:

  actual prices we receive for oil and natural gas;

  the amount and timing of actual production;

  the amount and timing of operating costs incurred;

  supply of and demand for oil and natural gas; and

  changes in governmental regulations or taxation.

The timing of both our production and our incurrence of expenses in connection with the development and production of oil and natural gas properties will affect the timing of actual future net cash flows from proved reserves, and thus their actual present value. In addition, the 10% discount factor used when calculating discounted future net cash flows may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with us or the oil and natural gas industry in general. Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves will most likely vary from those estimates and any significant variance could have a material adverse effect on our future results from operations.

Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our business, financial condition and results of operations.

Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Thus, our future oil and natural gas reserves and production and, therefore, our cash flow and income are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. We may not be able to develop, find or acquire additional reserves to replace our current and future production at acceptable costs.

Prospects that we decide to drill may not yield natural gas or oil in commercially viable quantities.

We describe some of our current prospects in this prospectus. Our prospects are in various stages of evaluation, ranging from a prospect that is ready to drill to a prospect that will require substantial additional seismic data processing and interpretation. However, the use of seismic data and other technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling and testing whether natural gas or oil will be present or, if present, whether natural gas or oil will be present in sufficient quantities to recover drilling or completion costs or to be economically viable. If we drill additional wells that we identify as dry holes in our current and future prospects, our drilling success rate may decline and materially harm our business. In sum, the cost of drilling, completing and operating any wells is often uncertain and new wells may not be productive.

We are substantially dependent on properties located in the Arkoma Basin, which causes our risk to be concentrated.

All of our producing wells and leases are located in the Arkoma Basin in the State of Oklahoma. As a result, we may be disproportionately exposed to the impact of delays or interruptions of production from these wells caused by significant governmental regulation, transportation capacity constraints, curtailment of production or interruption of transportation of natural gas produced from the wells in this basin.

Properties that we buy may not produce as projected and we may be unable to determine reserve potential, identify liabilities associated with the properties or obtain protection from sellers against them.

One of our growth strategies is to capitalize on opportunistic acquisitions of oil and natural gas reserves. However, our reviews of acquired properties are inherently incomplete because it generally is not feasible to review in depth every individual property involved in each acquisition. A detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential. Further, environmental problems, such as ground water contamination, are not necessarily observable even when an inspection is undertaken. Acquiring properties with liabilities would have a material adverse effect upon our results of operations.

The potential profitability of oil and gas ventures depends upon factors beyond the control of our company.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These and other changes and events may materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas, which may be acquired or discovered will be affected by numerous factors beyond our control. These factors include, but are not limited to, the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. These factors cannot be accurately predicted and the combination of these factors may result in us not receiving an adequate return on our invested capital.

We are dependent upon transportation and storage services provided by third parties.

We will be dependent on the transportation and storage services offered by various interstate and intrastate pipeline companies for the delivery and sale of our gas supplies. Both the performance of transportation and storage services by interstate pipelines and the rates charged for such services are subject to the jurisdiction of the Federal Energy Regulatory Commission or state regulatory agencies. An inability to obtain transportation and/or storage services at competitive rates could hinder our processing and marketing operations and/or affect our sales margins.

Our results of operations are dependent upon market prices for oil and natural gas, which fluctuate widely and are beyond our control.

Our revenue, profitability, and cash flow depend upon the prices and demand for oil and natural gas. The markets for these commodities are very volatile and even relatively modest drops in prices can significantly affect our financial results and impede our growth. Prices received also will affect the amount of future cash flow available for capital expenditures and may affect our ability to raise additional capital. Lower prices may also affect the amount of natural gas and oil that can be economically produced from reserves either discovered or acquired.

  factors that can cause price fluctuations include:

  the level of consumer product demand;

  weather conditions;

  domestic and foreign governmental regulations;

  the price and availability of alternative fuels;

  technical advances affecting energy consumption;

  proximity and capacity of oil and gas pipelines and other transportation facilities;

  political conditions in natural gas and oil producing regions;

  the domestic and foreign supply of natural gas and oil;

  the ability of members of Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

  the price of foreign imports; and

  overall domestic and global economic conditions.

The availability of a ready market for our oil and gas depends upon numerous factors beyond our control, including the extent of domestic production and importation of oil and gas, the relative status of the domestic and international economies, the proximity of our properties to gas gathering systems, the capacity of those systems, the marketing of other competitive fuels, fluctuations in seasonal demand and governmental regulation of production, refining, transportation and pricing of oil, natural gas and other fuels.

The oil and gas industry in which we operate involves many operating risks that can cause substantial losses.

Our drilling activities are subject to many risks, including the risk that we will not discover commercially productive reservoirs. Drilling for oil and natural gas can be unprofitable, not only from dry holes, but from productive wells that do not produce sufficient revenues to return a profit. In addition, our drilling and producing operations may be curtailed, delayed or cancelled as a result of other factors, including:

  fires;

  explosions;

  blow-outs and surface cratering;

  uncontrollable flows of underground natural gas, oil, or formation water;

  natural disasters;

  facility and equipment failures;

  title problems;

  shortages or delivery delays of equipment and services;

  abnormal pressure formations; and

  environmental hazards such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases.

If any of these events occur, we could incur substantial losses as a result of:

  injury or loss of life;

  severe damage to and destruction of property, natural resources or equipment;

  pollution and other environmental damage;

  clean-up responsibilities;

  regulatory investigation and penalties;

  suspension of our operations; or

  repairs necessary to resume operations.

If we were to experience any of these problems, it could affect well bores, gathering systems and processing facilities, any one of which could adversely affect our ability to conduct operations. We may be affected by any of these events more than larger companies, since we have limited working capital. We currently maintain $2 million of liability insurance on bodily injury per year, for up to 25 wells, which includes coverage for pollution, environmental damage and chemical spills. However, for some risks, we may elect not to obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could adversely affect operations. Moreover, we cannot provide assurance that we will be able to maintain adequate insurance in the future at rates considered reasonable.

The oil and gas industry is highly competitive and there is no assurance that we will be successful in acquiring the leases.

The oil and natural gas industry is intensely competitive, and we compete with other companies that have greater resources. Many of these companies not only explore for and produce oil and natural gas, but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low oil and natural gas market prices. Our larger competitors may be able to absorb the burden of present and future federal, state, local and other laws and regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects and producing oil and natural gas properties.

There can be no assurance we will be able to obtain drilling equipment to meet our drilling requirements.

There is currently a high demand for drilling equipment in the Arkoma Basin in the State of Oklahoma. We have experienced delays in the past in obtaining drilling rigs due to the high drilling demand in the Arkoma Basin where we have been concentrating our coal bed methane and other gas targeted production and leasing programs. While we have entered into a drilling agreement with Oak Hills Drilling and Operating, LLC to drill a ten well program, there can be no assurance that we will be able to obtain the requisite drilling equipment to meet our planned drilling initiatives according to our timetable. In the event that we are unable to obtain drilling equipment to conduct our exploration operations, it could have a material adverse effect upon our business and our results of operations.

The marketability of natural resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, state, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend material amounts on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

We believe that our operations comply, in all material respects, with all applicable environmental regulations. However, we are not fully insured against all possible environmental risks.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

We may be unable to retain key employees or consultants or recruit additional qualified personnel.

Our extremely limited personnel means that we would be required to spend significant sums of money to locate and train new employees in the event any of our employees resign or terminate their employment with us for any reason. Due to our limited operating history and financial resources, we are entirely dependent on the continued service of Grant Atkins, our Chief Executive Officer, and Douglas Humphreys, Drilling Operations Manager of Lexington Oil & Gas Ltd. Co. Further, we do not have key man life insurance on either of these individuals. We may not have the financial resources to hire a replacement if one or both of our officers were to die. The loss of service of either of these employees could therefore significantly and adversely affect our operations.

Our officers and directors may be subject to conflicts of interest.

Our officers and directors serve only part time and are subject to conflicts of interest. Each of our executive officers and directors serves only on a part time basis. Each devotes part of his working time to other business endeavors, including consulting relationships with other oil and gas entities, and has responsibilities to these other entities. Such conflicts include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to the company. Because of these relationships, our officers and directors will be subject to conflicts of interest.

One of our shareholders may exercise voting power of more than 34% of our common stock.

Orient Exploration, Inc. ("Orient Exploration") owns 6,000,000 shares of our common stock, or 34.1% of our outstanding common stock as of November 17, 2005. Due to its stock ownership, Orient Exploration may be in a position in combination with others to effect control to elect our Board of Directors and, therefore, to control our business and affairs, including certain significant corporate actions such as acquisitions, the sale or purchase of assets, and the issuance and sale of our securities. Further, Orient Exploration may be able to prevent or cause a change in control. We also may be prevented from entering into transactions that could be beneficial to us without Orient Exploration's consent. The interest of our largest shareholder may differ from the interests of other shareholders.

Additional issuances of equity securities may result in dilution to our existing stockholders.

Our Articles of Incorporation authorize the issuance of 200,000,000 shares of common stock and 75,000,000 shares of preferred stock. The board of directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire shares of our common stock from the Selling Shareholders, your proportionate ownership interest and voting power will be decreased accordingly. Further, any such issuance could result in a change of control.

Possible issuance of preferred stock.

We are authorized to issue up to 75,000,000 shares of preferred stock. The preferred stock may be issued in one or more series; the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders, and may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions as determined by the Board of Directors. Although we have no present plans to issue any shares of preferred stock, the issuance of preferred stock in the future could adversely affect the rights of the holders of common stock and reduce the value of the common stock.

Our common stock is classified as a "penny stock" under sec rules which limits the market for our common stock.

Because our stock is not traded on a stock exchange or on the NASDAQ National Market or the NASDAQ Small Cap Market, and because the market price of the common stock is less than $5 per share, the common stock is classified as a "penny stock." Our stock has not traded above $5 per share since June 28, 2004. SEC Rule 15g-9 under the Exchange Act imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customers concerning the risk of penny stocks. Many broker-dealers decline to participate in penny stock transactions because of the extra requirements imposed on penny stock transactions. Application of the penny stock rules to our common stock reduces the market liquidity of our shares, which in turn affects the ability of holders of our common stock to resell the shares they purchase, and they may not be able to resell at prices at or above the prices they paid.

A majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the united states any judgments obtained against us or any of our directors or officers.

A majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on our directors or officers, or enforce within the United States or Canada any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Canadian court predicated upon the civil liability provisions of the securities laws of the United States. The foregoing risks also apply to those experts identified in this prospectus that are not residents of the United States.

Nevada law and our Articles of Incorporation may protect our directors from certain types of lawsuits.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which involve substantial risks and uncertainties. Words such as "anticipate", "believe", "expect", "future", "may", "will", "should", "plan", "will likely result", "intend", "are expected to", "will continue", " is anticipated", "estimate", "project or projected", and similar expressions identify forward-looking statements. Accordingly, such statements are qualified in their entirety by reference to and are accompanied by the following discussion of certain important factors that could cause actual results to differ materially from such forward-looking statements. These statements are based on our beliefs and the assurances made using information currently available to us. Because these statements reflect its current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual results could differ materially from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the risk factors. A reader should not place undue reliance on these forward-looking statements. A reader should also remember that these statements are made only as of the date of this report and future events may cause them to be less likely to prove to be true.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock offered by the Selling Shareholders under this prospectus. There are warrants covered by this prospectus. If these warrants were exercised, the maximum we would receive are gross proceeds of approximately $9,342,500.

If the resale of the shares of common stock acquired under any of the Class A Warrants, Class B Warrants or Finder's Warrants fails to be registered pursuant to an effective registration statement under the Securities Act, each such warrant may effect a cashless exercise, including a calculation of the number of shares of common stock to be issued upon such exercise. In the event of a cashless exercise, in lieu of paying the exercise price in cash, the holder is required to surrender the warrant for that number of shares of common stock determined by multiplying the number of warrant shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current market price per share of the common stock and the exercise price, and the denominator of which shall be the then current market price per share of common stock. For example, if the holder is exercising 100,000 warrants with a per warrant exercise price of $0.75 per share through a cashless exercise when the common stock's current market price per share is $2.00 per share, the holder will receive 62,500 shares of common stock.

The proceeds, if any, that we receive from the exercise of warrants will be used for working capital in support of the growing business.

SELLING SHAREHOLDERS

The Selling Shareholders may offer and sell, from time to time, any or all of the common stock issued and the common stock issuable to them upon exercise of the common stock purchase warrants. We will not receive any proceeds from the resale of our common stock by the Selling Shareholders. Because the Selling Shareholders may offer all or only some portion of the 17,134,000 shares of common stock and underlying common stock purchase warrants to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the Selling Shareholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the Selling Shareholders, to the best of the Company's knowledge, as of November 17, 2005, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the Selling Shareholder. To our knowledge none of the Selling Shareholders is either an underwriter, a broker-dealer or an affiliate of an underwriter or a broker-dealer.
Name of Selling Shareholder(1)	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Number of Shares Owned After Offering and Percentage Total of the Issued and Outstanding
			Shares Owned	Percentage of Issued and Outstanding
Various Private Placements - June to August 2005
Vincenzo Aballini(2)	120,000	120,000	Nil	Nil
Newport Capital Corp.(3)	113,000	113,000	Nil	Nil
C.K. Cooper & Company Inc.(4)	200,000	200,000	Nil	Nil
Convertible Notes - September 2005(5)
Alpha Capital Aktiengesellschaft(6)	1,000,000	1,375,000	Nil	Nil
Whalehaven Capital Fund Limited(7)	1,000,000	1,375,000	Nil	Nil
Monarch Capital Fund Ltd.(8)	400,000	550,000	Nil	Nil
Harborview Master Fund LP(9)	300,000	412,500	Nil	Nil
Nite Capital LP(10)	400,000	550,000	Nil	Nil
Paul Masters IRA	100,000	137,500	Nil	Nil
BL Cubed LLC(11)	200,000	275,000	Nil	Nil
Enable Opportunity Partners LP(12)	200,000	275,000	Nil	Nil
Enable Growth Partners LP(13)	1,000,000	1,375,000	Nil	Nil
SRG Capital, LLC(14)	600,000	825,000	Nil	Nil
Double U Master Fund LP(15)	1,500,000	2,062,500	Nil	Nil
Platinum Long Term Growth I, LLC(16)	500,000	687,500	Nil	Nil
Truk Opportunity Fund, LLC(17)	552,000	759,000	Nil	Nil
Truk International Fund, LP(18)	48,000	66,000	Nil	Nil
Hasenfeld-Stein, Inc. - Pension Trust(19)	200,000	275,000	Nil	Nil
Nachum Stein	100,000	137,500	Nil	Nil
HSI Partnership(20)	100,000	137,500	Nil	Nil
Ellis International Ltd.(21)	200,000	275,000	Nil	Nil
Midtown Partners, Inc.(22)	270,000	371,250	Nil	Nil
RHP Master Fund, Ltd.(23)	1,000,000	1,375,000	Nil	Nil
First Mirage, Inc.(24)	200,000	275,000	Nil	Nil
Silver Oak Investments, Inc.(25)	500,000	687,500	Nil	Nil
DKR Soundshore Oasis Holding Fund Ltd.(26)	500,000	687,500	Nil	Nil
Cape May Investors, Inc.(27)	50,000	68,750	Nil	Nil
Generation Capital Associates(28)	300,000	412,500	Nil	Nil
The Hart Organization Corp.(29)	200,000	275,000	Nil	Nil

Name of Selling Shareholder(1)	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Number of Shares Owned After Offering and Percentage Total of the Issued and Outstanding
			Shares Owned	Percentage of Issued and Outstanding
Notzer Chesed Corp.(30)	300,000	412,500	Nil	Nil
Finder's Warrant shares - September 2005(31)
Tuva Financial S.A.(32)	586,000	586,000	Nil	Nil
Totals	12,739,000	17,134,000

    Unless otherwise indicated hereinbelow, we are informed that each Selling Shareholder has sole dispostive and voting power with respect to their shares of common stock owned.

    Represents 120,000 Warrants exercisable into 120,000 shares of our common stock at an exercise price of $3.00 per share until May 31, 2010.

    Represents 113,000 Warrants exercisable into 113,000 shares of our common stock at an exercise price of $3.00 per share until May 31, 2010. We are informed that Brent Pierce exercises dispositive and voting power with respect to the shares of common stock owned by Newport Capital Corp.

    Represents 200,000 shares regarding a settlement agreement between Lexington and C.K. Cooper & Company, Inc. We are informed that Alexander G. Montano exercises dispositive and voting power with respect to the shares of common stock owned by C.K. Cooper & Company, Inc.

    Represents Convertible Notes; with each $1,000 face value of Convertible Notes being convertible into 1,000 shares of our common stock (approximately 59.85% of the shares to be offered) and shares of our common stock issuable pursuant to the exercise of the Class A Warrants and the Class B Warrants (approximately 34.20% of the shares to be offered). We have agreed to register shares representing 175% of the common shares currently issuable upon conversion of the Convertible Notes in order to account for potential anti-dilution adjustments. The Class A Warrants are exercisable into 2,930,000 shares of our common stock at an exercise price of $1.50 per share for a period of three years from the date that this registration statement is declared effective by the SEC. The Class B Warrants are exercisable into 2,930,000 shares of our common stock at an exercise price of $1.25 per share for a period of one year from the date that this registration statement is declared effective by the SEC.

    We are informed that Konrad Ackerman and Rwiner Posch exercise dispositive and voting power with respect to the shares of common stock owned by Alpha Capital Aktiengesellschaft.

    We are informed that Evan Schemenauer, Arthur Jones and Jennifer Kelly exercise dispositive and voting power with respect to the shares of common stock owned by Whalehaven Capital Fund Limited.

    We are informed that Joseph Franck exercises dispositive and voting power with respect to the shares of common stock owned by Monarch Capital Fund Ltd.

    We are informed that Richard Rosenblum and David Stefansky exercise dispositive and voting power with respect to the shares of common stock owned by Harborview Master Fund LP.

    We are informed that Keith Goodman and Ken Wruk exercise dispositive and voting power with respect to the shares of common stock owned by Nite Capital LP.

    We are informed that Mel E. Lifshitz exercises dispositive and voting power with respect to the shares of common stock owned by BL Cubed LLC.

    We are informed that Mitch Levine exercises dispositive and voting power with respect to the shares of common stock owned by Enable Opportunity Partners LP.

    We are informed that Mitch Levine exercises dispositive and voting power with respect to the shares of common stock owned by Enable Growth Partners LP.

    We are informed that Edwin Mecabe and Tai May Lee exercise dispositive and voting power with respect to the shares of common stock owned by SRG Capital, LLC.

    We are informed that, through Navigator Management Ltd., the following exercise dispositive and voting power with respect to the shares of common stock owned by Double U Master Fund LP: David K. Simms, alone in all instances; and any two of the following: Arlene de Castro, Murray Todd, Carl Jacobson, Leslie Elliot, Theresa Felix, Maurina T. Smith nee Primus, Dale George-Malone and Ioka Boob; subject to one being Messrs. Todd and Jacobson and Ms. de Castro and Elliot.

    We are informed that Mark Nordlicht exercises dispositive and voting power with respect to the shares of common stock owned by Platinum Long Term Growth I, LLC.

    We are informed that, through Atoll Asset Management, LLC, the managing member of Truk Opportunity Fund, LLC, Michael E. Saltzstein and Stephen E. Saltzstein exercise dispositive and voting power with respect to the shares of common stock owned by Truk Opportunity Fund, LLC.

    We are informed that, through Atoll Asset Management, LLC, the managing member of Truk International Fund, LLC, Michael E. Saltzstein and Stephen E. Saltzstein exercise dispositive and voting power with respect to the shares of common stock owned by Truk International Fund, LLC.

    We are informed that Nachum Stein exercises dispositive and voting power with respect to the shares of common stock owned by Hasenfeld-Stein, Inc. - Pension Trust.

    We are informed that Nachum Stein exercises dispositive and voting power with respect to the shares of common stock owned by HSI Partnership.

    We are informed that Wilhelm Ungar exercises dispositive and voting power with respect to the shares of common stock owned by Ellis International Ltd.

    We are informed that Harold Kleiman exercises dispositive and voting power with respect to the shares of common stock owned by Midtown Partners, Inc.

    We are informed that RHP Master Fund, Ltd. is a party to an investment management agreement with Rock Hill Investment Management, L.P., a limited partnership of which the general partner is RHP General Partner, LLC. Pursuant to such agreement we are informed that Rock Hill Management Investment directs the voting and disposition of shares owned by RHP Master Fund, Ltd. We are informed that Wayne Bloch and Peter Lockhart own all of the interests of the general partner of the fund. We are informed that the aforementioned entities and individuals disclaim any ownership of the shares of common stock owned by RHP Master Fund, Ltd.

    We are informed that Frank E. Hart, David A. Rapaport and Fred A. Brasch exercise dispositive and voting power with respect to the shares of common stock owned by First Mirage, Inc.

    We are informed that Murray Todd exercises dispositive and voting power with respect to the shares of common stock owned by Silver Oak Investments, Inc.

    We are informed that DKR Soundshore Oasis Holdings Ltd. is a master fund in a master-feeder structure, and that the fund's investment manager is DKR Oasis Management Company LP. Pursuant to an investment management agreement among the fund, the feeder funds and the investment manager, we are informed that the investment manager has the authority to do any and all acts on behalf of the fund, including voting any shares held by the fund. We are informed that Seth Fischer is the managing partner of Oasis Management Holdings LLC, one of the general partners of the investment manager, and that Mr. Fischer has ultimate responsibility for trading with respect to the fund. We are informed that Mr. Fischer disclaims beneficial ownership of the shares of common stock owned by DKR Soundshore Oasis Holdings Ltd.

    We are informed that Matthew T. Kelly and Gregg Greenberg exercise dispositive and voting power with respect to the shares of common stock owned by Cape May Investors, Inc.

    We are informed that Frank E. Hart, David A. Rapaport and Fred A. Brasch exercise dispositive and voting power with respect to the shares of common stock owned by Generation Capital Associates.

    We are informed that Frank E. Hart, David A. Rapaport and Fred A. Brasch exercise dispositive and voting power with respect to the shares of common stock owned by The Hart Organization Corp.

    We are informed that Abraham Nusbaum exercises dispositive and voting power with respect to the shares of common stock owned by Notzer Chesed Corp.

    Represents 586,000 Finder's Warrants exercisable into 586,000 shares of our common stock at an exercise price of $1.00 per share for a period of three years the date that this registration statement is declared effective by the SEC.

    We are informed that Minna Ledereich exercises dispositive and voting power with respect to the shares of common stock owned by Tuva Financial S.A.

We may require the Selling Shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

Each Selling Shareholder will most likely sell their shares on the open market. Our stock is quoted on the National Quotation Bureau/Pink Sheets Electronic Quotation Service under the symbol LXRS.

Therefore, the Selling Shareholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. This registration statement does not cover sales by any of the Selling Shareholders' respective pledges, donees, transferees and other successors-in-interest. The Selling Shareholders may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

  an exchange distribution following the rules of the applicable exchange;

  privately negotiated transactions;

  short sales that are not violations of the laws and regulations of any state of the United States;

  broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share; and

  a combination of any such methods of sale any other lawful method.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The Selling Shareholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may also engage in,

  short selling against the box, which is making a short sale when the seller already owns the shares;

  other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder; and

  pledging shares to their brokers under the margin provisions of customer agreements. If a Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from Selling Shareholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The Selling Shareholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Shareholders or any other such person. In the event that the Selling Shareholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the Selling Shareholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the Selling Shareholder can only cover its short position with the securities it receives from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the Selling Shareholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the shares of common stock in this offering. We have agreed to indemnify the Selling Shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each Selling Shareholders has agreed to indemnify us and our directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

If a Selling Shareholder notifies us it has a material arrangement with a broker-dealer for the resale of the shares of common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the Selling Shareholder and the broker-dealer.

LEGAL PROCEEDINGS

We are from time to time involved in litigation incident to the conduct of our business. Certain litigation with third parties and our present and former employees is routine and incidental, such litigation can result in large monetary awards for compensatory or punitive damages.

We are not a party to any pending material legal proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against us. To the knowledge of management, no director, executive officer or affiliate of the Company, or any owner of record or beneficially of more than 5% of our common stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Directors and Officers

All of our directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. Our officers are appointed by our Board of Directors and hold office until their earlier death, retirement, resignation or removal.

Our directors and executive officers, their ages, positions held are as follows:
Name	Age	Position with the Company
Grant Atkins	45	President since December 2001; Chief Executive Officer since July 2003; and Secretary and Director since September 1998
Vaughn Barbon	48	Treasurer and Chief Financial Officer
Douglas Humphreys	53	Director
Norman MacKinnon	69	Director
Steve Jewett	67	Director

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

Grant Atkins has been our Chief Executive Officer since July 2003, President of the Company since December 2001 and the Secretary and a director of the Company since September 1998. For the past ten years Mr. Atkins has been self-employed and has acted as a financial and project coordination consultant to clients in government and private industry. He has extensive multi-industry experience in the fields of finance, administration and business development. From 1998 to March 31, 2004, Mr. Atkins provided consulting services through Investor

Communications International, Inc. to a number of private and public companies, including the Company. Mr. Atkins received a Bachelor of Commerce degree from the University of British Columbia.

Vaughn Barbon has been the Treasurer and the Chief Financial Officer of the Company since April 1, 2003. Mr. Barbon is also a manager of Lexington Oil & Gas. Since 1997 Mr. Barbon has provided consulting and accounting services for V. Barbon Consulting. Mr. Barbon received a Bachelor of Arts from the University of Victoria.

Douglas Humphreys has been a director of the Company since April 30, 2004 and is a member of our audit committee. Mr. Humphreys is also a manager Oak Hills Energy, an oil and gas operating company based in Holdenville, Oklahoma, that acts as "operator" to Lexington. Mr. Humphreys has been the Drilling Operations Manager of Lexington Oil & Gas since November 2003 and an oil and gas consultant to Paluca Petroleum, Inc. since 1995. Mr. Humphreys is also an officer, director and sole shareholder of Paluca Petroleum, Inc. and has been a director of GHB Farms, Inc. Mr. Humphreys received his Bachelor of Science degree in Business and Geology from Southwest Oklahoma State University. Mr. Humphreys has been active in the industry for over 30 years, mostly in his home state of Oklahoma and in the surrounding oil and gas regions of the mid continent. His industry knowledge comes from hands-on experience helping to build several oil and gas producing companies.

Norman J.R. MacKinnon has been a director of the Company since April 30, 2004 and is a member of our audit committee. Mr. MacKinnon is a Chartered Accountant and has been the principal of NJR MacKinnon, CA since 1984. Mr. MacKinnon is also a director of CYOP and Gaming Transactions, Inc. Mr. MacKinnon received his certificate as a Chartered Accountant from the Institute of Chartered Accountants of British Columbia.

Steve Jewett has been a director of the Company since April 30, 2004. Since 1978, Mr. Jewett has been the owner of Stephen Jewett - Chartered Accountants. During his career Mr. Jewett was auditor of several public companies. Mr. Jewett received his certificate as a Chartered Accountant from the Institute of Chartered Accountants of British Columbia and is the audit committee's financial expert.

Grant Atkins, Vaughn Barbon, Doug Humphreys, Orient Explorations Ltd. and Paluca Petroleum, Inc. may be deemed to be organizers of the Company based upon their activities in founding and organizing the business of the Company.

Significant Employees or Consultants

Strategic matters and critical decisions are handled by the directors and executive officers of the Company. Grant Atkins, Doug Humphreys and Vaughn Barbon are significant employees to the Company. Mr. Humphreys provides services to the Company through his consulting company, Paluca Petroleum, Inc.

International Market Trend AG is a contractor to the Company providing management, administrative, financial and business development consulting support.

Terms of Office

Our directors are elected to hold office until the next annual meeting of our shareholders and until their respective successors have been elected and qualified. Our executive officers are appointed by our Board of Directors to hold office until their successors are appointed.

Family Relationships

There are no family relationships among our directors or officers.

Involvement of Certain Legal Proceedings

None of our officers or directors, nor to the knowledge of the Company any of our control persons, has during the past five years:

  had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  been convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

  been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

  been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, where the judgment has not been reversed, suspended or vacated.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities (referred to as "reporting persons"), to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4 and 5 furnished to us, we are not aware of any person who at any time during the fiscal year ended December 31, 2004, was a director, officer, or beneficial owner of more than 10% percent of our common stock, who failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act during such fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership

The following table sets forth certain information concerning the number of our common shares owned beneficially as of November 17, 2005 by: (i) each person (including any group) known to us to own more than 5% of our common stock; (ii) each of our directors and by each of our executives officers; and (iii) our executive officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Beneficial ownership is determined under the rules of the SEC. In general, these rules attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes, among other things, securities that an individual has the right to acquire within 60 days. Unless otherwise indicated, the stockholders identified in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Title of Class	Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock(1)
Directors and Officers
Common Stock	Grant Atkins 7473 West Lake Mead Road Las Vegas, Nevada, U.S.A., 89128	350,000(2)	1.95%
Common Stock	Vaughn Barbon 7473 West Lake Mead Road Las Vegas, Nevada U.S.A., 89128	50,000(3)	0.28%
Common Stock	Douglas Humphreys 7473 West Lake Mead Road Las Vegas, Nevada U.S.A., 89128	750,000(4)	4.09%

Title of Class	Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock(1)
Directors and Officers
Common Stock	Norman MacKinnon 7473 West Lake Mead Road Las Vegas, Nevada U.S.A., 89128	27,500(5)	0.16%
Common Stock	Steve Jewett 7473 West Lake Mead Road Las Vegas, Nevada U.S.A., 89128	27,500(5)	0.16%
Common Stock	All Directors and Executive Officers as a Group (5 persons)	1,205,000	6.29%
5% Stockholders
Common Stock	Orient Explorations Ltd. P.O. Box 97 Leeward Highway, Privinciales Turks & Caicos Islands	6,000,000(6)	34.08%
Common Stock	Longfellow Industries (B.C.) Ltd. 612-619 West 45th Ave. Vancouver, A1 V5Z 4R7 Canada	3,000,000(7)	17.04%
(1)	Includes unexercised share options in total percentage calculation.
(2)

Includes 100,000 options to purchase shares of our common stock at an exercise price of $3.00 per share and 250,000 options to purchase shares of our common stock at an exercise price of $1.25 per share.

(3)	Comprised of 50,000 options to purchase shares of our common stock at an exercise price of $1.25 per share
(4)

Includes 200,000 options to purchase shares of our common stock at an exercise price of $3.00 per share, 50,000 options to purchase share of our common stock at an exercise price of $.50 per share and 500,000 options to purchase shares of our common stock at an exercise price of $1.25 per share.

(5)

Comprised of 2,500 options to purchase shares of our common stock at an exercise price of $1.00 per share and 25,000 options to purchase shares of our common stock at an exercise price of $1.25 per share.

(6)

The sole shareholder of Orient Explorations Ltd. is Canopus Limited for Meridan Trust. The sole director of Orient Explorations Ltd. is Cockburn Directors, Ltd. Mr. Dempsey has the sole exclusive voting and disposition rights regarding these shares of common stock.

(7)	The sole shareholder of Longfellow Industries (B.C.) Ltd. is Irene V. Cox.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles or Bylaws, the operation of which may at a subsequent date result in a change of control of our Company.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized capital stock consists of 200,000,000 shares of common stock with a par value of $.00025 per share.

We are authorized to issue 200,000,000 common shares with a par value of $0.00025 per share. As at November 17, 2005 we had 17,603,405 common shares outstanding. Upon liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share rateably in all net assets available for distribution to common stockholders after payment to secured convertible promissory note holders and creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our Board of Directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by our Board of Directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

In the event of a merger or consolidation all holders of common stock will be entitled to receive the same per share consideration.

We are authorized to issue up to 75,000,000 shares of preferred stock with a par value $0.01 per share. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions.

No shares of preferred stock are outstanding as of the date of this prospectus, and we have no present plans to issue any such shares. The issuance of preferred stock could adversely affect the rights of the holders of the common stock and therefore, reduce the value of the common stock.

Our stock transfer agent is Transfer Online, Inc., located at 317 SW Alder Street, 2nd Floor, Portland, Oregon, U.S.A., 97204. Their telephone and fax numbers are, respectively, (503) 227-2950 and (503) 227-6874.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Nevada General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. Our Bylaws also authorize the Board of Directors to indemnify any other person who we have the power to indemnify under the Nevada General Corporation Law, and indemnification for such a person may be greater or different from that provided in our Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Corporate History

Lexington Resources, Inc. was incorporated under the laws of the State of Nevada in 1996 under the name "All Wrapped Up, Inc." During 1997, the Company changed it name to "Intergold Corporation" and was engaged in the exploration of gold and precious metals in the United States. On November 20, 2003, subsequent to the acquisition of our wholly-owned subsidiary, Lexington Oil & Gas Ltd. Co., an Oklahoma limited liability company ("Lexington Oil

& Gas"), the Company filed an amendment to its Articles of Incorporation changing its name to "Lexington Resources, Inc."

On November 19, 2003, Intergold Corporation, Lexington Oil & Gas, and the shareholders of Lexington Oil & Gas (the "Lexington Oil & Gas Shareholders") entered into a share exchange agreement (the "Share Exchange Agreement"). Pursuant to the terms of the Share Exchange Agreement: (i) we acquired from the Lexington Oil & Gas Shareholders 100% of the issued and outstanding shares of common stock of Lexington Oil & Gas; and (ii) we issued 3,000,000 pre-stock split shares of our common stock to the Lexington Oil & Gas Shareholders in proportion to their respective holdings in Lexington Oil & Gas.

This acquisition has been accounted for as a reverse acquisition with Lexington Oil & Gas being treated as the accounting parent and Lexington Resources, Inc., the legal parent, being treated as the accounting subsidiary. Accordingly, the consolidated results of operations of the Company include those of Lexington Oil & Gas for the period from its inception on September 29, 2003 and those of Lexington Resources, Inc. since the date of the reverse acquisition.

Please note that throughout this prospectus, and unless otherwise noted, the words "we," "our," "us," the "Company," or "Lexington," refer to Lexington Resources, Inc. and our wholly owned subsidiary, Lexington Oil & Gas.

Current Business Operations

We are a natural resource exploration and production company currently engaged in the exploration, acquisition and development of oil and gas properties in the United States. Our wholly-owned subsidiary, Lexington Oil & Gas, previously acquired a 590 gross acre section of farm-out acreage in Pittsburg County, Oklahoma, for the development and production of coal bed methane gas (the "Wagnon Lease"). In June 2005 we entered into an agreement (subsequently amended on July 14, 2005) giving us the right to acquire up to a 100% working interest and up to a 70% net revenue interest in approximately 3,600 net leasehold acres in the Barnett Shale Project in the Jack and Palo Pinto Counties in the State of Texas. In September 2005 we acquired approximately 2,325 net leasehold acres in the Barnett Shale Project.

During fiscal 2004 we consummated the acquisition of 1,932 gross leasehold acres in the Coal Creek Prospect, 292 gross acres in the Panther Creek Prospect, 320 gross acres in the Middlecreek Prospect, 960 gross acres in the South Lamar Prospect, a further 184 gross acres in the South Lamar Prospect, 4,850 gross acres in the in the H-9 Prospect, and a further 320 gross acres in the area of the H-9 Prospect. We currently have an aggregate of approximately 2,814 gross developed and 8,959 gross undeveloped acres pursuant to leases and/or concessions in both Texas and Oklahoma.

We have experienced delays in obtaining drilling rigs in the past due to the high drilling demand in the Arkoma Basin where we have been concentrating our coal bed methane and other gas targeted production and leasing programs. On November 9, 2004, we announced that we had reached an agreement with Oak Hills Drilling and Operating, LLC, ("Oak Hills") to drill a ten well program. Oak Hills is an Oklahoma based private drilling and well operating contractor that will provide drill rig and drilling expertise for us to execute our planned drilling initiatives. Oak Hills is the wholly owned subsidiary of Oak Hills Drilling and Operating International, Inc., a Nevada corporation. Douglas Humphreys is the sole director and officer of both Oak Hills and Oak Hills Drilling and Operating International, Inc. Alexander Cox, James Dow, Brent Pierce and Douglas Humphreys are equal 25% shareholders of Oak Hills Drilling and Operating International, Inc. Management believes that this agreement helps eliminate wait times for proceeding with planned drilling initiatives due to limited rig availability and helps ensure the continuous availability of a dedicated drilling rig and crew. We do not believe that the terms and conditions obtained from Oak Hills will be no less favorable than those we could obtain from an independent third party.

For further information on our drilling properties, see "Description of Properties".

Proposed Acquisition of Oak Hills

On September 23, 2005 we announced that we entered into an agreement in principle to acquire 100% of the issued and outstanding shares of Oak Hills for not less than 3,000,000 restricted shares of our common stock, at a deemed issuance price of $1.50 per share, for not less than $4,500,000 in aggregate consideration. The transaction is subject to, among other things:(i) the prior receipt by the Company of a valuation, acceptable to the independent members of the Board of Directors, that determines the underlying value of Oak Hills, such that the resulting purchase price and the final number of shares issuable at closing may be adjusted upward or downward, accordingly; (ii) the prior audit of Oak Hills; (iii) mutual due diligence; (iv) the execution of a formal agreement incorporating the terms and conditions of the agreement in principle by November 15, 2005; and (v) the closing of the transaction on or before December 31, 2005. As noted above, our proposed acquisition of Oak Hills is a related party transaction, in that Oak Hills is the wholly owned subsidiary of Oak Hills Drilling and Operating International, Inc. and Douglas Humphreys is the sole director and officer of both Oak Hills and Oak Hills Drilling and Operating International, Inc. and a 25% shareholder of Oak Hills Drilling and Operating International, Inc.

Oak Hills is currently our designated oil and gas operator for our well interests in the Arkoma Basin and planned drilling for our Barnett Shale Project leases. Oak Hills was created to drill and operate according to its exploration and development program when we had difficulty obtaining drilling rigs during the latter half of 2004.

Oak Hills is a full service well drilling, operating and completion company and owns a 10,000 foot operating depth Wilson Giant triple mechanical drilling rig with both triplex and duplex mud pumps capable of drilling acreage owned by us in both the Barnett Shale areas of Texas and the Arkoma Basin in Oklahoma. In addition to its Wilson Giant drilling rig, Oak Hills has a well workover rig, trucks, dozer, backhoe, trailers and well and pipeline completion equipment. Oak Hills operates at least 75 wells for private clients in addition to us, on a contract basis. Oak Hills employs approximately 30-35 people and its Wilson Giant drilling rig operates on a 24 hour basis.

2005 is Oak Hill's first year of substantial operation having acquired its drilling rig in late 2004 and spent Q4 2004 and Q1 of 2005 rebuilding and updating its Wilson Giant drilling rig. The drilling rig has been operating since April 2005 on independent contract drilling horizontal Barnett Shale wells in the Dallas Fort Worth Basin. Oak Hills has completed its fourth horizontal Barnett Shale well under contract, with the first two wells obtaining initial production ranging from 2.5-3.8 million cubic feet per day, and the last two wells awaiting fracs and well completion.

Coal Bed Methane Gas

Natural gas consists primarily of methane, which is produced when organic material is physically turned into coal under extreme geologic conditions. When the coal and methane conversion process occurs such that the resultant coal is saturated with water and methane is trapped within the coal, the result is "coal bed methane." Water permeates coal beds and the water pressure traps the gas within the coal. Because coal has a large and complex internal surface area, it can store volumes of gas six or seven time as much as a conventional nature gas reservoir of equal rock volume. Coal bed methane is kept in place usually by the presence of water. Thus the production of coal bed methane in many cases requires the dewatering of the coal gas to be extracted. Therefore, in a coal bed gas well, water is produced in sometimes large volumes especially in the early stages of production. As the amount of water in the coal decreases, gas production increases.

The United States Geological Survey has estimated coal bed gas resources of at least 700 trillion cubic feet. About 100 trillion cubic feet of that appears to be economically recoverable with existing technology. Coal bed gas currently accounts for about 7.5% of total natural gas production in the United States.

Competition

We operate in a highly competitive industry, competing with major oil and gas companies, independent producers and institutional and individual investors, which are actively seeking oil and gas properties throughout the world together with the equipment, labor and materials required to operate properties. Most of our competitors have financial resources, staffs and facilities substantially greater than ours. The principal area of competition is encountered in the financial ability to acquire good acreage positions and drill wells to explore for oil and gas, then, if warranted, drill production wells and install production equipment. Competition for the acquisition of oil and gas wells is intense with many oil and gas properties and or leases or concessions available in a competitive bidding process in which we may lack technological information or expertise available to other bidders. Therefore, we may not be successful in acquiring and developing profitable properties in the face of this competition. No assurance can be given that a sufficient number of suitable oil and gas wells will be available for acquisition and development.

Government Regulation

General

The production and sale of oil and gas are subject to various federal, state and local governmental regulations, which may be changed from time to time in response to economic or political conditions and can have a significant impact upon overall operations. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties, taxation, abandonment and restoration and environmental protection. These laws and regulations are under constant review for amendment or expansion. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. Changes in these regulations could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a material adverse effect on the company.

Oil & Gas Regulation

The governmental laws and regulations which could have a material impact on the oil and gas exploration and production industry are as follows.

Drilling and Production

Our operations are subject to various types of regulation at federal, state, local and Native American tribal levels. These types of regulation include requiring permits for the drilling of wells, drilling bonds and reports concerning operations. Most states, and some counties, municipalities and Native American tribes, in which we operate also regulate one or more of the following:

  the location of wells;

  the method of drilling and casing wells;

  the rates of production or "allowables";

  the surface use and restoration of properties upon which wells are drilled and other third parties;

  the plugging and abandoning of wells; and

  notice to surface owners and other third parties.

State laws regulate the size and shape of drilling and spacing units or proration units governing the pooling of oil and natural gas properties. Some states allow forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases. In some instances, forced pooling or unitization may be implemented by third parties and may reduce our interest in the unitized properties. In addition, state conservation laws establish maximum rates of production from oil and natural gas wells, generally prohibit the venting or flaring of natural gas and impose requirements regarding the rateability of production. These laws and regulations may limit the amount of natural gas and oil we can produce from our wells or limit the number of wells or the locations at which we can drill. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of oil, natural gas and natural gas liquids within its jurisdiction.

Natural Gas Sales Transportation

Historically, federal legislation and regulatory controls have affected the price of the natural gas we produce and the manner in which we market our production. The Federal Energy Regulatory Commission (the "FERC") has jurisdiction over the transportation and sale for resale of natural gas in interstate commerce by natural gas companies under the Natural Gas Act of 1938 and the Natural Gas Policy Act of 1978.

FERC also regulates interstate natural gas transportation rates and service conditions, which affects the marketing of natural gas that we produce, as well as the revenues we receive for sales of our natural gas. Commencing in 1985, FERC promulgated a series of orders, regulations and rule makings that significantly fostered competition in the business of transporting and marketing gas. Today, interstate pipeline companies are required to provide non-discriminatory transportation services to producers, marketers and other shippers, regardless of whether such shippers are affiliated with an interstate pipeline company. Under FERC's current regulatory regime, transmission services must be provided on an open-access, non-discriminatory basis at cost-based rates or at market-based rates if the transportation market at issue is sufficiently competitive.

Mineral Act

The Mineral Leasing Act of 1920 (the "Mineral Act") prohibits direct or indirect ownership of any interest in federal onshore oil and gas leases by a foreign citizen of a country that denies "similar or like privileges" to citizens of the United States. Such restrictions on citizens of a "non-reciprocal" country include ownership or holding or controlling stock in a corporation that holds a federal onshore oil and gas lease. If this restriction is violated, the corporation's lease can be cancelled in a proceeding instituted by the United States Attorney General. Although the regulations of the Bureau of Land Management (which administers the Mineral Act) provide for agency designations of non-reciprocal countries, there are presently no such designations in effect.

Environmental Regulation

Our activities will be subject to existing federal, state and local laws and regulations governing environmental quality and pollution control. Our operations will be subject to stringent environmental regulation by state and federal authorities including the Environmental Protection Agency (the "EPA"). Such regulation can increase the cost of such activities. In most instances, the regulatory requirements relate to water and air pollution control measures.

Waste Disposal

The Resource Conservation and Recovery Act (the "RCRA"), and comparable state statutes, affect oil and gas exploration and production activities by imposing regulations on the generation, transportation, treatment, storage, disposal and cleanup of "hazardous wastes" and on the disposal of non-hazardous wastes. Under the auspices of the EPA, the individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent requirements. Drilling fluids, produced waters, and most of the other wastes associated with the exploration, development, and production of crude oil, natural gas, or geothermal energy constitute "solid wastes", which are regulated under the less stringent non-hazardous waste provisions, but there is no guarantee that the EPA or the individual states will not adopt more stringent requirements for the handling of non-hazardous wastes or categorize some non-hazardous wastes as hazardous for future regulation.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act (the "CERCLA") imposes joint and several liability for costs of investigation and remediation and for natural resource damages, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release into the environment of substances designated under CERCLA as hazardous substances (the "Hazardous Substances"). These classes of persons or potentially responsible parties include the current and certain past owners and operators of a facility or property where there is or has been a release or threat of release of a Hazardous Substance and persons who disposed of or arranged for the disposal of the Hazardous Substances found at such a facility. CERCLA also authorizes the EPA and, in some cases, third parties to take actions in response to threats to the public health or the environment and to seek to recover the costs of such action. Although CERCLA generally exempts petroleum from the definition of Hazardous Substances in the course operations, we may in the future generate wastes that fall within CERCLA's definition of Hazardous Substances. We may also in the future become an owner of facilities on which Hazardous Substances have been released by previous owners or operators. We may in the future be responsible under CERCLA for all or part of the costs to clean up facilities or property at which such substances have been released and for natural resource damages.

Air Emissions

Our operations are subject to local, state and federal regulations for the control of emissions of air pollution. Major sources of air pollutants are subject to more stringent, federally imposed permitting requirements. Administrative enforcement actions for failure to comply strictly with air pollution regulations or permits are generally resolved by payment of monetary fines and correction of any identified deficiencies. Alternatively, regulatory agencies could require us to forego construction, modification or operation of certain air emission sources.

Clean Water Act

The Clean Water Act (the "CWA") imposes restrictions and strict controls regarding the discharge of wastes, including produced waters and other oil and natural gas wastes, into waters of the United States, a term broadly defined. Permits must be obtained to discharge pollutants into federal waters. The CWA provides for civil, criminal and administrative penalties for unauthorized discharges of oil, hazardous substances and other pollutants. It imposes substantial potential liability for the costs of removal or remediation associated with discharges of oil or hazardous substances. State laws governing discharges to water also provide varying civil, criminal and administrative penalties and impose liabilities in the case of a discharge of petroleum or it derivatives, or other hazardous substances, into state waters. In addition, the EPA has promulgated regulations that may require us to obtain permits to discharge storm water runoff. In the event of an unauthorized discharge of wastes, we may be liable for penalties and costs.

Management believes that we are in substantial compliance with current applicable environmental laws and regulations.

Research and Development Activities

No research and development expenditures have been incurred, either on our account or sponsored by customers, during the past three years.

Employees

We do not employ any persons on a full-time or on a part-time basis. Grant Atkins is our President and Chief Executive Officer, Vaughn Barbon is our Chief Financial Officer and Douglas Humphreys is the Drilling Operations Manager of Lexington Oil & Gas. All of these individuals are primarily responsible for all day-to-day operations of the Company. Other services are provided by outsourcing and consultant and special purpose contracts.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of our SEC filings by going to the SEC's website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of the Company, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

Management's Discussion and Analysis or Plan of Operation

The following discussion should be read in conjunction with our consolidated audited financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 10 of this registration statement. Our consolidated audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Plan of Operation

We are a natural resource exploration and production company engaged in the exploration, acquisition and development of oil and gas properties in the United States. We currently have an aggregate of approximately 2,814 gross developed acres and 8,959 gross undeveloped acres pursuant to leases and/or concessions.

Our strategy is to complete the further acquisition of additional oil and gas prospects that fall within the criteria of providing a geological basis for development of drilling initiatives that can provide near term revenue potential and fast drilling capital repatriation from production cash flows while expanding reserves. We anticipate that our ongoing efforts, subject to adequate funding being available, will continue to be focused on successfully concluding negotiations for additional tracts of prime acreage in oil and gas producing domains, and to implement the drilling of new wells to develop reserves and to provide revenues. We plan to continue building and increasing a strategic base of proven reserves and production base within Oklahoma's Arkoma Basin and the Texas Dallas Fort Worth Basin.

Our ability to continue to expand land acquisitions and drilling opportunities during the next six months is dependent on adequate capital resources being available. Subject to financing, our plans currently include drilling one well per month on our Barnett Shale gas targeted acreage in the Dallas Fort Worth Basin in Texas and further drilling on our coal bed methane targeted leases in the Arkoma Basin in Oklahoma, and to raise additional capital to allow further drilling and land acquisitions. Assuming adequate funding is available to us, we intend to continue to drill on our existing leases and acquire further drillable lands.

We will require additional funding to implement our plan of operations. We anticipate that these funds primarily will be raised through equity and debt financing or from other available sources of financing. If we raise additional funds through the issuance of equity or convertible debt securities, it may result in the dilution in the equity ownership of investors in our common stock. Further, such securities might have rights, preferences or privileges senior to our common stock. There can be no assurance that additional financing will be available upon acceptable terms, if at all. If adequate funds are not available or are not available on acceptable terms, we may be unable to take advantage of prospective new opportunities or acquisitions, which could significantly and materially restrict our operations.

We do not expect to purchase any significant equipment or increase significantly the number of our employees during the next 12 months. Our current business strategy is to obtain resources under contract where possible because management believes that this strategy, at its current level of development, provides the best services available in the circumstances, leads to lower overall costs, and provides the best flexibility for our business operations.

Summary of Financial Data

The summarized consolidated financial data set forth in the table below is derived from and should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2004 and the interim consolidated financial statements for the nine-month period ended September 30, 2005, including the notes to those financial statements which are included elsewhere in this prospectus.

The acquisition of Lexington Oil & Gas by Lexington Resources, Inc. on November 19, 2003, has been accounted for as a reverse acquisition with Lexington Oil & Gas being treated as the accounting parent and Lexington Resources, Inc., the legal parent, being treated as the accounting subsidiary. Accordingly, the consolidated results of operations of the Company include those of Lexington Oil & Gas for the period from its inception on September 29, 2003 and those of Lexington Resources, Inc. since the date of the reverse acquisition. The acquisition of Lexington Oil & Gas has been accounted for using the purchase method of accounting. All significant intercompany transactions and account balances have been eliminated.
For the Nine-Month Period Ended September 30, 2005 (Unaudited)
Revenue	$530,721
Net Loss	($6,469,152)

For the Year Ended December 31, 2004 (Audited)
Oil and Gas Revenue	$472,140
Depletion	$161,328
Operating costs and taxes	$83,893
Operating Income	$226,919
Consulting Expenses - Stock Base	$2,989,221
General Administrative	$3,268,455
Interest Expense	$61,932
Net Loss for the Year	($6,092,689)
Working Capital	($382,953)
Total Assets	$3,095,248
Total Number of Shares of Common Stock Outstanding	16,999,038
Deficit	($7,568,155)
Total Shareholders Equity	$1,685,514

Results of Operation

For the nine-month period ended September 30, 2005

Our net loss for the nine-month period ended September 30, 2005 was approximately ($6,469,152) compared to a net loss of ($5,175,168) during the nine-month period ended September 30, 2004 (an increase of $1,293,984).

During the nine-month period ended September 30, 2005, we generated $530,721 in oil and gas revenue compared to $305,756 in oil and gas revenue generated during the same period in 2004 (an increase of $224,965), resulting primarily from the sale of gas produced from an increasing number of coal bed methane gas well interests brought into production. Depletion and operating costs and taxes of $244,641 and $180,073, respectively, increased during the nine-month period ended September 30, 2005 compared to depletion and operating costs and taxes of $112,186 and $21,641, respectively, incurred in the same period in 2004. The increase in depletion and operating expenses and taxes during the nine-month period ended September 30, 2005 from the nine-month period ended September 30, 2004 was primarily the result of the increase in operating costs and estimated depletion resulting from the increased number of operating wells. Gross profit of $106,007 generated during the nine-month period ended September 30, 2005 was further reduced by an aggregate of $6,575,159 from other expenses incurred, resulting in a net loss of ($6,469,152). The gross profit of $171,929 generated during the nine-month period ended September 30, 2004 was reduced by an aggregate of $5,347,097 from other expenses incurred, resulting in a net loss of ($5,175,168).

During the nine-month period ended September 30, 2005, we incurred other expenses in the aggregate amount of $6,575,179 compared to $5,347,097 incurred during the same period in 2004 (an increase of $1,228,082), which consisted of: (i) general and administrative expenses of $1,287,170 (2004: $2,307,567); (ii) consulting fees - stock based compensation relating to the fair value of stock options granted to consultants of $1,913,991 (2004: $2,989,221); and (iii) interest and finance fees expense of $3,373,998 (2004: $50,309). The increase in other expenses incurred during the nine-month period ended September 30, 2005 compared to the same period during 2004 resulted primarily from the increase in interest and finance fees expense associated with the promissory notes issued in September 2005. General and administrative expenses generally include corporate overhead, financial and administrative contracted services, marketing, and consulting costs.

Of the $6,575,159 incurred as other expenses during the nine-month period ended September 30, 2005, an aggregate of $90,000 was incurred payable to International Market Trend ("IMT") for amounts due and owing for operational, administrative and financial services rendered during the nine-month period ended September 30, 2005. On November 10, 2003, we entered into a consulting agreement with IMT (the "Consulting Agreement"), whereby IMT performs a wide range of management, administrative, financial, and business development services for us. On February 1, 2005, we granted to IMT an aggregate of 500,000 stock options exercisable at $1.00 per share for a period of five years. On February 1, 2005, we granted to IMT an aggregate of 100,000 stock options registered under an S-8 Registration Statement exercisable at $0.16667 per share for a period of five years. On August 19, 2005, we also granted to IMT an aggregate of 1,150,000 stock options exercisable at $1.25 per share for a period of five years.

Of the $6,575,159 incurred as other expenses during the nine-month period ended September 30, 2005, an aggregate of $149,150 was incurred to our officers for management fees. Furthermore, $153,708 was recorded as additional compensation expense to one of our directors, Mr. Humphreys, relating to the estimated valuation of his 10% carried working interest in our wells developed during the nine-month period ended September 30, 2005. On July 12, 2004, we entered into a consultation agreement (the "Humphreys Consultation Agreement") with Lexington Oil & Gas and Mr. Humphreys. Pursuant to the Humphreys Consultation Agreement, Mr. Humphreys assists in overseeing the drilling operations and the completion and management of our wells. Mr. Humphreys compensation pursuant to the terms and provisions of the Humphreys Consultation Agreement is: (i) $7,500 per month; (ii) the assignment of up to 10% carried working interest of the Company's working interest in every well drilled on all properties held by us; (iii) the right to purchase up to an additional 5% working interest in all wells drilled by us on our properties provided that funds for this participation are paid prior to the commencement of drilling of said wells; and (iv) grant of 200,000 Stock Options to purchase shares of our common stock at an exercise price of $3.00 per share (which were granted July 2004). The Humphreys Consultation Agreement can be terminated at any time with ninety days written notice by either party.

As discussed above, the increase in net loss during the nine-month period ended September 30, 2005 compared to the nine-month period ended September 30, 2004 is attributable primarily to the increase in interest and finance fees expense. Our net loss during the nine-month period ended September 30, 2005 was approximately ($6,469,152) or ($0.37) per share compared to a net loss of ($5,175,168) or ($0.35) during the nine-month period ended September 30, 2004. The weighted average number of shares outstanding was 17,375,441 for the nine-month period ended September 30, 2005 compared to 14,632,326 for the nine-month period ended September 30, 2004 (which had been restated in accordance with the forward stock split of three-for-one shares of common stock effected January 26, 2004).

Three-Month Period Ended September 30, 2005 Compared to Three-Month Period Ended September 30, 2004

Our net loss for the three-month period ended September 30, 2005 was approximately ($4,645,900) compared to a net loss of ($881,920) during the three-month period ended September 30, 2004 (an increase of $3,763,980).

During the three-month period ended September 30, 2005, we generated $137,458 in oil and gas revenue compared to $211,549 in oil and gas revenue generated during the same period in 2004 (a decrease of $74,091), resulting primarily from the sale of gas produced from coal bed methane gas wells on the Wagnon Property. Oil and gas revenue decreased during the three-month period ended September 30, 2005 compared to the same period during 2004 primarily as a result of well production decreases relating to the installation and management of well dewatering systems, and lower than anticipated operating performance from the Company's interest in Newfield's POE #1-29 previously estimated and accrued. Depletion and operating costs and taxes of $104,761 and $58,612, respectively, increased in the aggregate during the three-month period ended September 30, 2005 compared to depletion and operating costs and taxes of $105,628 and $14,458, respectively, incurred during the same period in 2004. The increase in depletion and operating expenses and taxes during the three-month period ended September 30, 2005 from the three-month period ended September 30, 2004 was primarily the result of the increase in well operating costs and estimated depletion resulting from the increased number of operating wells. The operating loss of ($25,915) generated during the three-month period ended September 30, 2005 was further reduced by an aggregate of $4,619,985 from other expenses incurred, which resulted in a net loss of ($4,645,900). The operating profit of $91,463 generated during the three-month period ended September 30, 2004 was reduced by an aggregate of $973,383 from other expenses incurred, which resulted in a net loss of ($881,920).

During the three-month period ended September 30, 2005, we incurred other expenses in the aggregate amount of $4,619,985 compared to $973,383 incurred during the same period in 2004 (an increase of $3,646,602), which consisted of: (i) general and administrative expenses of $116,499 (2004: $949,459); (ii) consulting fees - stock based compensation relating to the fair value of stock options granted to consultants of $1,138,238 (2004: $-0-); and (iii) interest and finance fees expense of $3,365,248 (2004: $23,924). The increase in other expenses incurred during the three-month period ended September 30, 2005 compared to the same period during 2004 resulted primarily from the increase in interest and finance fees expense.

As discussed above, the increase in net loss during the three-month period ended September 30, 2005 compared to the three-month period ended September 30, 2004 is attributable primarily to the increase in interest and finance fees expense. Our net loss during the three-month period ended September 30, 2005 was approximately ($4,645,900) or ($0.26) per share compared to a net loss of ($881,920) or ($0.06) during the three-month period ended September 30, 2004. The weighted average number of shares outstanding was 17,557,753 for the three-month period ended September 30, 2005 compared to 15,319,693 for the three-month period ended September 30, 2004 (which had been restated in accordance with the forward stock split of three-for-one shares of common stock effected January 26, 2004).

For the fiscal year ended December 31, 2004

Our net losses during fiscal year ended December 31, 2004 were approximately ($6,092,689). During fiscal year ended December 31, 2004 we generated $472,140 in gross revenue from the sale of gas produced from coal bed methane gas wells on the Wagnon Lease. The $472,140 in gross revenue was reduced by operating expenses in the amount of $245,221 consisting of $161,328 in depletion and $83,893 in operating costs and taxes, resulting in operating income of $226,919.

During fiscal year ended December 31, 2004 we incurred other expenses of approximately $6,319,608. These operating expenses consisted of: (i) $2,989,221 in stock-based compensation relating to the fair valuation of stock options granted to consultants; (ii) $3,268,455 as general and administrative expenses; and (iii) $61,932 as interest expense. General and administrative expenses generally include corporate overhead, financial and administrative contracted services, marketing and consulting costs.

Operating expenses incurred during fiscal year ended December 31, 2004 increased primarily due to an increase in operating costs and taxes and depletion associated with the acquisition and development of oil and gas properties. Other expenses incurred during fiscal year ended December 31, 2004 increased primarily due to an increase in general and administrative expenses relating to corporate marketing and the recording of the non-cash expense of $2,989,221 in connection with the grant of 2,200,000 stock options.

Of the $6,319,608 incurred as other expenses during fiscal year ended December 31, 2004, an aggregate of $30,000 was incurred payable to Investor Communications International, Inc. ("ICI") for amounts due and owing for operational management, administrative and financial services rendered for the quarter ended March 31, 2004 pursuant to a month to month contractual arrangement which ended March 31, 2004 (thus no fees were incurred to ICI during the remaining quarters of fiscal year 2004). We also owed ICI an aggregate amount of $74,228 in loans inclusive of interest of $3,033 accrued at 10% per annum on outstanding loans. During fiscal year ended December 31, 2004, we paid $72,761 to ICI in loans and accrued interest leaving a total of $3,033 in accrued interest due and owing to ICI. During the first quarter we settled $200,000 of the amounts due and owing ICI pursuant to which ICI assigned its right, title and interest into such debt to certain designated holders of stock options, and we agreed to accept such assignment of debt as payment for the exercise price of $0.50 per share of 400,000 (pre-forward stock split) stock options held by such designated holders. During the second quarter of 2004 we settled $495,000 of amounts due and owing to ICI in exchange for issuance of 495,000 shares of our restricted common stock pursuant to the exercise of options by ICI at $1.00 per share.

Of the $6,319,608 incurred as other expenses during fiscal year ended December 31, 2004, an aggregate of $60,000 was incurred payable to IMT for amounts due and owing for operational, administrative, and financial services rendered. On November 10, 2003, we entered into an IMT Consulting Agreement with IMT whereby IMT performs a wide range of management, administrative, financial, and business development services to us.

Our net loss during fiscal year ended December 31, 2004 was ($6,092,689) or ($0.39) per share compared to a net loss of ($42,149) or ($0.00) per share for fiscal year ended December 31, 2003. The weighted average number of shares outstanding was 15,817,033 at December 31, 2004 compared to 10,303,797 at December 31, 2003.

Liquidity and Capital Resources

Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

For the nine-month period ended September 30, 2005

As of the nine-month period ended September 30, 2005, our current assets were $1,624,547 and our current liabilities were $2,455,451, which resulted in a working capital deficit of $830,904. As of the nine-month period ended September 30, 2005, our total assets were $7,106,903 consisting of: (i) $1,011,538 in cash and cash equivalents; (ii) $162,984 in accounts receivable; (iii) $12,000 in prepaid expenses; (iv) $858,887 in deferred charges; (v) $2,710,046 carrying value of proved oil and gas properties (net of accumulated depletion); (vi) $2,348,949 carrying value of unproved oil and gas properties; and (vii) $2,499 in other property and equipment (net of accumulated depreciation). As of the nine-month period ended September 30, 2005, our total liabilities were $3,670,894 consisting of: (i) $616,146 in accounts payable and accrued liabilities; and (ii) $3,054,748 in current and non-current portion of promissory notes.

Stockholders' equity increased from $1,685,514 for fiscal year ended December 31, 2004 to $3,436,009 for the nine-month period ended September 30, 2005.

We have not generated positive cash flows from operating activities. For the nine-month period ended September 30, 2005, net cash flows used in operating activities was ($1,047,012) compared to net cash flows used in operating activities for the nine-month period ended September 30, 2004 of ($1,141,114). Net cash flows used in operating activities for the nine-month period ended September 30, 2005 consisted primarily of a net loss of ($6,469,152). Net cash flows used in operating activities was adjusted by $1,913,991 to reconcile the non-cash expense of the grant of stock options and by $244,641 to reconcile the non-cash expense of oil and gas depletion.

Net cash flows used in investing activities was ($2,245,408) for the nine-month period ended September 30, 2005 compared to net cash flows used in investing activities for the nine-month period ended September 30, 2004 of ($2,251,034), which primarily pertained to the acquisition of the oil and gas properties.

Net cash flows from financing activities was $3,977,665 for the nine-month period ended September 30, 2005 compared to net cash flows from financing activities for the nine-month period ended September 30, 2004 of $4,798,365. Net cash flows from financing activities for the nine-month period ended September 30, 2005 consisted of $4,645,950 (2004: $500,000) in convertible notes (net of introduction and legal fees), $512,630 net proceeds on sale of common stock (2004: $3,281,075), and $-0- in drilling advances (2004: $279,306), which amounts were adjusted, respectively, by ($1,180,915) in repayment of drilling advances.

For the fiscal year ended December 31, 2004

As at fiscal year ended December 31, 2004 our current assets were $462,866 and our current liabilities were $845,819, resulting in a working capital deficit of $382,953. As at fiscal year ended December 31, 2004, current assets were comprised of: (i) $326,293 in cash; and (ii) $136,573 in accounts receivable. As at fiscal year ended December 31, 2004, current liabilities were comprised of: (i) $617,000 in current portion of drilling advances; and (ii) $228,819 in accounts payable and accrued liabilities.

As at fiscal year ended December 31, 2004 our total assets were $3,112,231 comprised of: (i) $462,866 in current assets; (ii) $1,209,938 in carrying value of proved oil and gas properties (net of accumulated depreciation of $161,328); (iii) $1,419,447 in carrying value of unproved oil and gas properties; and (iv) $2,997 in other property and equipment (net of accumulated depreciation. The increase in total assets during fiscal year ended December 31, 2004 was primarily due to the increase in carrying value of proved and unproved oil and gas properties and an increase in accounts receivable.

As at fiscal year ended December 31, 2004 our total liabilities were $1,409,734 comprised of: (i) $845,819 in current liabilities; and (ii) $563,915 in long-term drilling advances. The increase in total liabilities during fiscal year ended December 31, 2004 from fiscal year ended December 31, 2003 was primarily due to the increase in drilling advances and accounts payable and accrued liabilities.

Stockholders' equity increased from $697,818 for December 31, 2003 to $1,685,514 for December 31, 2004.

We have not generated positive cash flows from operating activities. For fiscal year ended December 31, 2004 net cash flow used in operating activities was $2,346,996, consisting primarily of a net loss of $6,092,689. Net cash flows used in operating activities was adjusted by $2,989,221 to reconcile the non-cash expense of the grant of 2,200,000 stock options.

During fiscal year ended December 31, 2004 net cash flows used in investing activities was $2,674,204, which was primarily the result of the acquisition of our oil and gas properties.

During fiscal year ended December 31, 2004 net cash flow from financing activities was $4,996,073 pertaining primarily to $3,766,625 received from proceeds on the sale of our common stock, $500,000 received pursuant to the issue of convertible promissory notes and $830,915 in proceeds for drilling from private third parties.

As at December 31, 2004 our current assets were $462,866 and current liabilities were $845,819, resulting in a working capital deficit of $382,953. We expect that working capital requirements will continue to be funded through a combination of our existing funds, cash flow from operations and further issuances of securities. Our working capital requirements are expected to increase in line with the growth of our business.

During fiscal year 2004 we completed the sale of an aggregate of 1,700,686 units (the "Units"), at a purchase price of $1.47 per Unit, for gross proceeds of approximately $2,319,264 net of a $180,746 agent's fee. Further, the holder of two of our outstanding promissory notes in the aggregate principal amount of $500,000, plus accrued interest of $12,637, exchanged the promissory notes and accrued interest for Units, resulting in the issuance of an additional 376,318 Units. Each Unit consists of one share of our common stock and one warrant to purchase a share of our common stock at an exercise price of $1.68 (the "November Warrants"). The November Warrants were exercisable for a term of 180 days after our registration statement on Form SB-2 was declared effective by the SEC on January 21, 2005, thereby creating an expiry date of July 23, 2005. As of the date of this registration statement an aggregate of 304,367 November Warrants were exercised for aggregate proceeds of $495,964 net of $15,373 in brokers' fees. The remaining 1,396,319 November Warrants have expired by their terms.

Existing working capital, further advances and possible debt instruments, anticipated warrant exercises, further private placements and anticipated cash flow are expected to be adequate to fund our operations over the next six months. We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through the proceeds of the private placement of equity and debt securities. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) oil and gas operating properties; (ii) drilling initiatives; and (iii) property acquisitions. We intend to finance these expenses with further issuances of securities, debt and or advances, and revenues from operations. Thereafter, we expect we will need to raise additional capital and increase its revenues to meet long-term operating requirements.

Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities or existing agreements which could significantly and materially restrict our business operations.

The independent auditors' report accompanying our December 31, 2004 and December 31, 2003 consolidated financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The consolidated financial statements have been prepared "assuming that we will continue as a going concern," which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

Material Commitments

Repayment of Promissory Notes and Accrued Interest

We are committed to repay convertible debenture holders outstanding amounts of principal and interest accrued at 8% per annum on an aggregate face value of $5,860,000 in Convertible Notes. 20 monthly principal and interest payments are payable in either cash or shares of our common stock at the rate of $1.00 per share (the "Fixed Conversion Price") beginning on or about December 17, 2005 if the Company's share price is trading above $1.00 per share at the date of payment. Commencing on the 4th month anniversary of the closing date of the issue of the Convertible Notes (September 16, 2005 and October 11, 2005), and on the first day or each month thereafter, the Convertible Notes must be repaid in cash in amount equal to 5% of the principal amount of the Notes together with all accrued interest due and payable up to the repayment date. If the Company's shares are trading at less than $1.00 per share at the date of repayment, then we may repay outstanding monthly principal and interest in either cash or shares in the capital of the Company at a different rate than the Fixed Conversion Price. If the volume weighted average share price (the "VWAP") of the five trading days prior to a monthly payment date is less than the

Fixed Conversion Price, then we may pay the monthly amount in cash or registered shares of our common stock at 75% of the VWAP for the five trading days prior to the monthly payment date.

The holders of the Convertible Notes have a secured first interest in the assets of the Company.

The following table provides a schedule of approximate Convertible Note principal and interest payments expected as material commitments of the Company.

Payment Date	Principal	Interest	Total Due	Convertible Notes Outstanding Balance
Payment on December 17, 2005	$293,000.00	$156,694.79	$449,694.79	$5,567,000.00
Payment on January 17, 2006	$293,000.00	$37,825.10	$330,825.10	$5,274,000.00
Payment on February, 17, 2006	$293,000.00	$32,336.47	$325,366.47	$4,981,000.00
Payment on March 17, 2006	$293,000.00	$33,843.51	$326,843.51	$4,688,000.00
Payment on April 17, 2006	$293,000.00	$30,825.21	$323,825.21	$4,395,000.00
Payment on May 17, 2006	$293,000.00	$29,861.92	$322,861.92	$4,102,000.00
Payment on June, 17, 2006	$293,000.00	$26,972.05	$319,972.05	$3,809,000.00
Payment on July 17, 2006	$293,000.00	$25,880.33	$318,880.33	$3,516,000.00
Payment on August 17, 2006	$293,000.00	$23,889.53	$316,889.53	$3,223,000.00
Payment on September 17, 2006	$293,000.00	$21,192.33	$314,192.33	$2,930,000.00
Payment on October, 17, 2006	$293,000.00	$19,907.95	$312,907.95	$2,637,000.00
Payment on November 17, 2006	$293,000.00	$17,339.18	$310,339.18	$2,344,000.00
Payment on December 17, 2006	$293,000.00	$15,926.36	$308,926.36	$2,051,000.00
Payment on January 17, 2007	$293,000.00	$13,935.56	$306,935.56	$1,758,000.00
Payment on February, 17, 2007	$293,000.00	$10,788.82	$303,788.82	$1,465,000.00
Payment on March 17, 2007	$293,000.00	$9,953.97	$302,953.97	$1,172,000.00
Payment on April 17, 2007	$293,000.00	$7,706.30	$300,706.30	$879,000.00
Payment on May 17, 2007	$293,000.00	$5,972.38	$298,972.38	$586,000.00
Payment on June, 17, 2007	$293,000.00	$3,853.15	$296,853.15	$293,000.00
Payment on July 17, 2007	$293,000.00	$1,990.79	$294,990.79	$Nil
Totals	$5,860,000.00	$526,725.70	$6,386,725.70

Contract with Independent Analyst

The Company has contracted with SISM Research & Investment Services ("SISM Research") of Zurich, Switzerland. SISM Research will provide continuing research coverage of our company in both English and German. This two-year coverage will commence with an "institutional-quality" initial report, followed by up to three quarterly updates per year which shall be issued by the analyst following the release of subsequent quarterly reports. Additionally, research notes shall be periodically issued by SISM analysts and track changes in earning estimates, ratings or analyses. The Company is required to pay an initial fee of $5,000 and $1,750 per month beginning in June of 2005 and continuing for a 24 month period. The Company has paid a total of $12,000 to SISM Research as of the date of this prospectus.

Further material commitments are subject to new funding arrangements to be obtained or agreements not yet formalized.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment during the next 12 months, other than equipment owned by Oak Hill by virtue of our agreement in principle announced on September 23, 2005.

On September 23, 2005 we announced that we entered into an agreement in principle to acquire 100% of the issued and outstanding shares of Oak Hills for not less than 3,000,000 restricted shares of our common stock, at a deemed issuance price of $1.50 per share, for not less than $4,500,000 in aggregate consideration. The transaction is subject to, among other things:(i) the prior receipt by the Company of a valuation, acceptable to the independent members of the Board of Directors, that determines the underlying value of Oak Hills, such that the resulting purchase price and the final number of shares issuable at closing may be adjusted upward or downward, accordingly; (ii) the prior audit of Oak Hills; (iii) mutual due diligence; (iv) the execution of a formal agreement incorporating the terms and conditions of the agreement in principle by November 15, 2005; and (v) the closing of the transaction on or before December 31, 2005. As noted above, our proposed acquisition of Oak Hills is a related party transaction, in that Oak Hills is the wholly owned subsidiary of Oak Hills Drilling and Operating International, Inc. and Douglas Humphreys is the sole director and officer of both Oak Hills and Oak Hills Drilling and Operating International, Inc. and a 25% shareholder of Oak Hills Drilling and Operating International, Inc.

Oak Hills is currently our designated oil and gas operator for our well interests in the Arkoma Basin and planned drilling for our Barnett Shale Project leases. Oak Hills was created to drill and operate according to its exploration and development program when we had difficulty obtaining drilling rigs during the latter half of 2004.

Oak Hills is a full service well drilling, operating and completion company and owns a 10,000 foot operating depth Wilson Giant triple mechanical drilling rig with both triplex and duplex mud pumps capable of drilling acreage owned by us in both the Barnett Shale areas of Texas and the Arkoma Basin in Oklahoma. In addition to its Wilson Giant drilling rig, Oak Hills has a well workover rig, trucks, dozer, backhoe, trailers and well and pipeline completion equipment. Oak Hills operates at least 75 wells for private clients in addition to us, on a contract basis. Oak Hills employs approximately 30 to 35 people and its Wilson Giant drilling rig operates on a 24 hour basis.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based payment ("SFAS 123(R)"), which requires the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, be recognized in the financial statements based on the grant-date fair value of the award. SFAS 123(R) is effective for all interim periods beginning after December 15, 2005. Management is currently evaluating the impact of this standard on the Company's financial condition and results of operations. The Company has provided information herein related to the pro forma effects on the Company's reported net loss and net loss per share of applying the fair value recognition provisions of the previous SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-Monetary Assets, an Amendment of APB Opinion No. 29, Accounting for Non-Monetary Transactions ("SFAS 153") SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 will be effective for fiscal periods beginning after June 15, 2005. We do not believe that the adoption of this standard will have a material impact on our financial condition or results of operations.

Application of Critical Accounting Policies

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements.

Accounting for Natural gas and Oil Producing Activities

We use the full cost method to account for our natural gas and oil producing activities. Under this accounting method, we capitalize substantially all of the costs incurred in connection with the acquisition, development, and exploration of natural gas and oil reserves in full cost pools maintained by geographic areas, regardless of whether reserves are actually discovered and apply a quarterly full cost ceiling test. Adverse changes in conditions (primarily gas price declines) could result in permanent write-downs in the carrying value of oil and gas properties as well as non-cash charges to operations, but would not affect cash flows.

Reserve Estimates

Our estimates of oil and natural gas reserves, by necessity, are projections based on geological and engineering data, and there are uncertainties inherent in the interpretation of such data as well as the projection of future rates of production and the timing of development expenditures. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that are difficult to measure. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation and judgment. Estimates of economically recoverable oil and natural gas reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions governing future oil and natural gas prices, future operating costs, severance and excise taxes, development costs and work-over and remedial costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected there from may vary substantially. Any significant variance in the assumptions could materially affect the estimated quantity and value of the reserves, which could affect the carrying value of our oil and gas properties and/or the rate of depletion of the oil and gas properties. Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material.

Many factors will affect actual net cash flows, including:

  the amount and timing of actual production;

  supply and demand for natural gas;

  curtailments or increases in consumptions by natural gas purchasers;

  changes in governmental regulation or taxation; and

  oil and gas commodity price changes.

Property, Equipment and Depreciation

We follow the successful efforts method of accounting for oil and gas properties. Under this method all production costs incurred in connection with the exploration for and development of oil and gas reserves are capitalized. These capitalized costs include lease acquisition, geological and geophysical work, delay rentals, drilling, completing and equipping oil and gas wells, including salaries, benefits and other internal salary related costs directly attributable to these activities.

Costs associated with production and general corporate activities are expensed in the period incurred. Interest costs related to unproved properties and properties under development also are capitalized to oil and gas properties. If the net investment in oil and gas properties exceeds an amount equal to the sum of (1) the standardized measure of discounted future net cash flows from proved reserves, and (2) the lower of cost or fair market value of properties in process of development and unexplored acreage, the excess is charged to expense as additional depletion. Normal dispositions of oil and gas properties are accounted for as adjustments of capitalized costs, with no gain or loss recognized. As a result, we are required to estimate our proved reserves at the end of each quarter, which is subject to the uncertainties described in the previous section.

Off-Balance Sheet Arrangements

As of the date of this registration statement we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have: (i) any obligation arising under a guaranteed contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

DESCRIPTION OF PROPERTIES

Barnett Shale Project

In June of 2005 (as amended in July of 2005) we entered into an agreement with a Texas limited partnership, Pathway Investments, L.P., giving us the right acquire up to a maximum 75% working interest in approximately 3,000 net leasehold acres in the Barnett Shale Project, a gas well horizontal drilling venture in the Jack, Wise and Palo Pinto Counties in the State of Texas. This agreement was subsequently amended to provide us with the right to acquire a working interest of between 75% to 100% in the wells to be drilled in the Barnett Shale Project, with net revenue interests ranging from 75% to 70%, and to increase the initial acreage up to approximately 3,600 net leasehold acres.

Pursuant to the agreement and revised agreement: (i) we paid a non-refundable deposit of $100,000 to be credited against the total lease package purchase price; (ii) in the event we purchase the maximum 100% working interest, we will receive a 70% net revenue interest on the leases, with the remaining net revenue interest to be reserved as an overriding royalty interest for the Texas limited partnership; (iii) in the event we purchase a 75% working interest we will carry for the Texas limited partnership a 10% working interest in the drilling, completion and equipping of the pipeline on such wells drilled on the acreage purchased by us; however, we in this event will be delivered a 75% net revenue interest, (iv) we are responsible for our pro-rata share of acreage costs according to working interest purchased; (v) our contract operator, Oak Hill, will be the operator for the project and contribute a drilling rig to the project; and (vi) we shall use our best efforts to drill out all leases within 30 months from the date of lease acquisition.

On September 25, 2005, we acquired our first lease in the Barnett Shale Project. We acquired approximately 2,325 net leasehold acres for $1,107,000. Our management anticipates that this acquisition will provide us with up to 16 additional horizontal Barnett Shale gas drilling sites with access to existing pipeline networks.

The funds used to acquire the net leasehold acreage were derived from our private placement of Convertible Notes issued on September 16, 2005 and October 11, 2005. See "Recent Sales of Unregistered Securities".

For further information related to the Barnett Shale Project, see our current reports on Form 8-K dated September 23, 2005 and June 6, 2005.

Oklahoma Properties

We maintain an aggregate of approximately 2,814 gross developed acres and 6,634 gross undeveloped acres pursuant to leases and/or concessions in the Arkoma Basin in the State of Oklahoma as described below.

Wagnon Lease

We hold an 80% working interest and a 60.56% net revenue interest in approximately 590 gross acres of a gas lease located on the Wagnon Lease in Pittsburg County, Oklahoma (the "Wagnon Lease"). Our interest relating to the Wagnon Lease is subject to farm-out agreements equating to a total 20% working interest between Paluca Petroleum, Inc., an affiliate of one of our directors, Douglas Humphreys, Oak Hills Energy, Inc. ("Oak Hills Energy"), and the lessee of the Wagnon Lease. The gas lease was acquired from Oak Hills Energy, which acquired the lease pursuant to a farm-out agreement with Quinton Rental & Repair Services, Inc. (the "Wagnon Farm-Out Agreement"). As of September 30, 2005 we have drilled, completed and put four wells into production on the Wagnon Lease.

The Kellster #1-5 coal bed methane gas well ("Kellster #1-5") was drilled to a depth of approximately 2,400 feet vertically and 2,200 feet horizontally and has been producing since the middle of February 2004 and continues through dewatering and production stages.

The Kyndal #2-2 coal bed methane gas well ("Kyndal #2-2") was completed in June 2004 to a depth of approximately 2,400 feet vertically and 2,200 feet horizontally and is located in close proximity to the Kellster #1-5 well. The Kyndal #2-2 well feeds directly into the existing pipeline infrastructure located on the Wagnon Lease.

The Bryce #3-2 coal bed methane gas well ("Bryce #3-2") was completed in August 2004 and is also located in close proximity to the Kellster #1-5 well. Completion of drilling of the Bryce #3-2 coal bed methane gas well resulted in vertical depths of approximately 2,400 feet with an approximate 2,000 foot horizontally drilled section utilizing drilling protocols similar to those previously utilized in the drilling of the Kellster #1-5 and Kyndal #2-2 coal bed methane gas wells. The Bryce #3-2 well has been completed and the well is in production.

The Caleigh #4-2 coal bed methane gas well was completed in the first quarter of 2005 and is in production. Completion of drilling of the Caleigh #4-2 coal bed methane gas well resulted in vertical depths of approximately 2,600 feet with an approximate 1,800 foot horizontally drilled section.

We have entered into Funding Agreements for the Kellster #1-5, Kyndal #2-2, Bryce #3-2 and the Caleigh #4-2 wells. Pursuant to the Funding Agreements, private investors were provided with an 80% working interest and a 60.56% net revenue interest in the wells until their respective invested capital in each well is repaid, after which time the private investors will revert to an aggregate 20.1% working interest and a 15.075% net revenue interest. Oak Hills Energy, the operator of the wells, will "back-in" to a reversionary 6.7% working interest after the working interest capital is repaid and Lexington Oil & Gas, will "back-in" to a reversionary 53.2% working interest. Pursuant to the further terms and provisions of the Funding Agreements, all wells to be drilled on the Wagnon Lease will carry royalty interests totalling 25% to landowners and property interest holders, and a carried working interest of 5% to a landowner, and a 10% interest of our working interest as a carried working interest to a company related to Douglas Humphreys, a director of our Company, who also owns a non-carried working interest of 5%. As of September 30, 2005 all Funding Agreement capital for the four wells on the Wagnon Lease wells have been repaid, and the Company's back-in working interest of 53.2% of each of the four wells has vested.

Coal Creek Prospect

On March 12, 2004 we entered into a lease for approximately 1,536 gross acres in the Coal Creek Gas Prospect, located in Hughes County, Oklahoma (the "Coal Creek Lease"). Under the terms and provisions of the Coal Creek Lease we have an undivided 95% working interest in the subject lands and a 79% net revenue interest. On May 20, 2004 we acquired an additional 372 acres of the Coal Creek Lease with a minimum 95% working interest in the subject lands and a 78% net revenue interest. On August 20, 2004 we acquired an additional approximate 23 acres of the Coal Creek Lease with a minimum 95% working interest in the subject lands and a 79% net revenue interest. Pursuant our Humphreys Consultation Agreement we have assigned as an earned carried interest to Paluca Petroleum, Inc., an affiliate of one of our directors, Douglas Humphreys, 10% of our working interest as a carried working interest in each well to be drilled on this property that has been completed and is in production.

On March 31, 2005, we began drilling the first well on the Coal Creek Prospect, the Lex #1-34, of which we have a 50% working interest. The Lex #1-34 well has been completed and is currently in production. On April 15, 2005, we began drilling a second well on the Coal Creek Prospect, the Brumbaugh #1-10 well, of which we have a 22% working interest. The Brumbaugh #1-10 well has been completed and began production in May 2005. It is estimated that interests in 12 to 16 wells may be drilled on lease acreage owned by us that forms part of the Coal Creek Prospect.

The LEX #1 coal bed methane gas well ("Lex #1") was completed on approximately April 21, 2005 to a depth of approximately 3,200 feet vertically and approximately 2,000 feet horizontally. The Brumbaugh #1-10 coal bed methane gas well ("Brumbaugh #1-10") was drilled to a vertical depth of 3,350 feet and a horizontal lateral section of 2,350 feet. On May 31, 2005, we began drilling a third CBM well on our Coal Creek Prospect, the Ellis #1-15, of which we have an 88.5% working interest. Drilling on this well has encountered a shallow "Bartlesville Sand" gas zone that produced a significant gas flair upon testing of the zone. The zone was logged, underwent economic and geological study to assess commercial potential of the new, non-CBM gas zone, and we attempted completion in the Barlesville Sand zone without success due to intrusion of water from a salt water disposal well. As a result, procedures are under evaluation for the completion of the well in the originally targeted, Hartshorne CBM gas zone that is unaffected by the intrusion of water.

In June of 2005 the Company received loans totalling $1,165,000 which had been secured against the Coal Creek Lease property. Such loans were repaid from the proceeds of the Company's recent Convertible Note private placement in September of 2005.

Panther Creek Prospect

On March 12, 2004 we entered into a lease for approximately 292 gross acres located in five separate sections in the Panther Creek coal bed methane gas prospect, located in Hughes County, State of Oklahoma (the "Panther Creek Lease"). We have a 100% working interest and an approximate 81% net revenue interest in the subject property. On January 25, 2005, we entered into a joint operating agreement to participate in one of three proposed wells to be drilled in the vicinity of our leases in the Panther Creek Prospect (the "Joint Operating Agreement") with Newfield Exploration Mid-Continent Inc., a subsidiary of Newfield Exploration Company ("Newfield"). Pursuant to the terms and provisions of the Joint Operating Agreement: (i) Newfield shall drill and operate the first well and explore other zones up to 8,500 feet in depth; (ii) we will have an approximate 25% working interest in the first well; and (iii) Newfield has the right to drill the first well until December 31, 2005. As of the date of this prospectus Newfield has completed drilling the POE 1-29 Woodford shale vertical gas well, and the well is producing. We have also elected to participate with Newfield in two further wells to be drilled on other sections in the Panther Creek Prospect and we will have an approximate 11% and 4% working interests, respectively, in the proposed two additional wells.

South Lamar Prospect

On April 22, 2004 we acquired 960 gross undeveloped acres in three sections of farm-out acreage to develop coal bed methane gas wells in Hughes County, State of Oklahoma (the "South Lamar Farm-out"). Pursuant to the terms and provisions of the South Lamar Farm-out, we hold a 100% working interest and a 78.5% net revenue interest in 960 gross undeveloped acres to develop gas producing wells. The acreage was purchased originally by Paluca Petroleum, Inc., an affiliate of Doug Humphreys, for approximately $100,000, and the exchange of certain other equipment. On July 26, 2004 we acquired an additional 184 acres in the South Lamar Prospect with a 100% working interest and a 79% net revenue interest.

Middlecreek Prospect

On May 24, 2004 we acquired a 320 gross acres in the Middlecreek Gas Prospect located in Hughes County, State of Oklahoma (the "Middlecreek Prospect"). The Middlecreek Prospect includes existing wells on the property with minor production from the Gilchrease zone and represents an average 70% net revenue interest and a 100% working interest. Rights to drill all geological zones are included and primary gas targets include the Caney shale and Hartshorne coal zones with further possibilities in the Booch, Stuart and Savannah zones. The Middlecreek Prospect includes a 2,000 foot gas pipeline and pipeline right of way. Pursuant to our Humphreys Consultation Agreement we have assigned to Paluca Petroleum, Inc., an affiliate of one of our directors, Douglas Humphreys, 10% of our working interest as a carried working interest in each well drilled on this property. The leasehold interest acquired is held by production.

H-9 Prospect

On June 29, 2004 we acquired approximately 4,850 gross leasehold acres in approximately 38 sections of the H-9 Prospect located in Hughes and McIntosh counties in the State of Oklahoma (the "H-9 Prospect"). We acquired a 100% working interest and a 79.25% net revenue interest in the H-9 Prospect. We subsequently acquired an additional 320 gross acres of leases in the H-9 area of interest with a 100% working interest and a 78.25% net revenue interest. Pursuant to our Humphreys Consultation Agreement we have assigned to Paluca Petroleum, Inc., an affiliate of one of our directors, Douglas Humphreys, 10% of our working interest as a carried working interest in each well drilled on this property.

Drilling Activity

The following table sets forth the results of our coal bed methane gas drilling activity as of November 17, 2005.

Gross Wells			Net Wells
Total	Producing	Dry	Total	Producing	Dry
7	7	0	3.08	3.08	0

Production Information

During the prior three fiscal years we had no oil and gas production.

Net Production, Average Sales Price and Average Production Costs (Lifting)

We had no oil or gas production during the fiscal year ended December 31, 2003. The table below sets forth the net quantities of gas production (net of all royalties, overriding royalties and production due to others) attributable to Lexington for the fiscal year ended December 31, 2004, and the average sales prices, average production costs and direct lifting costs per unit of production.

For the fiscal year ending December 31, 2004
Net production (Mcf)	160,412
Average Sales price (per Mcf)	$4.44
Average Production Cost (per Mcf)(*)	$0.79

(*) Includes direct lifting costs (which are comprised of labor, repairs and maintenance, materials and supplies, workover costs, insurance and property, gathering, compression, marketing and severance taxes).

Gross and Net Productive Gas Wells, Developed Acreage and Overriding Royalty Interests

Productive Wells and Developed Acres

The tables below set forth our leasehold interest in productive and shut-in gas wells, and in developed acres, at November 17, 2005:

Prospect	Gross(1)	Net(2)
Wagnon	4	2.13
Panther	1	0.25
Coal Creek	2	0.723

(1) A gross well is a well in which a working interest is owned. The number of gross wells is the total number of wells in which a working interest is owned.

(2) A net well is deemed to exist when the sum of the fractional ownership working interest in gross wells equals one. The number of net wells is the sum of the fractional working interests owned in gross wells expressed as whole numbers and fractions thereof.

Developed Acreage Table(1)

Prospect	Gross(2)	Net(3)
Wagnon	590	472
Panther	292	262.8
Coal Creek	1,923	1,642.2

(1) Consists of acres spaced or assignable to productive wells.

(2) A gross acre is an acre in which a working interest is owned. The number of gross acres is the total number of acres in which a working interest is owned.

(3) A net acre is deemed to exist when the sum of fractional ownership working interests in gross acres equals one. The number of net acres is the sum of the fractional working interests owned in gross acres expressed as whole numbers and fractions thereof.

Undeveloped Acreage

The table below sets forth our leasehold interest in undeveloped acreage at November 17, 2005.

Prospect	Gross	Net(*)
South Lamar	1,144	1029.6
Middlecreek	320	288
H-9	5,170	4,653

(*) Includes the assignment to Paluca Petroleum, Inc., an affiliate of one of our directors, Douglas Humphreys, of 10% of our working interest as a carried working interest in each well drilled on the properties held by us.

Gas Delivery Commitments

We have no gas delivery commitments. Lexington Oil & Gas contracts with Williams Arkoma Gathering Company, LLC, Unimark LLC and Hughes Gas System LLC to sell gas produced.

Drilling Commitments

None at the current date.

Reserve Information

We have obtained a reserve and economic evaluation report regarding the Wagnon Lease which was conducted by Fletcher Lewis Engineering, Inc. of Oklahoma dated September 9, 2004 (the "Reserve and Economic Evaluation Report"). The Reserve and Economic Evaluation Report estimates recoverable reserves from the Wagnon Lease, the present value and a discounted present value of 10% of future cash flow therefrom. The Reserve and Economic Evaluation Report indicates that, as of September 1, 2004, there is approximately 1,531,026 MCF with future net revenue of $5,274,000 in net gas reserve from proven producing wells and proven undeveloped sites on the Wagnon Lease when using a gas price of $4.57 MCF and a present value 10% discounted cash flow on net production of approximately $4,073,000. The Company has not updated its reserve reporting to include its other drilled interests since the date of the Reserve and Economic Evaluation Report.

	Net Gas MCF	Future Net Cashflow	Present Worth Discounted 10%
Proved Developed Producing	1,176,008	4,353,737	3,446,997
Summary Undeveloped	355,018	920,224	626,324
Totals	1,531,026	5,273,961	4,073,322

We have not filed any estimates of total proved net oil or gas reserves with, or included such information in reports to, any federal authority or agency.

Executive Offices

We lease our principal office space located at 7473 West Lake Mead Road, Las Vegas, Nevada, U.S.A., 89128. Our oil and gas operational offices include office space, warehouse and a fenced yard located at 225 Kingsberry Road, Holdenville, Oklahoma, U.S.A., 74848. We rent this space from Douglas Humphreys or an affiliated entity on terms no less favorable than those that may be obtained from third parties.

LEGAL MATTERS

The validity of the common stock offered by this prospectus is being passed upon by The O'Neal Law Firm, P.C.

EXPERTS

Our consolidated financial statements included in this registration statement have been audited by Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, to the extent and for the period set forth in their reports appearing elsewhere in this registration statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

Information derived from the Reserve and Economic Evaluation Report of Fletcher Lewis Engineering, Inc., with respect to Lexington Oil & Gas estimated reserves incorporated in this prospectus, have been so incorporated in reliance on the authority of said firm as experts with respect to such matters contained in their report.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the transactions described below, none of our directors, officers or principal stockholders, nor any associate or affiliate of the foregoing have any interest, direct or indirect, in any transaction, from October 1, 2003 to the date of this prospectus, or in any proposed transactions, which has materially affected or will materially affect us. As they relate to the certain relationships and related transactions discussed below, Douglas Humphreys is the sole officer, director and shareholder of Paluca Petroleum, Inc., Douglas Humphreys is the sole director and officer of both Oak Hills and Oak Hills Drilling and Operating International, Inc. and a 25% shareholder of Oak Hills Drilling and Operating International, Inc. and, until January 21, 2004, Douglas Humphreys and Vaughn Barbon were prior minority shareholders of Oak Hills Energy, Inc., the Company's prior oil and gas operator.

Orient Explorations Ltd. may be deemed to be an organizer of the Company.

On September 23, 2005 we announced that we entered into an agreement in principle to acquire 100% of the issued and outstanding shares of Oak Hills, our designated oil and gas operator, for not less than 3,000,000 restricted shares of our common stock, at a deemed issuance price of $1.50 per share, for not less than $4,500,000 in aggregate consideration. The transaction is subject to, among other things:(i) the prior receipt by the Company of a valuation, acceptable to the independent members of the Board of Directors, that determines the underlying value of Oak Hills, such that the resulting purchase price and the final number of shares issuable at closing may be adjusted upward or downward, accordingly; (ii) the prior audit of Oak Hills; (iii) mutual due diligence; (iv) the execution of a formal agreement incorporating the terms and conditions of the agreement in principle by November 15, 2005; and (v) the closing of the transaction on or before December 31, 2005. As noted above, our proposed acquisition of Oak Hills is a related party transaction, in that Oak Hills is the wholly owned subsidiary of Oak Hills Drilling and Operating International, Inc. and Douglas Humphreys is the sole director and officer of both Oak Hills and Oak Hills Drilling and Operating International, Inc. and a 25% shareholder of Oak Hills Drilling and Operating International, Inc.

On February 18, 2005, Orient Explorations Ltd. and Longfellow Industries (B.C.) Ltd. entered into a stock purchase agreement pursuant to which Orient Explorations Ltd. sold 3,000,000 shares of our restricted common stock to Longfellow Industries (B.C.) Ltd. for aggregate consideration of approximately $750.00 in cash.

On February 1, 2005 we granted IMT 600,000 options to acquire shares of our common stock and on August 19, 2005 we granted IMT 1,150,000 options to acquire shares of our common stock.

On August 19, 2005 we granted Norman MacKinnon 25,000 options to acquire shares of our common stock.

On August 19, 2005 we granted Grant Atkins 250,000 options to acquire shares of our common stock. Grant Atkins is paid $10,000 per month as part of remuneration for his duties as President to the Company.

On August 19, 2005 we granted Vaughn Barbon 50,000 options to acquire shares of our common stock. Vaughn Barbon is paid up to $5,000 per month as part of remuneration for his duties as Chief Financial Officer to the Company.

On November 9, 2004 we entered into an agreement with Oak Hills Drilling and Operating International, Inc. to drill a ten well program. For a complete description of this agreement, see "Current Business Operations."

Pursuant to an employment agreement with the Company, Douglas Humphreys or Paluca Petroleum, Inc. is paid $7,500 per month by the Company and receives 10% of our working interest as a carried working interest in any well drilled and completed by the Company. On August 19, 2005 we granted Doug Humphreys 500,000 options to acquire shares of our common stock.

Saddlebag Oilfield Services ("Saddlebag") has provided completion services to Oak Hills Energy on the Kellster #1-5, Kyndal #2-2, and Bryce #3-2 wells. Doug Humphreys is a director of Saddlebag and Pam Humphreys, Doug Humphrey's wife, is the President of Saddlebag. As of December 12, 2004 Oak Hills Energy has paid Saddlebag at total of $44,567 for completion work on the three wells. The work included setting up the surface equipment, swabbing the well to initiate production, laying pipeline, setting up fences, compressor hookups and other related services.

During the twelve months ended December 31, 2004 we paid Steve Jewett $17,500 in connection with his service as the chairman of our audit committee. From January 1, 2005 to September 30, 2005 we paid Steve Jewett $45,000 in connection with his service as the chairman of our audit committee. On August 19, 2005 we granted Steve Jewett 25,000 options to acquire shares of our common stock.

On July 19, 2004 we were assigned 320 gross acres of leases in the H-9 Prospect from Paluca Petroleum, Inc. who had entered into a farm-out agreement with Faith Production, LLC dated July 19, 2004 for the acquisition of this property. Paluca Petroleum, Inc. served only as an intermediary and received no consideration in connection with this transaction.

On July 12, 2004 we entered into the Humphreys Consultation Agreement with Lexington Oil & Gas and Douglas Humphreys. For a complete description of the Humphreys Consultation Agreement see "Employment Contracts and Termination of Employment and Change in Control Arrangements."

On May 18, 2004 we exchanged $495,000 in debt owed to ICI that had been assigned to a consultant for IMT in exchange for the exercise price of 495,000 options to acquire shares of our common stock that had been assigned to him by IMT at a price of $1.00 per share.

On April 22, 200, we acquired from Paluca Petroleum, Inc. three sections of farm-out acreage to develop coal bed methane gas wells in Hughes County, State of Oklahoma, for $120,000, and on July 14, 2004, we acquired an additional 184 gross acres in this Prospect from Paluca Petroleum, Inc. for approximately $13,800. The acreage was purchased originally by Paluca Petroleum, Inc. for approximately $100,000 and the exchange of certain other equipment.

During the period ended March 31, 2004 we exchanged $200,000 in debt owed to ICI that had been assigned to consultants for ICI in exchange for the exercise price of 1,200,000 options to acquire shares of our common stock that had been assigned to them by ICI at a price of $0.167 per share.

Of the 1,000,000 stock options granted on February 2, 2004, 105,000 were granted to officers and directors and 895,000 stock options were granted to IMT.

On January 21, 2004 we entered into the Paluca Agreement with Lexington Oil & Gas, Paluca Petroleum, Inc. and Douglas Humphreys. Pursuant to the terms and provisions of the Paluca Agreement: (i) we assigned Mr. Humphreys a 5% carried working interest in every well drilled us on the Wagnon Lease; (ii) we agreed to allow Mr. Humphreys to participate up to an additional 5% working interest in every well drilled by us on the Wagnon Lease; (iii) Mr. Humphreys agreed to waive any and all other claims, debts or obligations owed to him by us or Lexington Oil & Gas, and (iv) we agreed to transfer to Paluca certain assets previously acquired by us (which included working interests and net revenue interests in certain oil and gas leases located on the Doc Cole Property, the Atwood Booch Sand Property, the Jeneva Property and the Sasakwa Gilcrease Sand Property; as previously disclosed in prior filings).

On January 21, 2004 Orient Explorations, Inc. and Douglas Humphreys entered into an agreement (the "Humphreys/Orient Agreement"). Pursuant to the terms and provisions of the Humphreys/Orient Agreement, Mr. Humphreys agreed to transfer 750,000 shares of restricted common stock of the Company held of record by Humphreys to Orient for $10.

Effective December 5, 2003 we acquired the Wagnon Lease from Oak Hills Energy for $120,000. Oak Hills Energy acquired the Wagnon Farm-Out Agreement from Quinton Rental and Repair Service, Inc. on December 5, 2003 for $44,325.

During the period ended November 19, 2003 we exchanged $1,260,027 in loans, notes and accrued interest due to related parties in exchange for the issuance of 630,276 shares of our common stock.

On November 10, 2003 we entered into a Financial Consulting Services Agreement with IMT, whereby IMT performed a wide range of management, administrative, financial, business development, and consulting services for us. The IMT Consulting Agreement was for a term of twelve months and expired on November 10, 2004, and has subsequently been renewed for a further 12 month term. Pursuant to the terms of the IMT Consulting Agreement we granted IMT and/or its designates or employees 950,000 options to purchase shares of our common stock at a price of $0.50 per share and agreed to a contracted rate of $10,000 per month. We incurred $30,000 in fees to IMT for the three-month period ended September 30, 2004 and have incurred $60,000 for the nine-month period ended September 30, 2004. (2003 - nil). Of the 1,000,000 stock options granted on February 2, 2004 895,000 stock options were granted to IMT or its designates.

On October 15, 2003 Intergold Corporation entered into a Settlement Agreement with ICI to issue 100,000 pre-three-for-one forward share split shares of our common stock to ICI in satisfaction of $250,000 that was owed to ICI.

Market for Common Equity and Related Stockholder Matters

Market for Common Stock

Shares of our common stock are traded on the OTC Bulletin Board under the symbol "LXRS.OB" and on the Frankfurt and Berlin stock exchanges under the symbol "LXR"; WKN: AOBKLP. The market for our common stock is limited, volatile and sporadic. The following table sets forth the high and low sales prices relating to our common stock on a quarterly basis for the last two fiscal years as quoted by the NASDAQ. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions (and were sourced from Alphatrade.com).
Quarter ended	High Bid	Low Bid
September 30, 2005	$1.75	$1.25
June 30, 2005	$1.89	$1.15
March 31, 2005	$2.20	$1.25
December 31, 2004	$2.72	$1.07
September 30, 2004	$5.40	$1.40
June 30, 2004	$7.46	$2.30
March 31, 2004	$4.95	$2.95
December 31, 2003	$4.25	$0.17
September 30, 2003	$2.50	$0.17
June 30, 2003	$2.05	$0.17

As of November 17, 2005 we had 138 shareholders of record, which does not include shareholders whose shares are held in street or nominee names. We believe that there are approximately 2,500 beneficial owners of our common stock.

Dividend Policy

No dividends have ever been declared by our Board of Directors on our common stock. Our losses do not currently indicate the ability to pay any cash dividends, and we do not indicate the intention of paying cash dividends either on our common stock in the foreseeable future.

EXECUTIVE COMPENSATION

Summary Compensation Table

Except as described below, none of our executive officers received an annual salary and bonus that exceeded $100,000 during the fiscal years ending December 31, 2004, 2003 and 2002. The following table sets forth the compensation received by Grant Atkins, Vaughn Barbon, Doug Humphreys and Steve Jewett during the fiscal years ended December 31, 2004, 2003 and 2002.

	Annual Compensation			Long Term Compensation
Name and Principal Position	Fiscal Year	Salary	Annual Compensation	Securities Underlying Options
Grant Atkins(1) President and Chief Executive Officer	2004 2003 2002	- - -	$60,000(2) $19,625(2) $ 3,300(2)	100,000 - -
Vaughn Barbon(3) Treasurer and Chief Financial Officer	2004 2003	- -	$64,000(2) $15,000(2)	- -
Doug Humphreys(4) Drilling Operations Manager	2004 2003	- -	$219,529(5) -	200,000 50,000
Norman MacKinnon(4) Director	2004	-	-	2,500
Steve Jewett(4) Audit Committee	2004	-	$17,500	2,500

(1) Mr. Atkins was appointed our Chief Executive Officer in July of 2003.

(2) Received pursuant to respective contractual arrangements between the Company and ICI.

(3) Mr. Barbon joined the Company in 2003.

(4) Messrs. Humphreys, MacKinnon and Jewett joined the Company in 2004.

(5) This amount represents the direct payment by the Company to Mr. Humphreys of aggregate management fees of $102,500 for the fiscal years ending December 31, 2004, together with the indirect payments to Mr. Humphreys, through Paluca Petroleum, Inc., his affiliate, of 10% of the Company's working interest for each well drilled by our company on properties held by us pursuant to his Humphreys Consultation Agreement with the Company.

Officers and directors of the Company may be reimbursed for any out-of-pocket expenses incurred by them on behalf of the Company. The Company presently has no pension, health, annuity, insurance, profit sharing or similar benefit plans. Mr. Atkins and Mr. Barbon previously derived remuneration from the Company directly and through ICI, which provided a wide range of management, financial and administrative services to the Company. See "Summary Compensation Table" above.

Executive compensation is subject to change concurrent with the Company's requirements. None of the officers and directors of the Company are officers or directors of ICI, nor does the Company own any equity interest in ICI.

Currently, Mr. Atkins receives compensation in the amount of $10,000 per month and Mr. Barbon receives compensation in the amount of $5,000 per month. We do not have employment agreements with Mr. Atkins or Mr. Barbon.

Stock Option Grants

Option/SAR Grants in Last Fiscal Year
Name	Number of Securities Underlying Options	Percent of Total Options Granted	Exercise Price	Date of Expiration
Grant Atkins	100,000	8.33%	$3.00	12/31/2009
Vaughn Barbon	-	-	-	-
Douglas Humphreys	200,000	16.67%	$3.00	07/12/2009
Norman MacKinnon	2,500	0.21%	$1.00	12/31/2008
Stephen Jewett	2,500	0.21%	$1.00	12/31/2008

Exercise of Stock Options and Year-End Option Values

The following table sets forth certain information with respect to each exercise of stock options and SARs during fiscal 2004 by each of our officers and directors, and the fiscal 2004 year-end value of unexercised options and SARs. The dollar values are calculated by determining the difference between the exercise or base price of the options and the fair market value of the underlying stock at the time of exercise and at fiscal year-end if unexercised, respectively. The unexercised options, some of which may be exercisable, have not been exercised and it is possible they might never be exercised. Actual gains realized, if any, on stock option exercises and common stock holdings are dependent on the future performance and value of the common stock and overall stock market conditions. There can be no assurance that the projected gains and values shown in this table will be realized.
Aggregated Option/SAR Exercises During the Last Financial Year-End and Financial Year-End Option/SAR Values
Name (#)	Common Shares Acquired on Exercise	Value Realized ($)	Unexercised Options at Financial Year-End (#) exercisable/ unexercisable	Value of Unexercised In-The-Money Options/SARs at Financial Year-End ($) exercisable/ unexercisable
Grant Atkins	-	-	100,000	-
Vaughn Barbon	-	-	-	-
Douglas Humphreys	-	-	-	$39,500
Norman MacKinnon	-	-	2,500	$725
Stephen Jewett	-	-	2,500	$725

Stock Option Plan

We currently have one equity compensation plan, namely our amended Stock Option Plan ("Amended Stock Option Plan"), dated August 19, 2005, which provides for the issuance of stock options for services rendered to us. The Board of Directors is vested with the power to determine the terms and conditions of the options. The Amended Stock Option Plan includes 7,500,000 shares. As of December 31, 2004 4,200,000 options under the Company's previous stock option plan had been granted and 3,665,000 had been exercised which, by adoption of the Amended Stock Option Plan, now form part of our Amended Stock Option Plan.

Effective on the date of the adoption of our Amended Stock Option Plan we granted an aggregate of 2,000,000 new stock options under our Amended Stock Option Plan, at an exercise price of $1.25 per share, exercisable for a period of five years, to the following optionees:

Name	Number of Securities Underlying Options	Exercise Price	Date of Expiration
Grant Atkins	250,000	$1.25	19/08/2010
Vaughn Barbon	50,000	$1.25	19/08/2010
Douglas Humphreys	500,000	$1.25	19/08/2010
Norman MacKinnon	25,000	$1.25	19/08/2010
Stephen Jewett	25,000	$1.25	19/08/2010
IMT	1,150,000	$1.25	19/08/2010

On November 19, 2003 the Company first adopted a stock option plan (the "SOP"). The SOP provided authority for the Board of Directors to grant options for the purchase of a total number of shares of the Company's common stock, not to exceed 3,000,000 shares. The option period of options granted under the SOP was up to 10 years and the option price per share was be no less than the fair market value of a share of common stock on the date of grant of the stock option. On December 31, 2003 the terms of the Company's SOP were altered, whereby the authorized total number of options was increased from 3,000,000 shares to 4,000,000 shares. On July 2, 2004 the Company: (i) increased the authorized number of options under the SOP from 4,000,000 to 5,000,000; and (ii) made the new 1,000,000 stock options exercisable at $3.00 per share for a five-year term. As of December 31, 2004 4,200,000 options under the Company's SOP had been granted and 3,665,000 had been exercised.

In January of 2004 1,200,000 stock options (400,000 pre-forward split shares) were exercised at $0.167 per share ($0.50 per pre-forward split share) for proceeds of $200,000 which was paid by way of offset of $200,000 originally advanced to the Company by ICI which was assigned by ICI to IMT designated option holders. On February 2, 2004, an additional 1,000,000 share options were granted to consultants 500,000 exercisable at $1.00 and 500,000 exercisable at $3.00. The term of these options is five years. Of these options, 100,000 were granted to an officer of the Company. In April of 2004 the Company registered 500,000 common stock options exercisable at $1.00 per share under a registration statement in Form S-8. On May 18, 2004 495,000 of these stock options were exercised at $1.00 per share for proceeds of $495,000 which was paid by way of offset of $495,000 originally advanced to the Company by ICI which was assigned to a designated option holder. In June of 2004 the Company registered 400,000 common stock options exercisable at $3.00 per share under a registration statement in Form S-8. In June of 2004 320,000 of these stock options were exercised at $3.00 per share for proceeds of $960,000. On July 12, 2004 200,000 stock options were granted at $3.00 per share to Mr. Humphreys. The term of these options is five years. On February 2, 2005 the Company granted 600,000 share options to a consultant to the Company exercisable as follows: 500,000 at $1.00 per share and 100,000 at $0.16667 per share.

There are no other stock option, retirement, pension, or profit sharing plans for the benefit of our company's officers and directors, other than the Amended Stock Option Plan.

Humphreys Consultation Agreement

On July 12, 2004 we entered into the Humphreys Consultation Agreement with Lexington Oil & Gas and Douglas Humphreys. Pursuant to the Humphreys Consultation Agreement, Mr. Humphreys will assist in overseeing the drilling operations and the completion and management of our wells. Mr. Humphreys compensation pursuant to the Humphreys Consultation Agreement will be: (i) $7,500 per month effective April 1, 2004, (ii) the assignment of a 10% interest of Lexington's working interest as a carried working interest in every well drilled on all properties held by us; (iii) the right to purchase an additional 5% interest of Lexington's working interest in all wells drilled by us on our properties provided that funds for this participation are paid prior to the commencement of drilling of said wells; and (iv) 200,000 options to purchase shares of our common stock options at price of $3.00 per share. The Humphreys Consultation Agreement can be terminated at any time with 90 days' prior written notice by either party.

Compensation of Directors

Generally, our directors do not receive salaries or fees for serving as directors, nor do they receive any compensation for attending meetings of the Board of Directors. Directors are entitled to reimbursement of expenses incurred in attending meetings. In addition, our directors are entitled to participate in our stock option plan. During the year ended December 31, 2004 we paid Steve Jewett $17,500 in connection with his service as the chairman of our audit committee.

FINANCIAL STATEMENTS

1. Unaudited financial statements for the nine months ended September 30, 2005.

2. Audited financial statements for the year ended December 31, 2004.

LEXINGTON RESOURCES, INC.

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

(Unaudited)

CONSOLIDATED BALANCE SHEETS

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

LEXINGTON RESOURCES, INC.

CONSOLIDATED BALANCE SHEETS

                                                                September 30,    December 31,
                                                                    2005            2004
------------------------------------------------------------   ------------    ------------
                                                                (unaudited)
                                     ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                   $  1,011,538    $    326,293
   Accounts receivable                                              162,984         136,573
     Prepaid expenses                                                12,000            --
    Current portion of deferred finance fees and
    discount on notes ( Note 7)                                     438,025            --
------------------------------------------------------------   ------------    ------------
                                                                  1,624,547         462,866
------------------------------------------------------------   ------------    ------------

DEFERRED FINANCE FEE AND DISCOUNT ON NOTES (Note 7)                 420,862            --
------------------------------------------------------------   ------------    ------------

PROPERTY AND EQUIPMENT (Note 4)
   Oil and gas properties full cost method of accounting
           Proved, net of accumulated depletion $405,969
           (2004 - $161,328)                                      2,710,046       1,209,938
           Unproved                                               2,348,949       1,419,447
------------------------------------------------------------   ------------    ------------
                                                                  5,058,995       2,629,385
   Other equipment, net of accumulated depreciation                   2,499           2,997
------------------------------------------------------------   ------------    ------------
                                                                  5,061,494       2,632,382
------------------------------------------------------------   ------------    ------------

                                                               $  7,106,903    $  3,095,248
============================================================   ============    ============

                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES

   Accounts payable and accrued liabilities                    $    616,146    $    228,819
   Current portion of drilling obligations (Note 5)                    --           617,000
     Current portion of convertible notes (Note 7)                1,839,305            --
------------------------------------------------------------   ------------    ------------
                                                                  2,455,451         845,819
CONVERTIBLE NOTES (Note 7)                                        1,215,443            --
DRILLING OBLIGATIONS (Note 5)                                          --           563,915
------------------------------------------------------------   ------------    ------------
                                                                  3,670,894       1,409,734
------------------------------------------------------------   ------------    ------------

CONTINGENCIES AND COMMITMENTS (Notes 1, 4, 5, 7 & 10)

STOCKHOLDERS' EQUITY (Note 8)
   Common stock $.00025 par value: 200,000,000 shares
   authorized Preferred stock, $.001 par value:

   75,000,000 shares authorized Issued and outstanding:
   17,603,405 common shares (December 31, 2004 - 16,999,038)          4,550           4,250
     Additional paid-in capital                                  14,887,912       8,947,604
   Common stock purchase warrants                                 2,580,854         301,815
    Accumulated deficit                                         (14,037,307)     (7,568,155)
------------------------------------------------------------   ------------    ------------
                                                                  3,436,009       1,685,514
------------------------------------------------------------   ------------    ------------
                                                               $  7,106,903    $  3,095,248
============================================================   ============    ============

The accompanying notes are an integral part of these interim consolidated financial statements.

4

LEXINGTON RESOURCES, INC.

INTERIM CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited)

                                        Three months   Three months      Nine months    Nine months
                                            Ended          Ended            Ended           Ended
                                        September 30,   September 30,   September 30,   September 30,
                                             2005            2004            2005            2004
                                        ------------    ------------    ------------    ------------
OIL AND GAS REVENUE                     $    137,458    $    211,549    $    530,721    $    305,756
                                        ------------    ------------    ------------    ------------

OPERATING EXPENSES
     Depletion                               104,761         105,628         244,641         112,186
     Operating costs and taxes                58,612          14,458         180,073          21,641
                                        ------------    ------------    ------------    ------------
                                             163,373        1120,086         424,714         133,827
                                        ------------    ------------    ------------    ------------

OPERATING PROFIT (LOSS)                      (25,915)         91,463         106,007         171,929
                                        ------------    ------------    ------------    ------------

OTHER EXPENSES
   Consulting - stock based (Note 9)       1,138,238            --         1,913,991       2,989,221
   General and administrative                116,499         949,459       1,287,170       2,307,567
   Interest and finance fees (Note 7)      3,365,248          23,924       3,373,998          50,309
                                        ------------    ------------    ------------    ------------

                                           4,619,985         973,383      6,575,159        5,347,097
                                        ------------    ------------    ------------    ------------

NET LOSS FOR THE PERIOD                   (4,645,900)   $   (881,920)   $ (6,469,152)   $ (5,175,168)
                                        ============    ============    ============    ============

BASIC NET LOSS PER SHARE                $      (0.26)   $      (0.06)   $      (0.37)   $    (0.35)
                                        ============    ============    ============    ============
WEIGHTED AVERAGE COMMON
      OF SHARES OUTSTANDING               17,557,753      15,319,693      17,375,441      14,632,326
                                        ============    ============    ============    ============

The accompanying notes are an integral part of these interim consolidated financial statements.

5

LEXINGTON RESOURCES, INC.

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

                                                   For the Nine     For the nine
                                                   month period     month period
                                                       ended           ended
                                                    September 30,  September 30,
                                                        2005           2004
---------------------------------------------------- -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                            $(6,469,152)   $(5,175,168)
  Adjustments to reconcile net loss to net cash
    from operating activities:
       Stock-based consulting fees                     1,913,991      2,989,221
           Non-cash compensation                         153,708         19,167
       Oil and gas depletion                             244,641        112,186
           Depreciation                                      498            332
       Non-cash interest and finance costs             3,326,799           --
  Changes in working capital assets and liabilities
       Prepaid expenses                                  (12,000)        (6,550)
       Accounts receivable                               (26,411)      (185,500)
       Accounts payable                                 (195,226)       777,745
       Accrued interest payable                           16,140         24,453
       Accrued and unpaid fees payable                      --           30,000
---------------------------------------------------- -----------    -----------

NET CASH FLOWS USED IN OPERATING ACTIVITIES           (1,047,012)    (1,414,114)
---------------------------------------------------- -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of equipment                                     --           (3,495)
  Oil and gas properties                              (2,245,408)    (2,247,539)
---------------------------------------------------- -----------    -----------

NET CASH FLOWS USED IN INVESTING ACTIVITIES           (2,245,408)    (2,251,034)
---------------------------------------------------- -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Drilling obligation (repayments) advances         (1,180,915)       737,984
  Advances payable                                          --          279,306
    Convertible notes, net  (Note 7)                   4,645,950        500,000
  Net proceeds on sale of common stock                   512,630      3,281,075
---------------------------------------------------- -----------    -----------

NET CASH FLOWS FROM FINANCING ACTIVITIES               3,977,665      4,798,365
---------------------------------------------------- -----------    -----------

INCREASE (DECREASE) IN CASH                              685,245      1,133,217

CASH, BEGINNING OF PERIOD                                326,293        351,420
---------------------------------------------------- -----------    -----------

CASH, END OF PERIOD                                  $ 1,011,538    $ 1,484,637
==================================================== ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION (Refer to Note 12)

The accompanying notes are an integral part of these interim consolidated financial statements.

LEXINGTON RESOURCES, INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

(unaudited)

NOTE 1: NATURE OF CONTINUED OPERATIONS AND BASIS OF PRESENTATION

By Share Exchange Agreement dated November 19, 2003, Lexington Resources, Inc. ("LRI" or "the Company"), a Nevada corporation, acquired 100% of the issued and outstanding shares of Lexington Oil & Gas Ltd. Co. (an exploration stage company) ("Lexington"), in exchange for 9,000,000 (3,000,000 pre January 26, 2004 3:1 forward split) restricted shares of common stock of the Company representing 85% of the total issued and outstanding shares of the Company at the time. In connection with this transaction, the Company changed its name to Lexington Resources, Inc. (Refer to Note 3.)

This acquisition has been accounted for as a reverse acquisition with Lexington being treated as the accounting parent and LRI, the legal parent, being treated as the accounting subsidiary. Accordingly, the consolidated results of operations of the Company include those of Lexington for the period from its inception on September 29, 2003 and those of LRI since the date of the reverse acquisition.

Lexington is an Oklahoma Limited Liability Corporation incorporated on September 29, 2003 formed for the purposes of the acquisition and development of oil and natural gas properties in the United States, concentrating on unconventional gas production initiatives that include coal bed methane gas acquisitions and developments in the Arkoma Basin in the State of Oklahoma as well as Barnett Shale targeted acquisitions and developments in the Dallas Fort Worth Basin in the State of Texas. As planned principal operations commenced in 2004, the Company is no longer considered to be an exploration stage company.

Going Concern

The consolidated financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a working capital deficiency of $830,904 at September 30, 2005, has incurred losses since inception of $14,037,307 and further losses are anticipated in the development of its oil and gas properties raising substantial doubt as to the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on raising additional capital to fund ongoing research and development and ultimately on generating future profitable operations. The Company currently has unfunded property acquisition obligations as disclosed in Note 4. The Company will continue to fund operations with advances and debt instruments, as well as further equity placements.

Unaudited Interim Financial Statements

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended December 31, 2004 included in the Company's Annual Report on Forms 10-KSB and 10-KSB/A filed with the Securities and Exchange Commission. The interim unaudited consolidated financial statements should be read in conjunction with those financial statements included in the Form 10-KSB and 10-KSB/A. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Principles of Consolidation The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Lexington. Lexington was acquired by reverse acquisition on November 19, 2003. All significant inter-

company transactions and account balances have been eliminated upon consolidation.

(b) Oil and Gas Properties The Company follows the full cost method of accounting for its oil and gas operations whereby all costs related to the acquisition of methane, petroleum, and natural gas interests are capitalized. Under this method, all productive and nonproductive costs incurred in connection with the exploration for and development of oil and gas reserves are capitalized. Such costs include land and lease acquisition costs, annual carrying charges of non-producing properties, geological and geophysical costs, costs of drilling and equipping productive and non-productive wells, and direct exploration salaries and related benefits. Proceeds from the disposal of oil and gas properties are recorded as a reduction of the related capitalized costs without recognition of a gain or loss unless the disposal would result in a change of 20 percent or more in the depletion rate. The Company currently operates solely in the U.S.A.

Depletion of proved oil and gas properties is computed on the units-of-production method based upon estimates of proved reserves, as determined by independent consultants, with oil and gas being converted to a common unit of measure based on their relative energy content.

The costs of acquisition and exploration of unproved oil and gas properties, including any related capitalized interest expense, are not subject to depletion, but are assessed for impairment either individually or on an aggregated basis. The costs of certain unevaluated leasehold acreage are also not subject to depletion. Costs not subject to depletion are periodically assessed for possible impairment or reductions in value. If a reduction in value has occurred, costs subject to depletion are increased or a charge is made against earnings for those operations where a reserve base is not yet established.

Estimated future removal and site restoration costs are provided over the life of proven reserves on a units-of-production basis. Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards. The charge is included in the provision for depletion and depreciation and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

The Company applies a ceiling test to capitalized costs which limits such costs to the aggregate of the estimated present value, using a ten percent discount rate of the estimated future net revenues from production of proven reserves at year end at market prices less future production, administrative, financing, site restoration, and income tax costs plus the lower of cost or estimated market value of unproved properties. If capitalized costs are determined to exceed estimated future net revenues, a write-down of carrying value is charged to depletion in the period.

(c) Asset Retirement Obligations The Company has adopted the provisions of SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the related oil and gas properties. As of September 30, 2005 management has determined that there are no material asset retirement obligations.

(d) Earnings (loss) Per Share Basic earnings (loss) per share is computed by dividing earnings (loss) for the period by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution of securities by including other potential common stock, including convertible preferred shares, in the weighted average number of common shares outstanding for a period and is not presented where the effect is anti-dilutive. The presentation is only of basic earnings (loss) per share as the effect of potential dilution of securities has no impact on the current period's basic earnings (loss) per share. Loss per share, as presented, has been restated to reflect the forward stock split described in Note 7. The weighted average number of shares outstanding prior to the reverse acquisition is deemed to be the number of shares issued in connection with the reverse acquisition being 9,000,000 shares (3,000,000 pre January 26, 2004 3:1 forward split).

(e) Revenue Recognition Oil and natural gas revenues are recorded using the sales method, whereby the Company recognizes oil and natural gas revenue based on the amount of oil and gas sold to purchasers, when title passes, the amount is determinable and collection is reasonably assured.

(f) Financial Instruments The fair values of cash, accounts receivable, accounts payable, accrued liabilities, drilling obligations and advances due to related parties were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company's current and planned operations are located in the States of Oklahoma and Texas, in the United States, and as a result the Company is not subject to significant exposure to market risks from changes in foreign currency rates.

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company's cash is held at a major U.S. based financial institution. The Company manages and controls market and credit risk through established formal internal control procedures, which are reviewed on an ongoing basis.

The Company sells its gas to only two customers as there is currently insufficient production for multiple purchasers. The Company manages and controls this situation by ensuring it only deals with gas purchasers that are reputable and are well established.

(g) Concentration of Credit Risk Substantially all of the Company's sales are to two parties. Consequently the Company is exposed to a concentration of credit risk.

(h) Use of Estimates The preparation of these consolidated financial statements requires the use of certain estimates by management in determining the Company's assets, liabilities, revenues and expenses. Actual results could differ from such estimates. Depreciation, depletion and amortization of oil and gas properties and the impairment of oil and gas properties are determined using estimates of oil and gas reserves. There are numerous uncertainties in estimating the quantity of reserves and in projecting the future rates of production and timing of development expenditures, including future costs to dismantle, dispose, plug, and restore the Company's properties. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way. Proved reserves of oil and natural gas are estimated quantities that geological and engineering data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under existing conditions.

(i) Stock-Based Compensation In December 2002, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation

- Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company for the period ended December 31, 2003.

The Company has elected to continue to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period.

(i) Stock-Based Compensation - continued The following table illustrates the pro forma effect on net income and net earnings per share as if the Company had accounted for its stock-based employee compensation using the fair value provisions of SFAS No. 123 using the assumptions as described in Note 4:

                                                    Nine months ended   Nine months ended
                                                    September 30, 2005  September 30, 2004
                                                    ------------------  ------------------
Net loss for the period             As reported         $   (6,469,152)     $   (5,175,168)
SFAS 123 compensation expense       Pro-forma                 (841,307)           (692,051)
                                                    ------------------  ------------------
Net loss for the period             Pro-forma           $   (7,310,459)      $  (5,867,219)
                                                    ==================  ==================

Pro-forma basic net loss per share  Pro-forma           $        (0.42)      $       (0.40)
                                                    ==================  ==================

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the provisions of the FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25.

(j) Income taxes The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantial enactment. A valuation allowance is provided for deferred tax assets if it is more likely than not that the Company will not realize the future benefit, or if future deductibility is uncertain.

(k) Cash and cash equivalents The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

NOTE 3 - ACQUISITION OF LEXINGTON OIL & GAS LTD. CO. LLC ("Lexington")

By Share Exchange Agreement dated November 19, 2003, the Company acquired 100% of the issued and outstanding shares of Lexington (an exploration stage company), in exchange for 9,000,000 (3,000,000 pre January 26, 2004 3:1 forward split) restricted shares of common stock of the Company. As a result of this transaction the former stockholders of Lexington acquired approximately 85% of the total issued and outstanding shares of the Company as at November 19, 2003, resulting in a change in control of the Company.

During January, 2004, the parties to the Share Exchange Agreement, Orient Exploration Ltd. ("Orient"), Douglas Humphreys ("Humphreys"), the Company, Lexington, and Paluca Petroleum Inc. ("Paluca") re-evaluated the terms of the original Share Exchange Agreement and upon further negotiations desired to modify the terms of the original agreement in the best interest of all parties such that: (i) 2,250,000 post forward split shares of restricted Common Stock of the Company held of record by Humphreys were transferred to Orient in consideration therefore; (ii) the Company assigned to Humphreys a 5% carried working interest in every well drilled by the Company on the Wagnon Property;

(iii) the Company agreed to allow Humphreys to participate up to an additional 5% working interest in every well drilled by the Company on the Wagnon Property;

(iv) the Company agreed to transfer to Paluca certain assets previously acquired by the Company (which included working interests and net revenue interests in certain oil and gas leases located on the Doc Cole Property, the Atwood Booch Sand Property, the Jeneva Property and the Sasakwa Gilcrease Sand Property).

Management of the Company decided not to proceed with the acquisition or development of the described properties as set out in item (iv) due to management's analysis that the properties did not contain the appropriate oil and gas development elements that form part of the Company's current focus and criteria for corporate oil and gas development initiatives.

This acquisition has been accounted for as a recapitalization using accounting principles applicable to reverse acquisitions with Lexington being treated as the accounting parent (acquirer) and Lexington Resources, Inc. being treated as the accounting subsidiary (acquiree). The value assigned to the capital stock of consolidated Lexington Resources, Inc. on acquisition of Lexington is equal to the book value of the capital stock of Lexington plus the book value of the net assets (liabilities) of Lexington Resources, Inc. as at the date of the acquisition.

The book value of Lexington's capital stock subsequent to the reverse acquisition is calculated and allocated as follows:

Lexington capital stock $ 300 Lexington Resources, Inc. net assets (liabilities) (1,430,969) -----------

(1,430,669) Charge to deficit on reverse acquisition 1,433,317 ----------- Consolidated stock accounts post reverse acquisition $ 2,648 ===========

These consolidated financial statements include the results of operations of subsidiary Lexington since September 29, 2003 (inception) and the results of operations of parent Lexington Resources, Inc. since the date of the reverse acquisition effective November 19, 2003. The Company's consolidated results of operations for the period from January 1, 2003 to September 30, 2003 have been reported in the Company's September 30, 2003 filing on Form 10-QSB.

In order to reflect the revised operating arrangement resulting from modifications to the original terms of the Share Exchange Agreement, the Humphreys Purchase and Sale Agreement and the Paluca Agreement both outlined in the following sections were simultaneously executed.

Humphreys Purchase and Sale Agreement

On January 21, 2004, Orient and Humphreys, a director of the Company, entered into a purchase and sale agreement (the "Humphreys Purchase and Sale Agreement"). Pursuant to the terms and provisions of the Humphreys Purchase and Sale Agreement: Humphreys agreed to transfer 2,250,000 shares of restricted Common Stock of the Company held of record by Humphreys to Orient.

Paluca Agreement

On January 21, 2004, the Company, Lexington, Paluca, and Humphreys entered into an agreement whereby: (i) the Company assigned to Humphreys a 5% carried working interest in every well drilled by the Company on the Wagnon Property; (ii) the Company agreed to allow Humphreys to participate up to an additional 5% working interest in every well drilled by the Company on the Wagnon Property; (iii) Humphreys agreed to waive any and all other claims, debts or obligations owed to Humphreys by the Company or by Lexington, and (iv) the Company agreed to transfer to Paluca certain assets previously acquired by the Company (which included working interests and net revenue interests in certain oil and gas leases located on the Doc Cole Property, the Atwood Booch Sand Property, the Jeneva Property and the Sasakwa Gilcrease Sand Property).

Management Compensation Agreement

The Company and Lexington have negotiated a new compensation agreement ("New Agreement") with Humphreys for his assistance in overseeing the drilling operations and the completion, management of wells, and for his increasing role in development of the Company on a performance basis. Under the covenants provided under the New Agreement and within its effective term, Humphreys, or his designate: (1) will receive compensation of $7,500 per month, effective April 1, 2004; (2) will be assigned up to a 10% carried working interest of Lexington's total interest in every well drilled by the Company on all properties held by the Company, (3) will have the right to purchase up to an additional 5% working interest of Lexington's total interest in all wells drilled by the Company on its properties provided that funds for this participation are paid prior to the commencement of drilling of said wells; and

(4) will receive a further 200,000 options in the Company to be granted at $3.00 per share exercisable for a five year term. These options were granted in July 2004. (Refer to Note 8.)

During the nine month period ended September 30, 2005 the Company recorded additional compensation expense to Humphreys of $153,708 (September, 2004 - $NIL) being the estimated value of his 10% carried interest in the Company's well interests that were successfully developed in the period ended September 30, 2005. (Refer to Note 4.)

Humphreys is a director of the Company and is the Drilling Operations Manager of Lexington, and also a director, General Manager, and 25% shareholder in Oak Hills Drilling and Operating, LLC ("Oak Hills"), an oil and gas drilling and well operating company based in Holdenville, Oklahoma that acts as designated "operator" to Lexington since January 1, 2005. Humphreys is in charge of oil and gas operations for Lexington in the United States. (Refer to Note 10.) The previous operator in charge of drilling and operating of wells for Lexington was Oakhills Energy, Inc.

Paluca Petroleum Inc. is a private Oklahoma based oil and gas services company owned by Humphreys and his immediate family. Some of the services provided by Humphreys to the Company are provided through this business entity. Mr. Humphreys is also the President of Paluca.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment include the following:

                                            September 30, December 31,
                                                2005          2004
                                             ----------    ----------
Oil and gas properties:                          $             $
Proved, subject to depletion                  3,116,015     1,371,266
Unproved, not subject to depletion            2,348,949     1,419,447
Accumulated depletion                          (405,969)     (161,328)
                                             ----------    ----------
Net oil and gas properties                    5,058,995     2,629,385
                                             ----------    ----------

Other equipment                                   3,495         3,495
Accumulated depreciation                           (996)         (498)
                                             ----------    ----------
Net other property and equipment                  2,499         2,997
                                             ----------    ----------
Property and equipment, net of accumulated
  depreciation  and depletion                 5,061,494     2,632,382
                                             ==========    ==========

The Company's oil and gas activities are currently conducted in the United States. During the current period the Company incurred development costs of $1,832,096 on its properties inclusive of carrying costs to Humphreys of $153,708.

Wagnon Lease

By agreement dated October 9, 2003, Lexington acquired an interest in a section of farm-out acreage with the intention to develop coal bed methane gas producing wells in Pittsburg County, Oklahoma. Lexington holds an 80% working interest and a 60.56% net revenue interest in approximately 590 gross acreage of a potential gas producing property located in Pittsburg County, Oklahoma (the "Wagnon Property"). The Company's interest relating to the Wagnon Property is subject to farm-out agreements equating to a total 20% working interest between Paluca, Oakhills Energy, Inc. and the lessee of the Wagnon Property. Drilling targets are Hartshorne Coal bed methane gas zones.

A director and an officer of the Company were minority owners in Oakhills Energy, Inc. in 2003. Their interest in Oakhills Energy, Inc. was purchased by the majority shareholder on January 26, 2004.

During the year ended December 31, 2004, three horizontal gas wells (the Kellster 1-5, Kyndal 2-2 and Bryce 3-2) have been put into production.

On March 15, 2005 the Company began drilling a fourth horizontal gas well on the Wagnon Property (Calleigh 4-2). The well began producing on April 2, 2005. During the period ended September 30, 2005 the Company has incurred $552,898 on drilling expenditures relating to a total of four producing gas wells on the Wagnon lease. (Refer to Note 5.)

Coal Creek Prospect

In March 2004 the Lexington obtained an option to purchase an undivided 95% interest in approximately 2,500 net leasehold acres in 5 sections of the Coal Creek Prospect located in Hughes and Pittsburg Counties, in the State of Oklahoma. During the year ended December 31, 2004 the Company acquired 1,932 net leasehold acres under the option. Lexington does not expect to acquire any additional acreage under this option. Under the terms of the purchase of these leases, Lexington has an undivided 95% working interest in the subject lands and a minimum 78% net revenue interest. The terms of the leases are for two years. Drilling targets are Hartshorne Coal bed methane gas zones.

On March 31, 2005 Lexington began drilling its first horizontal coal bed methane gas well on the Coal Creek Prospect (Lex 1-34). The well began production in April 2005. Lexington has approximately a 50% working interest in the well and has accrued $496,526 in costs associated with the well for the period.

On April 14, 2005 Lexington began drilling its second horizontal coal bed methane gas well on its Coal Creek Prospect (Braumbaugh 1-10). Lexington has approximately a 22% working interest in the well and has accrued $142,471 in costs associated with the well for the period. The well began production in May 2005.

On May 31, 2005 Lexington began drilling its third horizontal coal bed methane gas well on its Coal Creek Prospect (Ellis 1-15). Lexington has approximately an 88% working interest in the well and has incurred $593,588 in costs associated with the well for the period. The well is currently in drilling and development stages.

In June through August 2005, the Company received loans totaling $1,165,000 which have been secured against the Coal Creek property. (Refer to Note 6.) Those loans were paid in full on September 19, 2005.

Panther Creek Prospect

In March 2004 Lexington purchased a 3 year lease of approximately 300 acres located in five separate sections to develop the Panther Creek Project in Hughes County, Oklahoma. Lexington has an undivided 100% working interest in subject lands and an approximate 81% net revenue interest. Part of the acreage in this lease has been subject to three division pooling orders by Newfield Exploration Mid-Continent, Inc. ("Newfield"), for three wells to be drilled and operated by Newfield in which Lexington has elected to participate. Lexington's working interests in the three wells to be drilled are proportionate to Lexington's Panther Creek lease ownership in areas pooled by Newfield. Lexington working interests in the three wells are estimated to be as follows; 25.78% (contingent liability of $419,801 for a completed well based on Newfield Authority For Expenditure "AFE), 10.94% (contingent liability of $159,655 for a completed well based on Newfield AFE if drilled), and 4.06% (contingent liability of $58,521 for a completed well based on Newfield AFE if drilled). Newfield has up to approximately the end of 2005 to drill the remaining two wells and may or may not proceed with any individual well project at their election. Contingent liability exists to Lexington for any well drilled by Newfield that Lexington has elected to participate.

Newfield has proceeded with the drilling and completion of one of the wells in which Lexington has leased acreage. The first of the three vertical wells targeting a Woodford Shale gas zone, the POE 1-29, commenced drilling on February 9, 2005 and began producing on March 21, 2005. Lexington has incurred $485,071 for drilling and completion costs relating to the POE 1-29 as of September 30, 2005.

South Lamar Prospect

By agreement dated April 21, 2004, Lexington acquired a 100% working interest, 78.5% net revenue interest, in three sections (960 acres) of farm-out acreage in Hughes County, Oklahoma (the "South Lamar Prospect") with the intention to develop coal bed methane gas producing wells and Caney Shale wells. The term of the lease is two years. On July 26, 2004, Lexington acquired a further 183.98 acres in the South Lamar prospect and a 100% working interest and a 79% net revenue interest in the additional acreage. The term of the lease is two years. Lexington has begun site preparation on the first well (Goodson 1-23) to be drilled on the property; but has since abandoned plans to drill this well.

H-9 Prospect

By agreement dated June 29, 2004, Lexington has obtained an option to purchase an undivided 100% leasehold interest, 79.25% net revenue interest, in approximately 4,600 net leasehold acres in approximately 38 sections of the H-9 Prospect located in Hughes and McIntosh Counties, in the State of Oklahoma. Lexington concluded the purchase of the property on July 29, 2004. The terms of leases acquired within the prospect are between three and four years.

On July 19, 2004 Lexington acquired an additional 325 acres of gas target drillable acreage in the northeast portion of Hughes County, Oklahoma in the vicinity of the approximate 4,600 acres of farm out leases under acquisition (H-9) Prospect. Drilling targets that are included in the lease include Hartshorne and Booch Coal gas zones with a 100% Working Interest and a 78.3% Net Revenue Interest. The acquired lease is held by production. The term of the lease is three years.

Middle Creek Prospect

By agreement dated October 28, 2004, Lexington has purchased an undivided 100% leasehold interest, 70% net revenue interest, in 320 net leasehold acres in two sections of the Middle Creek Prospect located in Hughes County, in the State of Oklahoma. Drilling targets are the Caney Shale and Hartshorne coal bed methane zones. The leasehold interest acquired is held by production.

Barnett Pathway Prospect On June 2, 2005 (amended on July 14, 2005) the Company entered into an agreement whereby it has the option to purchase up to a 100 % working interest in net revenue interests ranging between 70% and 75% in up to 3,687 acres of Barnett Shale gas targeted properties located in Jack and Palo Pinto Counties in the State of Texas for between $450 and $500 per acre together with a 30 month best efforts drilling commitment. On June 8, 2004 the Company provided the seller a $100,000 non-refundable deposit. The first acquisition was concluded on August 19, 2005 with the Company acquiring 2,325 acres.

16

NOTE 5: DRILLING OBLIGATIONS

During the period ended December 31, 2003 Lexington, the Company, and Oakhills Energy, Inc. entered into drilling agreements with private investors (the "Funding Investors") for the funding for the first three wells, the Kellster 1-5, the Kyndal 2-2 and the Bryce 3-2, located on the Wagnon Lease. The Funding Investors subsequently each provided one-third of the Authorization For Expenditure ("AFE") capital estimated at $360,000 for the drilling and completion of each of the first three wells. As of June 30, 2005 a total of four such drilling agreements with private investors had been entered into between Funding Investors, the Company, and Lexington. The Company had received the total required funding of $1,485,000 ( 2004 - $720,000) for the drilling and completion of the four horizontal coal bed methane Wagnon Lease wells and has successfully drilled and completed the Kellster 1-5, the Kyndal 2-2, the Bryce 3-2 and the Calleigh 4-2 wells. The terms of the drilling agreements of all wells on the Wagnon Lease are the same for each well on the property. The Calleigh 4-2 began production in April, 2005.

Wells to be drilled on the Wagnon Lease property carry royalty interests totaling 25% to land owners and property interest holders and carried working interests of 5% to a land owner, and 10% to a company related to a director of the Company, Paluca Petroleum, Inc. (see Note 3 - Management Compensation Agreement). Paluca Petroleum, Inc. also owns a non-carried working interest of 5% as part of capital participation funding provided by Paluca.

NOTE 5: DRILLING OBLIGATIONS

The Funding Investors are provided an 80% working interest, 60.56% net revenue interest, in the wells until their invested capital for each well is repaid, after which time the Funding Investors revert to an aggregate 20.1% working interest, 15.075% net revenue interest, in the wells located on the Wagnon Lease. Oakhills Energy, Inc., the previous operator responsible for drilling the wells, will "back-in" to a reversionary 6.7% working interest after invested capital is repaid to the Funding Investors in the wells located on the Wagnon Lease and Lexington will back-in to a reversionary 53.2% working interest.

As of September 30, 2005, the Funding Investors have been fully repaid their cumulative capital investment of $1,485,000 for the drilling of the Kellster 1-5, Kyndal 2-2, Bryce 3-2 and Calleigh 4-2 wells from February, 2004 to April, 2005. As a result, the Company's back-in working interest of 53.2% has vested in the four wells.

NOTE 6: PROMISSORY NOTES

In June 2005 the Company obtained loans by way of promissory notes from two shareholders of the Company totaling $1,100,000 ($600,000 and $500,000). During the period an additional $65,000 had been advanced to the Company by one of the shareholders. The terms of the loans were 5 years from the dates of issue with an interest rate of 10%. Payments of blended principal and interest were payable monthly over a 60 month amortization. In conjunction with the promissory note advances, 233,000 warrants, valued at $271,028 (refer to Note 8), were issued exercisable at $3.00 per share with exercise terms until May 31, 2010. The fair value of the warrants has been credited to equity. A discount on the debt of $271,028 was also recorded, to be accreted over the term of the debt. The promissory notes were repayable at anytime without penalty, and were secured against the Company's Coal Creek oil and gas property leases. As of September 30, 2005 the original loan principal of $1,165,000 was repaid as well as all accrued interest of $31,058. The unamortized debt discount on settlement has been included in interest and finance fees.

NOTE 7: CONVERTIBLE NOTES

On September 16, 2005 the Company issued secured and Convertible Notes and certain warrants pursuant to a private placement with certain accredited investors, in reliance on Rule 506 promulgated under Section 4(2) of the Securities Act, for gross proceeds of $5,260,000. Introduction and legal fees associated with this financing were $614,050. Accordingly, the Company issued:

(i) An aggregate of $5,260,000 in secured, convertible two-year promissory notes bearing 8% interest. The promissory notes are immediately convertible into 5,260,000 shares of common stock on the basis of one share of common stock for every $1 in value of notes;

(ii) For every two shares of its common stock purchasable in accordance with the conversion provisions of the Convertible Notes, one Class A Warrant, for an aggregate of 2,630,000 Class A Warrants, to purchase a share of its common stock at an exercise price of $1.50 per share for a three-year term after this registration statement has been declared effective by the SEC;

(iii)For every two shares of its common stock purchasable in accordance with the conversion provisions of the Convertible

Notes, one Class B Warrant, for an aggregate of 2,630,000 Class B Warrants, to purchase an additional share of our common stock at an exercise price of $1.25 per share for a one-year term after this registration statement has been declared effective by the SEC; and

(iv) 526,000 Finder's Warrants to purchase shares of the Company's common stock at an exercise price of $1.00 per share for a term of three years after this registration statement has been declared effective by the SEC.

The security granted is by a general security interest in all of the Company's property.

Subsequent to the period ended September 30, 2005, on October 11, 2005, the Company received an additional $600,000 in Convertible Note and warrant financing under identical terms and conditions as mentioned above, bringing the Company's total Convertible Note debt financing to $5,860,000. (See Note 13.)

In accordance with EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments" and EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" the proceeds of the issuance have been allocated among the convertible debt and the warrants issued based upon their relative fair values. The fair value of the 5,786,000 warrants issued as of September 30, 2005 was determined to be $5,727,450 by using the Black-Scholes option pricing model assuming an expected life of 1 - 3 years, a risk-free interest rate of 3.85% - 3.96%, an expected volatility of 140.8%, and a dividend yield of 0%. The fair value of the convertible debt has been determined to be $7,574,400, based upon 5,260,000 shares of common stock at a market value of $1.44 per share. As a result: (a) the intrinsic value of the beneficial conversion feature has been determined to be $2,995,174 and has been charged to interest expense and recorded as additional paid in capital; (b) the pro-rata fair value of the warrants has been determined to be $2,264,826 and has been recorded as equity. The Company will record further interest expense over the term of the Convertible Notes of $2,264,826 resulting from the difference between the stated value and carrying value at the date of issuance. The carrying value of the Convertible Notes will be accreted to the face value of $5,260,000 to maturity. To September 30, 2005, accrued interest of $16,140 has been included in convertible notes, and interest expense of $43,435 has been accreted, thereby increasing the carrying value of the Convertible Notes to $3,054,748.

Repayment of Promissory Notes and Accrued Interest The Company is committed to repay convertible debenture holders outstanding amounts of principal and interest accrued at 8% per annum on an aggregate face value of $5,860,000 in Convertible Notes. 20 monthly principal and interest payments are payable in either cash or shares of the Company's common stock at the rate of $1.00 per share (the "Fixed Conversion Price") beginning on January 16, 2005 if the Company's share price is trading above $1.00 per share at the date of payment. Commencing on the 4th month anniversary of the closing date of the issue of the Convertible Notes (January 16, 2005), and on the first day of each month thereafter, the Convertible Notes must be repaid in cash or shares in the amount equal to 5% of the principal amount of the Notes together with all accrued interest due and payable up to the repayment date. If the Company's shares are trading at less than $1.00 per share at the date of repayment, then the Company may repay monthly principal and interest due in either cash or shares in the capital of the Company at a different rate than the Fixed Conversion Price. If the volume weighted average share price (the "VWAP") of the five trading days prior to a monthly payment date is less than the Fixed Conversion Price, then the Company may pay the monthly amount in cash or registered shares of our common stock at 75% of the VWAP for the five trading days prior to the monthly payment date. The holders of the Convertible Notes have a secured first interest in the assets of the Company.

Debt Repayment

The aggregate amount of principal and interest payments required in each of the next two years to meet debt retirement provisions is as follows (includes debt financing subsequent to the period ending September 30, 2005):

Year   Principal   Interest     Total
----   ---------   ---------   ---------
           $             $         $
2006   3,516,000     456,598   3,972,598
2007   2,344,000      70,127   2,414,127
       ---------   ---------   ---------
       5,860,000     526,725   6,386,725
       =========   =========   =========

Deferred Finance Fees and Discount on Notes Deferred finance fees associated with this financing are comprised of:

(a) introduction and legal fees of $614,050; and

(b) $262,000 being the value of 200,000 shares issued to settle with a former financier (Refer to Note 8). During the nine month period ended September 30, 2005, $17,163 of the deferred finance fees have been charged to interest expense and the balance of $858,887 will be expensed over the remaining term of the convertible debt.

NOTE 8: STOCKHOLDERS' EQUITY

The authorized capital of the Company consists of 200,000,000 voting common shares with $0.00025 par value, and 75,000,000 non-voting preferred shares with $0.001 par value.

Forward Stock Split

On January 26, 2004 the Company forward split its common shares on the basis of three new shares for each common share outstanding. The par value and the number of authorized but unissued shares of the Company's common stock was not changed as a result of the forward stock split.

Unless otherwise noted, all references to common stock, common shares outstanding, average numbers of common shares outstanding and per share amounts in these Financial Statements and Notes to Financial Statements prior to the effective dates of the reverse and forward stock splits have been restated to reflect the one-for-three hundred reverse split and the one-for-three forward split on a retroactive basis.

Stock Issuances - 2005

On July 21, 2005 the Company issued 200,000 restricted common shares to C.K. Cooper & Co., relating to a termination and settlement agreement regarding the recent debt financing by the Company. The fair value of these shares at the date of issuance was $1.31 per share bringing the total value to $262,000. The calculated fair value respecting the issue of 200,000 common shares has been recorded as an increase in equity and a charge to deferred finders fees which will be expensed over the term of the promissory notes. The shares are subject to subsequent registration rights. (Refer to Note 7.)

Stock Issuances - 2004

On January 22, 2004 the Company issued 1,200,000 post forward split shares of its common stock, upon the exercise of 1,200,000 post forward share split stock options at $0.167 per post forward share split share for proceeds of $200,000, which was paid by way of offset of $200,000 originally advanced to the Company by ICI which was assigned by Investor Communications International, Inc. ("ICI") to International Market Trend, Inc. ("IMT") designated option holders as described in Note 8.

On May 18, 2004 the Company issued 495,000 shares of its common stock, upon the exercise of 495,000 stock options at $1.00 per share for proceeds of $495,000, which was paid by way of offset of $495,000 originally advanced to the Company by ICI, which was assigned to an IMT designated option holder, as described in Note 8.

On June 25, 2004 the Company issued 320,000 shares of its common stock, upon the exercise of 320,000 stock options at $3.00 per share for cash proceeds of $960,000.

Private Placements - 2004

On September 9, 2004 the Company approved a financing of up to 4,150,000 units of restricted common shares at a price of $1.47 per share plus a full share purchase warrant exercisable at a price of $1.68 per share for each share purchased (the "September Unit(s)"). The unexercised warrants expired on July 23, 2005, such date being six months from the effective date of registration of the stock and warrants issued under the offering. Brokers' fees payable on the September Units were: cash of 8% of gross proceeds, brokers' warrants equal to 4% of the gross proceeds (to be issued under the same terms as the warrants issued under the offering), and a warrant exercise fee equal to 5% of proceeds received as a result of the future exercise of the warrants by the investors. On November 1, 2004 the Company completed the sale of an aggregate of 1,700,686 Units. The Company filed a registration statement (form SB-2) with the Securities and Exchange Commission ("SEC") on December 15, 2004, covering the resale of shares of common stock sold in the private placement or issuable upon exercise of the warrants. Under the terms of the financing, the registration statement is to become effective within 120 days after the filing date; the registration statement went effective on January 24, 2005 in less than 42 days from the filing date.

As of December 31, 2004, 1,700,686 September Units had been sold for proceeds of $2,319,264, net of an $180,746 agent fee which was charged to additional paid in capital. Of the 1,700,686 units sold 376,318 were non-brokered and 1,324,368 were brokered. The fair value of the warrants was estimated to be $0.147 each and $250,001 has been recorded as a separate component of stockholders' equity. The fair value of the 46,353 broker warrants issued to date has been estimated to be $0.147 per warrant and as a result, $6,814 has been recorded as a separate component of stockholders' equity. The non-brokered units in the amount of 376,318 were issued upon: (1) settlement of a $500,000 convertible promissory note and accrued interest of approximately $12,637 for 348,733 units; and (2) pursuant to a non-brokered placee that paid $40,550 for 27,585 units.

Share Purchase Warrants

Share purchase warrants outstanding at September 30, 2005 are:

Weighted average Range of exercise Weighted Number of warrants to remaining contractual prices average price purchase shares life (in years)

$1.00 - $5.00 $1.52. 6,219,000 2.33

A summary of the Company's stock purchase warrants as of September 30, 2005, and changes during the period ended is presented below:

                                 ------------------ ------------------ -----------------------
                                                      Weighted average     Weighted average
                                 Number of Warrants   exercise price     remaining contractual
                                                          per share         life (in years)
                                  ------------------ ----------------- -----------------------
                                                             $
Outstanding at December 31, 2003                   -
Granted May 3, 2004                          200,000
Granted October 31, 2004                   1,747,039
                                  ------------------ ----------------- -----------------------
Balance at December 31, 2004               1,947,039        2.02                 0.60
Exercised                                   (304,367)
Granted                                    6,019,000
Expired                                   (1,442,672)
                                  ------------------ ----------------- -----------------------

Balance at September 30, 2005              6,219,000        2.22                 2.09
                                  ================== ================= =======================

From May to August, 2005 the Company issued 233,000 warrants at $3.00 per unit in conjunction with the issue of promissory notes totaling $1,165,000 to two shareholders ($600,000 and $565,000) by the Company (see Note 6). The term of these warrants is five years. The fair value of these warrants at the date of grant was $271,028 as estimated using the Black-Scholes warrant pricing model with an expected term of 5 years, a risk free interest rate of 3%, a dividend yield of 0%, and an expected volatility of 159.69%. (Refer to Note 6).

In the period ended June 30, 2005, 304,367 share purchase warrants were exercised at $1.68 per purchase warrant providing $495,964 in proceeds to the Company, net of brokers' fees of $15,373.

During the nine month period ended September 30, 2005 1,442,672 warrants expired unexercised.

As a result of the warrants that expired and the warrants that were exercised during the nine month period ended September 30, 2005, the Company charged $256,815 to Additional Paid in Capital.

In September 2005, the Company issued: (a) 2,630,000 Class A Warrants exercisable at $1.50 for 3 years; (b) 2,630,000 Class B Warrants exercisable at $1.25 for 1 year; and (c) 586,000 Finder's warrants exercisable at $1.00 exercisable for 3 years in conjunction with the issue of promissory notes totaling $5,260,000 (see Note 6).

NOTE 9: STOCK OPTION PLAN ("SOP")

As of September 30, 2005, 6,700,000 options under the Company's current SOP have been granted and 3,765,000 have been exercised.

A summary of the Company's stock options as of September 30, 2005, and changes during the period ended is presented below:

------------------ ----------------- ----------------------- Weighted average Weighted average

                                         Number of    exercise price      remaining contractual
                                          options         per share            life (in years)
                                  ------------------ ----------------- -----------------------
                                                              $
Outstanding at December 31, 2003           1,350,000         0.50                3.392
Exercised                                 (2,015,000)
Granted                                    1,200,000

                                  ------------------ ----------------- -----------------------
Outstanding at December 31, 2004             535,000         1.64                4.26
Cancelled,                                  (100,000)
Granted                                    2,600,000
Exercised                                   (100,000)
                                  ------------------ ----------------- -----------------------

Outstanding at September 30, 2005          2,935,000         2.48                 6.91
                                  ================== ================= =======================

In January 2004, 1,200,000 stock options (400,000 pre-forward split shares) were exercised at $0.167 per share ($0.50 per pre-forward split share) for proceeds of $200,000 which was paid by way of offset of $200,000 originally advanced to the Company by ICI which was assigned by ICI to IMT designated option holders.

On February 2, 2004, an additional 1,000,000 share options were granted to consultants and three directors, 500,000 exercisable at $1.00 and 500,000 exercisable at $3.00. The term of these options is five years. The fair value of these options at the date of grant of $2,989,221 was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 3%, a dividend yield of 0%, and an expected volatility of 251% and has been recorded as a consulting expense in the period. Of these options, 100,000 of the $3.00 options were granted to an officer/director of the Company and 10,000 of the $1.00 options were granted to two directors.

In April 2004 the Company registered 500,000 common stock options exercisable at $1.00 per share under an S-8 Registration Statement. On May 18, 2004, 495,000 of these stock options were exercised at $1.00 per share for proceeds of $495,000 which was paid by way of offset of $495,000 originally advanced to the Company by ICI which was assigned to a designated option holder.

In June 2004 the Company registered 400,000 common stock options exercisable at $3.00 per share under an S-8 Registration Statement. And, in June 2004, 320,000 of these stock options were exercised at $3.00 per share for cash proceeds of $960,000.

By Directors' Resolution dated July 2, 2004, the Company increased the authorized number of options under its SOP from 4,000,000 to 5,000,000.

On July 12, 2004, 200,000 stock options were granted at $3.00 per share to Humphreys. The term of these options is five years. The fair value of these options at the date of grant of $692,051 was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 3%, a dividend yield of 0%, and an expected volatility of 222% and in accordance with the provisions of SFAS 148, has been disclosed on a pro-forma basis in Note 2.

On February 1, 2005, 500,000 options were granted at $1.00 per share to IMT. The term of these options is five years. The fair value of these options at the date of grant of $646,054 was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 3%, a dividend yield of 0%, and an expected volatility of 239.25%.

On February 1, 2005, 100,000 existing S-8 options were granted at $0.16667 per share to IMT. The term of these options is five years. The fair value of these options at the date of grant of $129,699 was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 3%, a dividend yield of 0% and an expected volatility of 239.25%.

On May 23, 2005, 100,000 S-8 registered share options were exercised at $0.16667 per share for cash proceeds of $16,667.

On August 19, 2005, 1,150,000 options were granted at $1.25 per share to IMT. The term of these options is five years. The fair value of these options at the date of grant of $1,138,238 was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 3%, a dividend yield of 0%, and an expected volatility of 139.60%.

On August 19, 2005, 850,000 stock options were granted at $1.25 per share to various officers and directors of the Company. The term of these options is five years. The fair value of these options at the date of grant of $841,307 was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 3%, a dividend yield of 0%, and an expected volatility of 139.60%, and in accordance with the provisions of SFAS 148, has been disclosed on a pro-forma basis in Note 2.

NOTE 10: RELATED PARTY TRANSACTIONS

For the nine month period ended September 30, 2005 The Company previously entered into a contract with IMT, a private company that performs a wide range of management, administrative, financial, and business development services to the Company. The Company incurred $90,000 in fees to IMT for the period ended September 30, 2005 (2005 - $60,000).

On February 1, 2005 IMT was granted 600,000 stock options (refer to Note 9).

On August 19, 2005 IMT was granted 1,150,000 stock options (refer to Note 9).

On November 9, 2004, the Company reached an agreement with Oak Hills Drilling and Operating LLC ("Oakhills"), to drill a ten well program. Humphreys is a director of the Company and is the Drilling Operations Manager of Lexington, and also the General Manager, director, and 25% shareholder of Oakhills, an oil and gas drilling and well operating company based in Holdenville, Oklahoma that acts as "operator" to Lexington. Mr. Humphreys is in charge of oil and gas operations for Lexington in the United States.

On September 23, 2005, the Company announced that it had entered into an agreement in principle to acquire 100% of the issued and outstanding shares in the capital of Oak Hills Drilling and Operating LLC, the Company's designated oil and gas operator for 3,000,000 restricted common shares in the capital of the Lexington. The transaction is subject to, among other things, (i) the prior receipt by the Company of a valuation, acceptable to the independent members of the Board of Directors of the Company, that determines the underlying value of Oakhills, such that the resulting Purchase Price and the final number of Shares issuable at closing may be adjusted upward or downward, accordingly, (ii) the prior audit of Oakhills, (iii) mutual due diligence, (iv) the execution of a formal agreement incorporating the terms and conditions of the agreement in principle by November 15, 2005 and (v) the closing of the transaction on or before December 31, 2005.

Humphreys has been assigned a 10% carried Working Interest in each well successfully drilled on the Wagnon lease, as partial compensation for his involvement in obtaining and facilitating the execution of the Farm-Out Agreement and to compensate for his services relating to operation and completion of wells to be located on the Wagnon Lease. In addition, under the terms of Mr. Humphreys management contract, he has a 10% carried interest of Lexington's interest in all wells drilled by the Company. The estimated value of the 10% carried Working Interest of $153,707 (total to date $270,738) has been recorded as additional compensation expense during the period ended September 30, 2005. Humphreys also has the right to purchase an additional 5% working interest in each well drilled by the Company and has elected to do so for the first four wells drilled on the Company's Wagnon lease. The original 5% cost to participate in the wells by Humphreys was $60,000. As of September 30, 2005 the Company was still owed $15,000 (December 31, 2004 - $22,500) and has recorded the amount as a receivable from Humphreys as full payment for an additional 5% working interest in each of the Kellster 1-5, the Kyndal 2-2, and the Bryce 3-2. Refer to Notes 3, 5, and 9.

During the period ended September 30, 2005 the Company incurred $149,150 to its officers for management fees (September 30, 2004 - $165,300).

On January 1, 2005, the Company appointed Oak Hills as its elected operator for wells on its Wagnon Lease, and for further drilling to be conducted by Lexington. Oak Hills Drilling and Operating, LLC replaces Oakhills Energy, Inc. as its designated operator.

Refer to Note 3.

NOTE 11: INCOME TAXES

The Company has adopted FASB No. 109 for reporting purposes. As of September 30, 2005, the Company had net operating loss carry forwards of approximately $4,300,000 that may be available to reduce future years' taxable income and will expire between the years 2006 - 2025. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry forwards.

The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgment about the recoverability of future tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

NOTE 12: SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

                                 Nine month period ended Nine month period ended
                                 September 30, 2005      September 30, 2004
-------------------------------- ----------------------- -----------------------
Cash paid during the period for:
   Interest                           $        47,199         $           -
   Income taxes                       $             -         $           -
-------------------------------- ----------------------- -----------------------

NOTE 13: SUBSEQUENT EVENTS

On October 16, 2005 the Company received an additional 600,000 in convertible promissory note debt financing per the same terms and conditions as the previous debt. The Company issued 300,000 Class A Warrants to purchase a share of its common stock at an exercise price of $1.50 per share for a three-year term after this registration statement has been declared effective by the SEC and 300,000 Class B Warrants to purchase an additional share of our common stock at an exercise price of $1.25 per share for a one-year term and 60,000 Finders' Warrants at an exercise price of $1.00 for three years after this registration statement has been declared effective by the SEC in connection with the additional notes issued (refer to Note 7).

                            LEXINGTON RESOURCES, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED BALANCE SHEETS

CONSOLIDATED STATEMENTS OF OPERATIONS

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DALE MATHESON
CARR-HILTON LABONTE
CHARTERED ACCOUNTANTS
LETTERHEAD APPEARS HERE

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
________________________________________________________________________________

To the Stockholders and Board of Directors of Lexington Resources, Inc.

We have audited the consolidated balance sheets of Lexington Resources Inc. as at December 31, 2004 and 2003 and the consolidated statement of operations, stockholders' equity and cash flows for the year ended December 31, 2004 and the period from September 29, 2003 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2004 and 2003 and the results of its operations and its cash flows and the changes in stockholders' equity for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date the Company has reported significant losses since inception from operations and requires additional funds to meet its obligations and fund the costs of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                             "DALE MATHESON CARR-HILTON LABONTE"

                                                          CHARTERED ACCOUNTANTS

Vancouver, B.C.
March 24 , 2005

                            LEXINGTON RESOURCES, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                  December 31,     December 31,
                                                                      2004             2003
______________________________________________________________________________________________

                                     ASSETS
CURRENT ASSETS
   Cash                                                           $   326,293      $   351,420
   Accounts receivable                                                136,573                -
   Prepaid expenses                                                         -              450
______________________________________________________________________________________________
                                                                      462,866          351,870
______________________________________________________________________________________________

PROPERTY AND EQUIPMENT, at cost (Note 4)
     Oil and gas properties, full cost method of accounting
           Proved, net of accumulated depletion of $161,328         1,209,938                -
           Unproved                                                 1,419,447          120,000
______________________________________________________________________________________________
                                                                    2,629,385          120,000
      Other property and equipment, net of accumulated depreciation     2,997                -
______________________________________________________________________________________________
                                                                    2,632,382          120,000
______________________________________________________________________________________________

                                                                  $ 3,095,248      $   471,870
==============================================================================================

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES

   Accounts payable and accrued liabilities                       $   228,819      $    23,221
   Current portion of drilling advances (Note 5)                      617,000          350,000
   Due to related parties (Note 9)                                          -          796,467
______________________________________________________________________________________________
                                                                      845,819        1,169,688
DRILLING ADVANCES (Note 5)                                            563,915                -
______________________________________________________________________________________________
                                                                    1,409,734        1,169,688
______________________________________________________________________________________________

CONTINGENCIES AND COMMITMENTS (Notes 1, 5 & 12)

STOCKHOLDERS' EQUITY (DEFICIENCY) (Note 7)
   Common stock $0.00025 par value: 200,000,000 shares authorized
   Preferred stock, $0.001 par value: 75,000,000 shares authorized
     Issued and outstanding:
        16,999,038 common shares (2003 - 12,843,552)                    4,250            3,211
          Additional paid-in capital                                8,947,604          761,937
        Common stock purchase warrants                                301,815           12,500
         Deficit                                                   (7,568,155)      (1,475,466)
______________________________________________________________________________________________
                                                                    1,685,514         (697,818)
______________________________________________________________________________________________

                                                                  $ 3,095,248      $   471,870
==============================================================================================
The accompanying notes are an integral part of these consolidated financial statements.

                            LEXINGTON RESOURCES, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  For the period from
                                                                   September 29, 2003
                                                                      (inception)
                                               For the year                to
                                           ended December 31,         December 31,
                                                  2004                    2003
_____________________________________________________________________________________
                                                                        (Note 1)

OIL AND GAS REVENUE                           $   472,140             $         -
_____________________________________________________________________________________
EXPENSES
     Depletion                                    161,328                       -
     Operating costs and taxes                     83,893                       -
_____________________________________________________________________________________
                                                  245,221                       -
_____________________________________________________________________________________

OPERATING INCOME                                  226,919                       -
_____________________________________________________________________________________

OTHER EXPENSES
   Consulting - stock based (Note 8)            2,989,221                       -
   General and administrative                   3,268,455                  32,739
   Interest expense                                61,932                   9,410
_____________________________________________________________________________________

                                                6,319,608                  42,149
_____________________________________________________________________________________

NET LOSS FOR THE YEAR                         $(6,092,689)            $   (42,149)
=====================================================================================

BASIC NET LOSS PER SHARE                      $     (0.39)            $     (0.00)
=====================================================================================

WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING                             15,817,033              10,303,797
=====================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

                            LEXINGTON RESOURCES, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                                                                Deficit
                                                                                              Accumulated
                                                                   Additional   Common Stock    During
                                                 Common stock       Paid-In      Purchase     Exploration
                                               Shares     Amount    Capital      Warrants        Stage            Total
___________________________________________________________________________________________________________________________
Issued for cash at $.0001 per share          3,000,000   $   300   $         -  $      -    $         -     $       300
___________________________________________________________________________________________________________________________
Lexington balance, November 19, 2003         3,000,000       300             -         -              -             300
LRI balance, November 19, 2003 (Note 7)     10,593,552    39,833    15,981,933         -     (17,452,735)     (1,430,969)
Reverse acquisition recapitalization
adjustment                                  (3,000,000)  (37,485)  (15,981,933)        -      16,019,418               -
___________________________________________________________________________________________________________________________
Balance post-reverse acquisition            10,593,552     2,648             -         -      (1,433,317)     (1,430,669)
Private placement at $0.83 per unit            300,000        75       237,425    12,500               -         250,000
Issuance of common stock on exercise of
options                                      1,650,000       413       274,587         -               -         275,000
Issuance of common stock on settlement of
debt at $0.83 per share                        300,000        75       249,925         -               -         250,000
Net loss, period ended December 31, 2003             -         -             -         -         (42,149)        (42,149)
__________________________________________________________________________________________________________________________
Balance, December 31, 2003                  12,843,552     3,211       761,937    12,500      (1,475,466)       (697,818)
Common stock purchase warrants expired               -         -        12,500   (12,500)              -               -
Feb 2, 2004 - stock based compensation (Note 8)      -         -     2,989,221         -               -       2,989,221
Private placement 2.50 per unit                439,800       110       954,890    45,000               -       1,000,000
Discount on Convertible Debenture (Note 6)           -         -        50,000         -               -          50,000
Private placement 1.47 per unit for cash and
settlement of Convertible Debentures (Note 7)1,700,686       425     2,035,355   256,815               -       2,292,595
Fair market value of additional
consideration on conversion of Convertible
Debentures (Note 6)                                                    489,205         -               -         489,005
Issuance of common stock on exercise of
options @ $0.167 per share                   1,200,000       300       199,700         -               -         200,000
Issuance of common stock on exercise of
options @ $1.00 per share                      495,000       124       494,876                                   495,000
Issuance of common stock on exercise of
options @ $3.00 per share                      320,000        80       959,920         -               -         960,000
Net loss, year ended December 31, 2004               -         -             -         -      (6,092,689)     (6,092,689)
___________________________________________________________________________________________________________________________
Balance, December 31, 2004                  16,999,038   $ 4,250   $ 8,947,604  $301,815     $(7,568,155)     $ 1,685,514
===========================================================================================================================
All share amounts have been restated to reflect the 300:1 reverse split in November 2003 and the 3:1 forward split in January 2004. (Refer to Note 7.)

The accompanying notes are an integral part of these consolidated financial statements.

                            LEXINGTON RESOURCES, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                                     For the period
                                                                                For the Year                   from
                                                                                       Ended     September 29, 2003
                                                                                December 31,         (inception) to
                                                                                        2004      December 31, 2003
___________________________________________________________________________________________________________________
                                                                                                      (Note 1)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year                                                           $ (6,092,689)         $ (42,149)
Adjustments to reconcile net loss to net cash from operating activities:
       Stock-based consulting fees                                                 2,989,221                  -
       Finance fees                                                                  512,538                  -
       Oil and gas depletion                                                         161,328                  -
       Accrued interest                                                               12,637                  -
       Depreciation                                                                      494                  -
  Changes in working capital assets and liabilities
       Prepaid expenses                                                                  450               (450)
       Accounts receivable                                                          (136,573)                 -
       Accounts payable                                                              205,598            (15,724)
___________________________________________________________________________________________________________________
NET CASH FLOWS USED IN OPERATING ACTIVITIES                                       (2,346,996)           (58,323)
___________________________________________________________________________________________________________________
CASH FLOWS FROM INVESTING ACTIVITIES
  Cash acquired on acquisition of Lexington Oil & Gas Co.                               -                900
    Fixed assets                                                                      (3,491)                 -
  Oil and gas properties                                                          (2,670,713)          (120,000)
___________________________________________________________________________________________________________________
NET CASH FLOWS USED IN INVESTING ACTIVITIES                                       (2,674,204)          (119,100)
___________________________________________________________________________________________________________________
CASH FLOWS FROM FINANCING ACTIVITIES
    Drilling advances                                                                830,915                  -
    Advances payable                                                                (101,467)           278,543
    Convertible Promissory Notes                                                     500,000                  -
  Net proceeds on sale of common stock                                             3,766,625            250,300
___________________________________________________________________________________________________________________
NET CASH FLOWS FROM FINANCING ACTIVITIES                                           4,996,073            528,843
___________________________________________________________________________________________________________________
INCREASE (DECREASE) IN CASH                                                          (25,127)           351,420
CASH, BEGINNING OF YEAR                                                              351,420                  -
___________________________________________________________________________________________________________________
CASH, END OF YEAR                                                               $    326,293          $ 351,420
===================================================================================================================
SUPPLEMENTAL CASH FLOW INFORMATION (Refer to Note 11)

The accompanying notes are an integral part of these consolidated financial statements.

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
_________________________________________________________________________________________

NOTE 1:  NATURE OF CONTINUED OPERATIONS AND BASIS OF PRESENTATION
_________________________________________________________________________________________

By Share Exchange Agreement dated November 19, 2003, Lexington Resources, Inc. (formerly Intergold Corporation) ("LRI" or "the Company"), a Nevada corporation, acquired 100% of the issued and outstanding shares of Lexington Oil & Gas Ltd. Co., (an exploration stage company) ("Lexington"), in exchange for 9,000,000 (3,000,000 pre January 26, 2004 3:1 forward split) restricted shares of common stock of the Company representing 85% of the total issued and outstanding shares of the Company at the time. In connection with this transaction, Intergold Corporation changed its name to Lexington Resources, Inc. (Refer to Note 3.)

This acquisition has been accounted for as a reverse acquisition with Lexington being treated as the accounting parent and LRI, the legal parent, being treated as the accounting subsidiary. Accordingly, the consolidated results of operations of the Company include those of Lexington for the period from its inception on September 29, 2003 and those of LRI since the date of the reverse acquisition.

Lexington is an Oklahoma Limited Liability Corporation incorporated on September 29, 2003 formed for the purposes of the acquisition and development of oil and natural gas properties in the United States, concentrating on coal bed methane gas acquisition and production initiatives. As planned principal operations commenced in 2004 the Company is no longer considered to be an exploration stage company.

GOING CONCERN

The consolidated financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a working capital deficit of $382,953, has incurred losses since inception of $7,568,155, and further losses are anticipated in the development of its oil and gas properties raising substantial doubt as to the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on raising additional capital to fund ongoing research and development and ultimately on generating future profitable operations. The Company will continue to fund operations with advances, other debt sources, further equity placements and the expected exercise of outstanding warrants.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
_________________________________________________________________________________________

(a)   PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Lexington. Lexington was acquired by reverse acquisition on November 19, 2003. All significant intercompany transactions and account balances have been eliminated.

(b)   OIL AND GAS PROPERTIES

The Company follows the full cost method of accounting for its oil and gas operations whereby all costs related to the acquisition of methane, petroleum, and natural gas interests are capitalized. Under this method, all productive and nonproductive costs incurred in connection with the exploration for and development of oil and gas reserves are capitalized. Such costs include land and lease acquisition costs, annual carrying charges of non-producing properties, geological and geophysical costs, costs of drilling and equipping productive and non-productive wells, and direct exploration salaries and related benefits. Proceeds from the disposal of oil and gas properties are recorded as a reduction of the related capitalized costs without recognition of a gain or loss unless

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
_________________________________________________________________________________________

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)
_________________________________________________________________________________________

the disposal would result in a change of 20 percent or more in the depletion rate. The Company currently operates solely in the U.S.A.

Depreciation and depletion of proved oil and gas properties is computed on the units-of-production method based upon estimates of proved reserves, as determined by independent consultants, with oil and gas being converted to a common unit of measure based on their relative energy content.

The costs of acquisition and exploration of unproved oil and gas properties, including any related capitalized interest expense, are not subject to depletion, but are assessed for impairment either individually or on an aggregated basis. The costs of certain unevaluated leasehold acreage are also not subject to depletion. Costs not subject to depletion are periodically assessed for possible impairment or reductions in value. If a reduction in value has occurred, costs subject to depletion are increased or a charge is made against earnings for those operations where a reserve base is not yet established.

Estimated future removal and site restoration costs are provided over the life of proven reserves on a units-of-production basis. Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards. The charge is included in the provision for depletion and depreciation and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

The Company applies a ceiling test to capitalized costs which limits such costs to the aggregate of the estimated present value, using a ten percent discount rate of the estimated future net revenues from production of proven reserves at year end at market prices less future production, administrative, financing, site restoration, and income tax costs plus the lower of cost or estimated market value of unproved properties. If capitalized costs are determined to exceed estimated future net revenues, a write-down of carrying value is charged to depletion in the period.

(c)   ASSET RETIREMENT OBLIGATIONS

The Company has adopted the provisions of SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the related oil and gas properties. As of December 31, 2004 management has determined that there are no material asset retirement obligations.

(d)   EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per share is computed by dividing earnings (loss) for the period by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution of securities by including other potential common stock, including convertible preferred shares, in the weighted average number of common shares outstanding for a period and is not presented where the effect is anti-dilutive. The presentation is only of basic earnings (loss) per share as the effect of potential dilution of securities has no impact on the current period's basic earnings (loss) per share. Loss per share, as presented, has been restated to reflect the forward stock split described in Note 7. The weighted average number of shares outstanding prior to the reverse acquisition is deemed to be the number of shares issued in connection with the reverse acquisition being 9,000,000 shares (3,000,000 pre January 26, 2004 3:1 forward split).

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
_________________________________________________________________________________________

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)
_________________________________________________________________________________________

(e)   REVENUE RECOGNITION

Oil and natural gas revenues are recorded using the sales method, whereby the Company recognizes oil and natural gas revenue based on the amount of oil and gas sold to purchasers, when title passes, the amount is determinable and collection is reasonably assured.

(f)   FINANCIAL INSTRUMENTS

The fair values of cash, accounts receivable, accounts payable, accrued liabilities, drilling advances and advances due to related parties were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company's operations are currently in the State of Oklahoma, in the United States, and as a result the Company is not subject to significant exposure to market risks from changes in foreign currency rates.

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company's cash is held at a major financial institution. The Company manages and controls market and credit risk through established formal internal control procedures, which are reviewed on an ongoing basis.

The Company sells its gas to only one customer as there is currently insufficient production for multiple purchasers. The Company manages and controls this situation by ensuring it only deals with gas purchasers that are reputable and are well established.

(g)   CONCENTRATION OF CREDIT RISK

Substantially all of the Company's sales are to one party. Consequently the Company is exposed to a concentration of credit risk.

(h)   USE OF ESTIMATES

The preparation of these consolidated financial statements requires the use of certain estimates by management in determining the Company's assets, liabilities, revenues and expenses. Actual results could differ from such estimates. Depreciation, depletion and amortization of oil and gas properties and the impairment of oil and gas properties are determined using estimates of oil and gas reserves. There are numerous uncertainties in estimating the quantity of reserves and in projecting the future rates of production and timing of development expenditures, including future costs to dismantle, dispose, plug, and restore the Company's properties. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way. Proved reserves of oil and natural gas are estimated quantities that geological and engineering data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under existing conditions.

(i)   STOCK-BASED COMPENSATION

In December 2002, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
_________________________________________________________________________________________

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)
_________________________________________________________________________________________

respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company for the period ended December 31, 2003.

The Company has elected to continue to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period.

The following table illustrates the pro forma effect on net income (loss) and net income (loss) per share as if the Company had accounted for its stock-based employee compensation using the fair value provisions of SFAS No. 123 using the assumptions as described in Note 8:
For the period from
September 29, 2003
Year ended (inception) to
December 31, 2004 December 31, 2003
__________________________________________
Net loss for the year As reported $ (6,092,689) $ (42,149)
SFAS 123 compensation expense Pro-forma (692,051) -
__________________________________________
Net loss for the year Pro-forma $ (6,784,740) $ (42,149)
==========================================
Pro-forma basic net loss per share Pro-forma $ (0.43) $ (0.00)
==========================================

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the provisions of the FASB Interpretation No. 44, ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION - AN INTERPRETATION OF APB OPINION NO. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25.

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
_________________________________________________________________________________________

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)
_________________________________________________________________________________________

(j)   INCOME TAXES

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantial enactment. A valuation allowance is provided for deferred tax assets if it is more likely than not that the Company will not realize the future benefit, or if future deductibility is uncertain.

(k)   CASH AND CASH EQUIVALENTS

The company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

RECENT ACCOUNTING PRONOUNCEMENTS

(l)   In March 2004, the FASB issued EITF No. 03-1, THE MEANING OF
OTHER-THAN-TEMPORARY IMPAIRMENT AND ITS APPLICATION TO CERTAIN INVESTMENTS
("EITF 03-1"). The objective of EITF 03-1 is to provide guidance for identifying impaired investments. EITD 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. In October 2004, the
FASB delayed the recognition and measurement provisions of EITF 03-1 until implementation guidance is issued. The disclosure requirements are effective for annual periods ending after June 15, 2004, and remain in effect. Management believes that the adoption of EITF 03-1 will not have a material impact on the
Company's financial condition or results of operations.

(m)   In November 2004, the FASB issued SFAS No. 151, INVENTORY COSTS ("SFAS
151"). SFAS 151 requires issuers to treat idle facility expense, freight, handling costs, and wasted material (spoilage) as current-period charges regardless of whether such charges are considered abnormal. In addition, SFAS
151 requires the allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS
151 will be effective for all inventory costs incurred in fiscal years beginning after June 15, 2005. Management believes the adoption of this standard will not have a material impact on the Company's financial position or results of operations.

(n)   In December 2004, the FASB issued SFAS No. 123 (Revised 2004), SHARE-BASED
PAYMENT ("SFAS 123(R)"), which requires the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, be recognized in the financial statements based on the grant-date fair value of the award. SFAS 123(R) is effective for all interim periods beginning after
December 15, 2005. Management is currently evaluating the impact of this standard on the Company's financial condition and results of operations. The
Company has provided information herein related to the pro forma effects on the
Company's reported net loss and net loss per share of applying the fair value recognition provisions of the previous SFAS No. 123, Accounting for Stock-Based
Compensation, to stock-based employee compensation.

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
_________________________________________________________________________________________

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)
_________________________________________________________________________________________

(o)   In December 2004, the FASB issued SFAS No. 153, EXCHANGES OF NON-MONETARY
ASSETS, an amendment of APB Opinion No. 29, ACCOUNTING FOR NON-MONETARY
TRANSACTIONS ("SFAS 153") SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 will be effective for fiscal periods beginning after June 15, 2005. Management does not believe that the adoption of this standard will have a material impact on the
Company's financial condition or results of operations.

NOTE 3 - ACQUISITION OF LEXINGTON OIL & GAS LTD. CO. ("LEXINGTON")
_________________________________________________________________________________________

By Share Exchange Agreement dated November 19, 2003, the Company acquired 100% of the issued and outstanding shares of Lexington (an exploration stage company), in exchange for 9,000,000 (3,000,000 pre January 26, 2004 3:1 forward split) restricted shares of common stock of the Company. As a result of this transaction the former stockholders of Lexington acquired approximately 85% of the total issued and outstanding shares of the Company as at November 19, 2003, resulting in a change in control of the Company.

During January, 2004, the parties to the Share Exchange Agreement, Orient Exploration Ltd. ("Orient"), Douglas Humphreys ("Humphreys"), the Company, Lexington, and Paluca Petroleum Inc. ("Paluca") re-evaluated the terms of the original Share Exchange Agreement and upon further negotiations desired to modify the terms of the original agreement in the best interest of all parties such that: (i) 2,250,000 post forward split shares of restricted Common Stock of the Company held of record by Humphreys were transferred to Orient in consideration therefore; (ii) the Company assigned to Humphreys a 5% carried working interest in every well drilled by the Company on the Wagnon Property; (iii) the Company agreed to allow Humphreys to participate up to an additional 5% working interest in every well drilled by the Company on the Wagnon Property; (iv) the Company agreed to transfer to Paluca certain assets previously acquired by the Company (which included working interests and net revenue interests in certain oil and gas leases located on the Doc Cole Property, the Atwood Booch Sand Property, the Jeneva Property and the Sasakwa Gilcrease Sand Property).

Management of the Company decided not to proceed with the acquisition or development of the described properties as set out in item (iv) due to management's analysis that the properties did not contain the appropriate oil and gas development elements that form part of the Company's current focus and criteria for corporate oil and gas development initiatives.

This acquisition has been accounted for as a recapitalization using accounting principles applicable to reverse acquisitions with Lexington being treated as the accounting parent (acquirer) and LRI being treated as the accounting subsidiary (acquiree). The value assigned to the capital stock of consolidated LRI on acquisition of Lexington is equal to the book value of the capital stock of Lexington plus the book value of the net assets (liabilities) of LRI as at the date of the acquisition.

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
_________________________________________________________________________________________

NOTE 3 - ACQUISITION OF LEXINGTON OIL & GAS LTD. CO. ("LEXINGTON") - (CONT'D)
_________________________________________________________________________________________

The book value of Lexington's capital stock subsequent to the reverse acquisition is calculated and allocated as follows:

         Lexington capital stock                                    $       300
         LRI net assets (liabilities)                                (1,430,969)
                                                                    ___________

                                                                     (1,430,669)
         Charge to deficit on reverse acquisition                     1,433,317
                                                                    ___________
         Consolidated stock accounts post reverse acquisition       $     2,648
                                                                    ===========

These consolidated financial statements include the results of operations of Lexington since September 29, 2003 (inception) and the results of operations of LRI since the date of the reverse acquisition effective November 19, 2003. LRI's results of operations for the period from January 1, 2003 to September 30, 2003 have been reported in the Company's September 30, 2003 filing on Form 10-QSB. LRI's operations for the period from January 1, 2003 to November 18, 2003 have been disclosed in the table in Note 7.

The weighted average number of shares outstanding of LRI, for the period from July 26, 1996 (inception) to November 18, 2003, is deemed to be 9,000,000 being the number of shares issued by LRI to effect the reverse acquisition of Lexington.

In order to reflect the revised operating arrangement resulting from modifications to the original terms of the Share Exchange Agreement the Humphreys Purchase and Sale Agreement and the Paluca Agreement were simultaneously executed.

HUMPHREYS PURCHASE AND SALE AGREEMENT
On January 21, 2004, Orient and Humphreys, a director of the Company entered into a purchase and sale agreement (the "Humphreys Purchase and Sale Agreement"). Pursuant to the terms and provisions of the Humphreys Purchase and Sale Agreement: Humphreys agreed to transfer 2,250,000 shares of restricted Common Stock of the Company held of record by Humphreys to Orient.

PALUCA AGREEMENT On January 21, 2004, the Company, Lexington, Paluca, and Humphreys entered into an agreement whereby: (i) the Company assigned to Humphreys a 5% carried working interest in every well drilled by the Company on the Wagnon Property; (ii) the Company agreed to allow Humphreys to participate up to an additional 5% working interest in every well drilled by the Company on the Wagnon Property; (iii) Humphreys agreed to waive any and all other claims, debts or obligations owed to Humphreys by the Company or by Lexington, and (iv) the Company agreed to transfer to Paluca certain assets previously acquired by the Company (which included working interests and net revenue interests in certain oil and gas leases located on the Doc Cole Property, the Atwood Booch Sand Property, the Jeneva Property and the Sasakwa Gilcrease Sand Property).

MANAGEMENT COMPENSATION AGREEMENT
The Company and Lexington have negotiated a new compensation agreement ("New Agreement") with Humphreys for his assistance in overseeing the drilling operations and the completion, management of wells, and for his increasing role in development of the Company on a performance basis. Under the covenants provided under the New Agreement and within its effective term, Humphreys, or his designate: (1) will receive compensation of $7,500 per month, effective April 1, 2004; (2) will be assigned up to a 10% carried working interest in every well drilled by the Company on all properties held by the Company, including the Wagnon property, (3) will have the right to purchase up to an

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
_________________________________________________________________________________________

NOTE 3 - ACQUISITION OF LEXINGTON OIL & GAS LTD. CO. ("LEXINGTON") - (CONT'D)
_________________________________________________________________________________________

additional 5% working interest in all wells drilled by the Company on its properties provided that funds for this participation are paid prior to the commencement of drilling of said wells; and (4) will receive a further 200,000 options in the Company to be granted at $3.00 per share exercisable for a five year term. These options were granted in July 2004. (Refer to Note 8.)

During the year ended December 31, 2004 the Company recorded additional compensation expense to Humphreys of $117,030 being the estimated value of his 10% carried interest in the Company's wells that were successfully developed in the year. (Refer to Note 4.)

Humphreys is a director of the Company and is the Drilling Operations Manager of Lexington, and also consults to Oak Hills Drilling and Operating, LLC ("Oak Hills"), an oil and gas drilling and operating company based in Holdenville, Oklahoma that acts as designated "operator" to Lexington since January 1, 2005. Humphreys is in charge of oil and gas operations in Oklahoma. (Refer to Note 9.) The previous operator in charge of drilling and operating of wells for Lexington was Oakhills Energy, Inc.

Paluca is a private Oklahoma based oil and gas services company owned by Humphreys and his immediate family. Some of the services provided by Humphreys to the Company are provided through this business entity. Mr. Humphreys is also the President of Paluca, Inc.

NOTE 4 - PROPERTY AND EQUIPMENT
________________________________________________________________________________

Property and equipment include the following:

                                                    DECEMBER 31,
                                                 2004           2003
                                              ________________________
OIL AND GAS PROPERTIES:                            $             $
Proved, subject to depletion                    1,371,266            -
Unproved, not subject to depletion              1,419,447      120,000
Accumulated depletion                            (161,328)           -
                                              ________________________
Net oil and gas properties                      2,629,385      120,000
                                              ________________________

Other equipment                                     3,495            -
Accumulated depreciation                             (498)           -
                                              ________________________
Net other property and equipment                    2,997            -
                                              ________________________
Property and equipment, net of
accumulated depreciation and depletion        $ 2,632,382     $120,000
                                              ========================

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
_________________________________________________________________________________________

NOTE 4 - PROPERTY AND EQUIPMENT - (CONT'D)
_________________________________________________________________________________________

The Company's oil and gas activities are currently conducted in the United States. The following costs were incurred in oil and gas operation, development, exploration, and acquisition activities during the following periods:

                                   DECEMBER 31,
                                 2004          2003         TOTAL
                              ______________________________________

                              $              $            $
Acquisition costs:
     Proved                            -      120,000        120,000
     Unproved                  1,419,447            -      1,419,447
Development - Proved
   Oil and Gas Properties      1,251,266            -      1,251,266
                              ______________________________________
                               2,670,713      120,000      2,790,713
                              ======================================

WAGNON LEASE
By agreement dated October 9, 2003, Lexington acquired an interest in a section of farm-out acreage with the intention to develop coal bed methane gas producing wells in Pittsburg County, Oklahoma. Lexington holds an 80% working interest and a 60.56% net revenue interest in approximately 590 gross acreage of a potential gas producing property located in Pittsburg County, Oklahoma (the "Wagnon Property"). The Company's interest relating to the Wagnon Property is subject to farm-out agreements equating to a total 20% working interest between Paluca, Oakhills Energy, Inc. and the lessee of the Wagnon Property.

A director and an officer of LRI were minority owners in Oakhills Energy, Inc. in 2003. Their interest in Oakhills Energy, Inc. was purchased by the majority shareholder on January 26, 2004.

During the year ended December 31, 2004 three gas wells (the Kellster 1-5, Kyndal 2-2 and Bryce 3-2) have been put into production.

Subsequent to the year ended December 31, 2004, on March 15, 2005 the Company began drilling a fourth well on the Wagnon Property (Caleigh 4-2). During the year ended December 31, 2004 the Company spent $1,368,296 on drilling expenditures on the Wagnon lease. (Refer to Note 5.)

COAL CREEK PROSPECT
In March 2004 the Company obtained an option to purchase an undivided 95% interest in approximately 2,500 net leasehold acres in 5 sections of the Coal Creek Prospect located in Hughes and Pittsburg Counties, in the State of Oklahoma. During the year ended December 31, 2004 the Company acquired 1,932 net leasehold acres under the option. The Company does not expect to acquire any additional acreage under this option. Under the terms of the purchase of these leases, Lexington has an undivided 95% - 100% working interest in the subject lands and a minimum 79% net revenue interest. The terms of the leases are for two years.

PANTHER CREEK PROSPECT
In March 2004 the Company purchased a 3 year lease of approximately 300 acres located in five separate sections to develop the Panther Creek Project in Hughes County, Oklahoma. Lexington has an undivided 100% working interest in subject lands and an approximate 81% net revenue interest. Part of the acreage in this lease has been subject to three

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
_________________________________________________________________________________________

NOTE 4 - PROPERTY AND EQUIPMENT - (CONT'D)
_________________________________________________________________________________________

division pooling orders by Newfield Exploration Mid-Continent, Inc. ("Newfield"), for three wells to be drilled and operated by Newfield in which Lexington has elected to participate. Lexington's working interests in the three wells are proportionate to Lexington's Panther Creek lease ownership in areas pooled by Newfield. Lexington working interests in the three wells are estimated to be as follows; 25.78% (representing a contingent liability of $419,801 for a completed well based on Newfield Authority For Expenditure "AFE"), 10.94% (contingent liability of $159,655 for a completed well based on Newfield AFE if drilled), and 4.06% (contingent liability of $58,521 for a completed well based on Newfield AFE if drilled). Newfield has up to approximately the end of 2005 to drill such wells and may or may not proceed with any individual well project at their election. Contingent liability exists to Lexington for any well drilled by Newfield that Lexington has elected to participate in. Newfield has proceeded with the drilling of one of the wells in which Lexington has leased acreage. The first of the three wells, the POE 1-29, commenced drilling on February 9, 2005.

SOUTH LAMAR PROSPECT
By agreement dated April 21, 2004, Lexington acquired a 100% working interest, 78.5% net revenue interest, in three sections (960 acres) of farm-out acreage in Hughes County, Oklahoma (the "South Lamar Prospect") with the intention to develop coal bed methane gas producing wells. The term of the lease is two years. On July 26, 2004, the Company acquired a further 183.98 acres in the South Lamar prospect and a 100% working interest and a 79% net revenue interest in the additional acreage. The term of the lease is two years.

H-9 PROSPECT
By agreement dated June 29, 2004, Lexington has obtained an option to purchase an undivided 100% leasehold interest, 79.25% net revenue interest, in approximately 4,600 net leasehold acres in approximately 38 sections of the H-9 Prospect located in Hughes and McIntosh Counties, in the State of Oklahoma. The Company concluded the purchase of the property on July 29, 2004. The terms of leases acquired within the prospect are between three and four years.

On July 19, 2004 the Company acquired an additional 325 acres of gas target drillable acreage in the northeast portion of Hughes County, Oklahoma in the vicinity of the approximate 4,600 acres of farm out leases under acquisition (H-9) Prospect. Drilling targets that are included in the lease include Hartshorne and Booch Coal gas zones with a 100% Working Interest and a 78.3% Net Revenue Interest. The acquired lease is held by production. The term of the lease is three years.

MIDDLE CREEK PROSPECT
By agreement dated October 28, 2004, Lexington has purchased an undivided 100% leasehold interest, 70% net revenue interest, in 320 net leasehold acres in two sections of the Middle Creek Prospect located in Hughes County, in the State of Oklahoma. Drilling targets are the Caney Shale and Hartshorne zones. The leasehold interest acquired is held by production.

NOTE 5:  DRILLING ADVANCES
________________________________________________________________________________

During the period ended December 31, 2003 Lexington, the Company, and Oakhills Energy, Inc. entered into drilling agreements with private investors (the "Funding Investors") for the funding for the first three wells, the Kellster 1-5, the Kyndal 2-2 and the Bryce 3-2, located on the Wagnon Lease. The Funding Investors each provided one-third of the Authorization For Expenditure ("AFE") capital estimated at $360,000 for the drilling and completion of each of the first three wells. As of December 31, 2004, the Company had

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
_________________________________________________________________________________________

NOTE 5:  DRILLING ADVANCES - (CONT'D)
_________________________________________________________________________________________

received the total required funding of $1,080,000 for the drilling and completion of the first three Wagnon Lease wells and has successfully drilled and completed the Kellster 1-5, the Kyndal 2-2 well and the Bryce 3-2 wells. The terms of the drilling agreements of all wells on the Wagnon Lease are the same for each well on the property.

Lexington, the Company, and Oakhills Energy, Inc. entered into drilling agreements with the Funding Investors for the expected drilling and completion of a fourth Wagnon Lease well, the Caleigh 4-2 well that is expected to begin drilling no later than the end of April 2005. As of December 31, 2004, $405,000 had been received for the drilling of the Caleigh 4-2.

Wells to be drilled on the Wagnon Lease property carry royalty interests totaling 25% to land owners and property interest holders and carried working interests of 5% to a land owner, and 10% to a company related to a director of the Company (see Note 3 - Management Compensation Agreement). Paluca also owns a non-carried working interest of 5% as part of capital participation funding provided by Paluca.

The Funding Investors are provided an 80% working interest, 60.56% net revenue interest, in the wells until their invested capital for each well is repaid, after which time the Funding Investors revert to an aggregate 20.1% working interest, 15.075% net revenue interest, in the wells located on the Wagnon Lease. Oakhills Energy, Inc., the previous operator responsible for drilling the wells, will "back-in" to a reversionary 6.7% working interest after invested capital is repaid to the Funding Investors in the wells located on the Wagnon Lease and the Company will back-in to a reversionary 53.2% working interest. The Company's repayment obligation to the Funding Investors is limited to the production revenues generated from wells located on the Wagnon Lease. Accordingly, if any of the subject wells on the Wagnon Lease are unsuccessful the drilling advances will be written off when such determination is made. Management has estimated that the non-current portion of the drilling advances as at December 31, 2004 is $563,915.

As of December 31, 2004, the Funding Investors have been repaid $304,085 of their $1,080,000 investment in the Kellster 1-5, Kyndal 2-2 and Bryce 3-2 wells.

NOTE 6: CONVERTIBLE PROMISSORY NOTES
_________________________________________________________________________________________

On April 26, 2004, Lexington borrowed $400,000 from a shareholder by way of an unsecured convertible promissory note due on April 30, 2005. The promissory note bears interest accrued monthly at the U.S. prime lending rate plus one percent simple interest per annum. The Holder shall have the right, exercisable in whole or in part, to convert the outstanding principal and accrued interest thereon into fully paid, non-assessable restricted common shares at a price of $5.00 per share.

On June 30, 2004, the Company borrowed an additional $100,000 from the same shareholder by way of an unsecured promissory note due on June 30, 2005. The promissory note bears interest accrued monthly at the U.S. prime lending rate plus one percent simple interest per annum. The Holder shall have the right, exercisable in whole or in part, to convert the outstanding principal and accrued interest thereon into fully paid, non-assessable restricted common shares at a price of $2.50 per share.

Application of a relative-fair-value method has resulted in the convertible promissory notes being recorded as separate debt and equity components. A discount on the promissory notes payable of $50,000 has been accrued and recorded as a deferred finance fee, to be amortized over the terms of the notes. The discount was determined based upon a fair value interest rate for comparable debt of 15% per annum. The equity component, which is

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
_________________________________________________________________________________________

NOTE 6: CONVERTIBLE PROMISSORY NOTES - (CONT'D)
_________________________________________________________________________________________

represented by the conversion feature, had a carrying value of $50,000 being the difference between the face amount of the convertible debenture and its fair value as calculated above. The carrying value of the equity component was recorded as additional paid-in capital.

On October 29, 2004, a total of $512,637 in promissory notes and accrued interest to that date were settled for 348,733 private placement units offered by the Company at $1.47 per unit, with each unit comprised of one common share and one share purchase warrant exercisable at $1.68 per share (see Note 7). As of October 29, 2004, $23,333 of the deferred finance fee had been expensed and the balance of $26,667 was charged against additional paid-in capital.

In accordance with Financial Accounting Standard No. 84 "INDUCED CONVERSIONS OF CONVERTIBLE DEBT", the Company has recognized an expense of $489,205, equal to the fair value of the additional securities issued in order to induce conversion of the convertible debt.

NOTE 7:  STOCKHOLDERS' EQUITY
________________________________________________________________________________

The authorized capital of the Company consists of 200,000,000 voting common shares with $0.00025 par value, and 75,000,000 non-voting preferred shares with $0.001 par value.

REVERSE STOCK SPLIT
Effective August 7, 2003 the Company completed a reverse stock split of one-for-three hundred of the Company's outstanding common stock, resulting in a reduction of the then outstanding common stock from 156,328,943 shares to 521,184 shares. The par value and the number of authorized but unissued shares of the Company's common stock was not changed as a result of the reverse stock split.

FORWARD STOCK SPLIT
On January 26, 2004 the Company forward split its common shares on the basis of three new shares for each common share outstanding. The par value and the number of authorized but unissued shares of the Company's common stock was not changed as a result of the forward stock split.

Unless otherwise noted, all references to common stock, common shares outstanding, average numbers of common shares outstanding and per share amounts in these Financial Statements and Notes to Financial Statements prior to the effective dates of the reverse and forward stock splits have been restated to reflect the one-for-three hundred reverse split and the one-for-three forward split on a retroactive basis.

LEXINGTON CAPITAL STOCK TRANSACTIONS DURING THE PERIOD SEPTEMBER 29, 2003 TO
NOVEMBER 19, 2003: On September 29, 2003 Lexington issued 3,000,000 shares of its $.0001 par value common shares for total proceeds of $300.

LRI CAPITAL STOCK TRANSACTIONS DURING THE PERIOD JANUARY 1, 2003 THROUGH
NOVEMBER 19, 2003: On March 15, 2003 the Company settled $1,260,027 in loans, notes and accrued interest in exchange for the issuance of 210,004 post-reverse-split shares of the Company's common stock.

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
_________________________________________________________________________________________

NOTE 7: STOCKHOLDERS' EQUITY - (CONT'D)
_________________________________________________________________________________________

On March 15, 2003 the holders of 6,200,000 Series A preferred shares elected to convert their shares to common stock. As a result cumulative undeclared dividends totaling $1,371,475 became payable on March 15, 2003. Accordingly, the Company issued 38,953 post reverse-split shares of common stock in exchange for the 6,200,000 Series A preferred shares and settlement of the dividend liability of $1,371,475.

On March 15, 2003 the holders of 2,510,000 Series B preferred shares elected to convert their shares to common stock. As a result cumulative undeclared dividends totaling $995,550 became payable on March 15, 2003. Accordingly, the Company issued 15,004 post reverse-split shares of common stock in exchange for the 2,510,000 Series B preferred shares and settlement of the dividend liability of $995,550.

In October 2003 the Company issued 30,000 post-reverse split common shares in settlement of $11,100 of accounts payable.

On November 19, 2003 the Company issued 9,000,000 post-reverse split restricted common shares to the shareholders of Lexington for a 100% interest in Lexington.

LRI STOCK OPTION TRANSACTIONS DURING THE YEAR ENDED DECEMBER 31, 2003:
On November 18, 2003, the Company granted 3,000,000 common stock options under the Company's Stock Option Plan to consultants to the Company, including 2,850,000 to International Market Trend AG ("IMT") and/or its designates. A consulting expense of $1,997,581 was recorded representing the fair value of the 3,000,000 options. The fair value was estimated using the Black-Scholes option pricing model assuming an expected live of 5 years, a risk free interest rate of 3%, a dividend yield of 0%, and an expected volatility of 251%.

During November 2003, the Company issued 1,650,000 shares of common stock on the exercise of stock options at $0.167 per share for proceeds of $275,000 which was paid by way of offset of $234,435 originally advanced to the Company by ICI which was assigned by ICI to IMT designated option holders, and $40,565 originally advanced to the Company by an IMT designated option holder.

On November 21, 2003 the Company registered 1,000,000 common stock options under an S-8 Registration Statement.

LRI's changes in capital stock prior to and in connection with the reverse acquisition were as follows:

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
_________________________________________________________________________________________

NOTE 7:  STOCKHOLDERS' EQUITY - (CONT'D)
_________________________________________________________________________________________

                                                                                       Additional
                                             Common Stock         Preferred Stock       Paid-in
                                          Number      Amount      Number     Amount      Capital      Deficit         Total
                                         ______________________________________________________________________________________

Balance December 31, 2002,
As previously reported by LRI              257,135   $ 19,284    8,710,000   $ 8,710   $10,298,039  $(12,822,928)  $ (2,496,895)
20% cumulative dividends payable on
Conversion of Series A Preferred                 -          -            -         -             -    (1,371,475)    (1,371,475)
stock
Expiry of Series A Preferred stock
  Share Purchase Warrant                         -          -            -         -        60,000             -         60,000
Issuance of common stock in
settlement
  of Cumulative dividend on converted
  Series A Preferred stock                  18,286      1,371            -         -     1,370,104             -      1,371,475
Issuance of common stock pursuant to
  Conversion of Series A Preferred          20,667      1,550   (6,200,000)   (6,200)        4,650             -              -
stock
20% cumulative dividends payable on
  Conversion of Series B Preferred               -          -            -         -             -      (995,550)      (995,550)
stock
Issuance of common stock in
settlement
  of Cumulative dividend on converted
  Series B Preferred stock                   6,637        498            -         -       995,052             -        995,550
Issuance of common stock pursuant to
  Conversion of Series B Preferred           8,367        628   (2,510,000)   (2,510)        1,882             -              -
stock
Issuance of common stock in
settlement of debt                         210,092     15,750            -         -     1,244,277             -      1,260,027
                                         ______________________________________________________________________________________
Balance post 300:1 reverse stock split     521,184   $ 39,081            -   $     -   $13,974,004  $(15,189,953)   $(1,768,868)
                                         ______________________________________________________________________________________

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
________________________________________________________________________________

NOTE 7:  STOCKHOLDERS' EQUITY - (CONT'D)
________________________________________________________________________________

                                                                                       Additional
                                             Common Stock         Preferred Stock       Paid-in
                                          Number      Amount      Number     Amount      Capital      Deficit         Total
                                         ______________________________________________________________________________________
Balance post 300:1 split, carried          521,184   $ 39,081            -   $     -   $13,974,004  $(15,189,953)   $(1,768,868)
forward:
Debt settlement                             10,000          2            -         -        11,098             -         11,100

LRI net loss for the period from
January 1, 2003 to November 19, 2003             -          -            -         -             -      (265,201)      (265,201)
Fair value of stock options granted
Concurrent with reverse acquisition              -          -            -         -     1,997,581    (1,997,581)             -
Issued to effect reverse acquisition     3,000,000        750            -         -          (750)                           -
                                         ______________________________________________________________________________________

November 19, 2003 pre 3:1 split          3,531,184     39,833            -         -    15,981,933   (17,452,735)    (1,430,969)
3 to 1 forward split                     7,062,368          -            -         -             -             -              -
                                         ______________________________________________________________________________________
LRI balance November 19, 2003
(date of RTO)                            10,593,552  $ 39,833           -    $     -   $15,981,933  $(17,452,735)  $ (1,430,969)
                                         ======================================================================================

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
_________________________________________________________________________________________

NOTE 7:  STOCKHOLDERS' EQUITY - (CONT'D)
_________________________________________________________________________________________

LRI CAPITAL STOCK TRANSACTIONS POST NOVEMBER 19, 2003:
In November 2003, 1,650,000 stock options were exercised for $275,000, which was offset against advances payable as described above.

In November 2003, $250,000 of the advances due to ICI were settled with 100,000 shares of pre-forward split common stock.

In November 2003, as part of a 3,000,000 unit offering, the Company issued 300,000 units comprised of one restricted share of common stock and one-half share purchase warrant exercisable at $1.67 for total proceeds of $250,000. The fair value of the warrants is estimated to be $12,500 and is recorded as a separate component of stockholders' equity. The share purchase warrants expire on December 31, 2004.

STOCK OPTION EXERCISE - 2004
On January 22, 2004 the Company issued 1,200,000 pre forward split shares of its common stock, upon the exercise of 1,200,000 stock options at $0.167 per share for proceeds of $200,000, which was paid by way of offset of $200,000 originally advanced to the Company by ICI which was assigned by ICI to IMT designated option holders as described in Note 8.

On May 18, 2004 the Company issued 495,000 shares of its common stock, upon the exercise of 495,000 stock options at $1.00 per share for proceeds of $495,000, which was paid by way of offset of $495,000 originally advanced to the Company by ICI, which was assigned to an IMT designated option holder, as described in Note 8.

On June 25, 2004 the Company issued 320,000 shares of its common stock, upon the exercise of 320,000 stock options at $3.00 per share for proceeds of $960,000.

PRIVATE PLACEMENTS
On November 26, 2003 the Company issued 300,000 restricted common shares at $0.83 per share plus one-half warrant at $1.67 per share for each share purchased, with warrant terms to December 31, 2004 (the date of issue was pre-forward stock split of 3:1); the Company issued 100,000 pre-forward stock split shares at $2.50 per share plus one-half pre-forward stock split warrant at $5.00). The total amount raised in this financing was $250,000. The value of the warrants was estimated to be $12,500 and was recorded as a separate component of stockholders' equity.

On May 3, 2004 the Company concluded and issued 400,000 restricted common shares at $2.50 per share plus one-half warrant at $5.00 per share for each share purchased, with warrants terms to December 31, 2005. The total amount raised in this financing was $1,000,000. The value of the warrants was estimated to be $45,000 and was recorded as a separate component of stockholders' equity. A finder's fee of 39,800 restricted common shares was paid pursuant to the transaction.

On September 9, 2004 the Company approved a financing of up to 4,150,000 units of restricted common shares at a price of $1.47 per share plus a full share purchase warrant exercisable at a price of $1.68 per share for each share purchased (the "September Unit(s)"). The warrants will expire six months from the effective date of registration of the stock and warrants to be issued under the offering. The amount approved to be raised in this financing was up to $6,100,500. Brokers' fees payable

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
_________________________________________________________________________________________

NOTE 7:  STOCKHOLDERS' EQUITY - (CONT'D)
_________________________________________________________________________________________

on the September Units were: cash of 8% of gross proceeds, brokers' warrants equal to 4% of the gross proceeds (to be issued under the same terms as the warrants issued under the offering), and a warrant exercise fee equal to 5% of proceeds received as a result of the future exercise of the warrants by the investors. On November 1, 2004 LRI completed the sale of an aggregate of 1,700,686 Units. The Company filed a registration statement (form SB-2) with the Securities and Exchange Commission ("SEC") on December 15, 2004, covering the resale of shares of common stock sold in the private placement or issuable upon exercise of the warrants. Under the terms of the financing, the registration statement is to become effective within 120 days after the filing date; the registration statement went effective on January 24, 2005 and the warrants under this filing expire July 23, 2005.

As of December 31, 2004, 1,700,686 September Units had been sold for proceeds of $2,319,264, net of an $180,746 agent fee which was charged to additional paid in capital. Of the 1,700,686 units sold 376,318 were non-brokered and 1,324,368 were brokered. The fair value of the warrants was estimated to be $0.147 each and $250,001 has been recorded as a separate component of stockholders' equity. The fair value of the 46,353 broker warrants issued to date has been estimated to be $0.147 per warrant and as a result, $6,814 has been recorded as a separate component of stockholders' equity. The non-brokered units in the amount of 376,318 were issued upon: (1) settlement of the $500,000 convertible promissory note and accrued interest of approximately $12,637 for 348,733 units as described in Note 6; and (2) pursuant to a non-brokered placee that paid $40,550 for 27,585 units. The Company does not intend to sell any further securities under this offering.

SHARE PURCHASE WARRANTS
Share purchase warrants outstanding at December 31, 2004 are:

                                                             Weighted Average
   Range of           Weighted                                   Remaining
Exercise Prices     Average Price     Number of Shares     Contractual Life (yr)
________________________________________________________________________________

 $1.66 - $5.00          $2.02            1,947,039                  .60
================================================================================

Subsequent to the year ended December 31, 2004, in February and March 2005, 248,014 share purchase warrants were exercised at $1.68 per purchase warrant providing $416,663 in proceeds to the Company.

NOTE 8:  STOCK OPTION PLAN
________________________________________________________________________________

By Directors' Resolution dated November 19, 2003 the Company adopted a Stock Option Plan ("SOP"). The SOP provides authority for the Board to grant Options for the purchase of a total number of shares of the Company's common stock, not to exceed 3,000,000 shares. The option period of options granted under the SOP shall be up to 10 years and the option price per share shall be no less than the fair market value of a share of common stock on the date of grant of the stock option.

On December 31, 2003, the terms of the Company's SOP were altered, whereby the authorized total number of options was increased from 3,000,000 shares to 4,000,000 shares.

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
_________________________________________________________________________________________

NOTE 8:  STOCK OPTION PLAN - (CONT'D)
_________________________________________________________________________________________

By Directors' Resolution dated July 2, 2004 the Company (1) increased the authorized number of options under the SOP from 4,000,000 to 5,000,000; and (2) made the new 1,000,000 stock options exercisable at $3.00 per share for a 5 year term. As of December 31, 2004, 4,200,000 options under the Company's current SOP have been granted and 3,665,000 had been exercised.

A summary of the Company's stock options as of December 31, 2004, and changes during the year ended is presented below:

                                              December 31, 2004
                                       _______________________________
                                                      Weighted average
                                       Number of       exercise price
                                        options           per share
                                       _______________________________
                                                            $
Outstanding at beginning of year        1,350,000         0.50
Exercised January 22, 2004             (1,200,000)      (0.444)
Grant February 2, 2004                  1,000,000        2.222
Exercised May 18, 2004                   (495,000)      (0.367)
Exercised June, 2004                     (320,000)      (0.711)
Grant July 26,2004                        200,000        0.444
                                       _______________________________

Exercisable at December 31, 2004          535,000        1.644
                                       ===============================

                                                 Dec 31, 2003
                                       _______________________________
                                                      Weighted average
                                       Number of       exercise price
                                        options          per share
                                       _______________________________
                                                              $
Outstanding at beginning of period              -
Granted November 19, 2003               3,000,000         1.111
Exercised  November 24, 2003           (1,650,000)       (0.611)
                                       _______________________________

Exercisable at December 31, 2003        1,350,000         0.50
                                       ===============================

In January 2004, 1,200,000 stock options (400,000 pre-forward split shares) were exercised at $0.167 per share ($0.50 per pre forward split share) for proceeds of $200,000 which was paid by way of offset of $200,000 originally advanced to the Company by ICI which was assigned by ICI to IMT designated option holders.

On February 2, 2004, an additional 1,000,000 share options were granted to consultants 500,000 exercisable at $1.00 and 500,000 exercisable at $3.00. The term of these options is five years. The fair value of these options at the date of grant of $2,989,221 was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 3%, a dividend yield of 0%, and an expected volatility of 251% and has been recorded as a consulting expense in the period. Of these options, 100,000 were granted to an officer of the Company (see note 9.)

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
_________________________________________________________________________________________

NOTE 8:  STOCK OPTION PLAN - (CONT'D)
_________________________________________________________________________________________

In April 2004 the Company registered 500,000 common stock options exercisable at $1.00 per share under an S-8 Registration Statement. On May 18, 2004, 495,000 of these stock options were exercised at $1.00 per share for proceeds of $495,000 which was paid by way of offset of $495,000 originally advanced to the Company by ICI which was assigned to a designated option holder.

In June 2004 the Company registered 400,000 common stock options exercisable at $3.00 per share under an S-8 Registration Statement. And, in June 2004, 320,000 of these stock options were exercised at $3.00 per share for proceeds of $960,000.

On July 12, 2004, 200,000 stock options were granted at $3.00 per share to Humphreys. The term of these options is five years. The fair value of these options at the date of grant of $692,051 was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 3%, a dividend yield of 0%, and an expected volatility of 222% and in accordance with the provisions of SFAS 148, has been disclosed on a pro-forma basis in Note 2.

On February 2, 2005, the Company granted 600,000 share options to a consultant to the Company exercisable as follows: 500,000 at $1.00 per share and 100,000 at $0.16667 per share.

NOTE 9: RELATED PARTY TRANSACTIONS
_________________________________________________________________________________________

LRI RELATED PARTY TRANSACTIONS DURING THE PERIOD JANUARY 1, 2003 TO NOVEMBER 19, 2003:
The Company, on January 1, 1999, entered into a management services agreement with ICI to provide management of the day-to-day operations of the Company for a two year term. The management services agreement requires monthly payments not to exceed $75,000 for services rendered. The Company's currently inactive subsidiary, International Gold Corporation, entered into a similar agreement on January 1, 1999 with Amerocan Marketing, Inc. ("Amerocan") with required monthly payments not to exceed $25,000 for services rendered for a two year term. Both agreements were extended for a further two year term to January 1, 2003. Subsequent to January 1, 2003, the Agreements with ICI and Amerocan expired and were not renewed, but services were continued to be provided by ICI on a month to month basis.

On November 10, 2003, the Company and IMT entered into a financial consulting services agreement (the "Consulting Agreement") for a period of one year. Pursuant to the terms and provisions of the Consulting Agreement: (i) IMT shall provide financial and general managerial and business development services to the Company; and (ii) the Company granted to IMT and/or its designees or employees, 2,850,000 stock options at the exercise price of $0.167 per share (original grant of options was 950,000 stock options at the exercise price of $0.50 per pre-forward split share).

An officer and director of the Company has been contracted by ICI as part of the management team provided to the Company and its subsidiary. During the period ended November 19, 2003 a total of $110,000 was incurred to ICI which is also a significant shareholder, for managerial, administrative, investor relations services, and or advances provided to the Company and its subsidiary. During the period ended November 19, 2003 ICI paid a total of $25,875 to this officer and director for services provided to the Company and its subsidiary. ICI also paid the Chief Financial Officer of the Company $13,750 for his services for the period ended November 19, 2003. In addition, during the period ended November 19, 2003, ICI and other shareholders paid expenses on behalf of the Company totaling $47,000. As of November 19, 2003, the Company owed ICI a total of $672,805 in

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
_________________________________________________________________________________________

NOTE 9:  RELATED PARTY TRANSACTIONS - (CONT'D)
_________________________________________________________________________________________

accrued management fees payable, loans or advances of $356,998 and accrued interest of $282,477 on outstanding loans and management fees payable, for a total of $1,312,280.

During the period ended November 19, 2003 the Company settled $1,260,027 in loans, notes and accrued interest due to related parties in exchange for the issuance of 630,276 shares of the Company's common stock.

LRI RELATED PARTY TRANSACTIONS NOVEMBER 20, 2003 THROUGH DECEMBER 31, 2003:
An officer and director of the Company had been contracted by ICI as part of the management team provided to the Company and its subsidiary. During the period November 19, 2003 through December 31, 2003 a total of $10,000 was incurred to ICI, a significant shareholder, for managerial, administrative, and investor relations services provided to the Company and its subsidiary. As of December 31, 2003 the Company owed ICI a total of $448,370 in management fees payable which have accrued as previously described, loans of $59,498, and interest of $282,477 accrued at 10% per annum on outstanding loans and unpaid management fees payable, for a total of $790,345.

A private company owned by a director of the Company has been assigned a 5% carried Working Interest in each well to be drilled on the Wagnon lease, as partial compensation for his involvement in obtaining and facilitating the execution of the Farm-Out Agreement and to compensate his services relating to operation and completion of wells to be located on the Wagnon Lease. In addition, a director of the Company has purchased a further 5% working interest and, as a result, after all capital costs relating to drilling on wells relating to the Wagnon Lease are repaid to the private Funding Investors, the director of the Company will back-in to a further reversionary 5.0% Working Interest in each well to be located on the Wagnon Lease. After well drilling capital is repaid, the director will have a total 10.0% Working Interest in each well to be located on the Wagnon Lease. (Refer to Notes 4 and 5.)

Effective December 5, 2003, the Company acquired the Wagnon Lease from Oak Hills Energy, Inc. for $120,000.

RELATED PARTY TRANSACTIONS - 2004
Although the formal arrangement for services to be provided by ICI, a minority shareholder and consulting services agent to the Company, ended on December 31, 2003, a month to month arrangement to provide services to the Company was agreed to as a transitional measure during the first quarter of the year. This transition period ended March 31, 2004. During the quarter ended March 31, 2004, a total of $30,000 (2003 - $110,000) was incurred to ICI for managerial, administrative and investor relations services provided to the Company and its subsidiary, no fees were incurred to ICI for the balance of the year ended December 31, 2004. On October 7, 2004 the Company repaid ICI $74,228 in loans and accrued interest. As of December 31, 2004, the Company has no further obligation to ICI.

During the quarter ended March 31, 2004 the Company settled $200,000 of the amounts due to ICI in exchange for the issuance of 1,200,000 shares of the Company's common stock by way of exercising options at $0.167 per share.

During the quarter ended June 30, 2004 the Company settled $495,000 of the amounts due to ICI in exchange for 495,000 shares of the Company's common stock by way of exercising options at $1.00 per share.

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
_________________________________________________________________________________________

NOTE 9:  RELATED PARTY TRANSACTIONS - (CONT'D)
_________________________________________________________________________________________

The Company previously entered into a contract with IMT, a private company to whom certain of the Company's directors and officers provide consulting services relating to oil and gas industry and market development services. The Company incurred $90,000 in fees to IMT for the year ended December 31, 2004 (2003 - nil). Of the 1,000,000 stock options granted on February 2, 2004, 895,000 stock options were granted to IMT, or its designates.

On November 9, 2004, the Company reached an agreement with Oak Hills to drill a ten well program. Humphreys is a director of the Company and is the Drilling Operations Manager of Lexington, and also consults to and is a 25% shareholder of Oakhills Drilling and Operating, LLC., an oil and gas operating company based in Holdenville, Oklahoma that acts as "operator" to Lexington. Mr. Humphreys is in charge of oil and gas operations in Oklahoma.

Humphreys has been assigned a 10% carried Working Interest in each well successfully drilled on the Wagnon lease, as partial compensation for his involvement in obtaining and facilitating the execution of the Farm-Out Agreement and to compensate for his services relating to operation and completion of wells to be located on the Wagnon Lease. The estimated value of the 10% carried Working Interest of $117,030 has been recorded as additional compensation expense during the year ended December 31, 2004. Humphreys also has the right to purchase an additional 5% working interest in each well to be located on the Wagnon Lease and has elected to do so for the first four wells drilled on this lease. The original 5% cost to participate in the wells by Humphreys was $60,000. As of December 31, 2004 the Company was still owed $22,500 and has recorded the amount as a receivable from Humphreys as full payment for an additional 5% working interest in each of the Kellster 1-5, the Kyndal 2-2, and the Bryce 3-2. Refer to Notes 3, 5, 6 and 8.

During the year ended December 31, 2004 the Company incurred $124,000 to its officers for management fees (2003 - $34,625). Also, on February 2, 2004, 100,000 options were granted to one of the Company's officers for which a consulting expense of $298,922 was incurred (see Note 8).

NOTE 10:  INCOME TAXES
________________________________________________________________________________

The Company has adopted FASB No. 109 for reporting purposes. As of December 31, 2004, the Company had net operating loss carry forwards of approximately $3,000,000 that may be available to reduce future years' taxable income and will expire between the years 2006 - 2025. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry forwards.

The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgment about the recoverability of future tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

A reconciliation of income tax computed at the federal and state statutory tax rates and the Company's effective tax rate is as follows:

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
_________________________________________________________________________________________

NOTE 10: INCOME TAXES - (CONT'D)
_________________________________________________________________________________________

                                                     Year ended           Period ended
                                                  December 31, 2004     December 31, 2003
_________________________________________________________________________________________

Federal income tax provision at statutory rate          (35.0)%              (35.0)%
State income tax provision at statutory rate,
   net of federal income tax effect                      (6.0)                (6.0)
_________________________________________________________________________________________
Total income tax provision rate                         (41.0)%              (41.0)%
=========================================================================================

The tax effects of temporary differences that give rise to the Company's future tax asset (liability) are as follows:

                                                2004            2003
                                          _____________________________________

Loss carry forwards                        $  1,330,000      $   20,000
Valuation allowances                         (1,330,000)        (20,000)
                                          _____________________________________
                                           $          -      $        -
                                          =====================================

As the criteria for recognizing future income tax assets have not been met due to the uncertainty of realization, a valuation allowance of 100% has been recorded for the current and prior year.

NOTE 11: SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

                                     Year ended        Period ended
                                   December, 2004     December, 2003
____________________________________________________________________
Cash paid during the year for:
         Interest                       $ -                $ -
         Income taxes                   $ -                $ -
____________________________________________________________________

During the year ended December 31, 2004 the Company:

1. settled $200,000 of advances due to ICI for 400,000 pre-forward split shares of common shares on the exercise of stock options at $0.50 per share for the offset of prior advances in the amount of $200,000
(refer to Note 7);

2. settled $495,000 of the advances due to ICI in exchange for 495,000 shares of the Company's common stock by way of exercising options at
$1.00 per share (refer to Note 7); and

3. issued 1,000,000 stock options in payment for consulting fees. A non-cash expense of $2,989,221 has been recorded in connection with these options (refer to note 8).

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
_________________________________________________________________________________________

NOTE 11: SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS - (CONT'D)
_________________________________________________________________________________________

4. settled a total of $512,637 in promissory notes and accrued interest in exchange for 348,733 private placement unites offered by the
Company at $1.47 per unit, with each unit comprised of one common share and one share purchase warrant exercisable at $1.68 per share
(see Note 6).

During the period ended December 31, 2003 the Company settled $250,000 of advances due to ICI for 300,000 shares of common stock. The Company also issued 1,650,000 common shares on the exercise of stock options at $0.167 per share for the offset of prior advances from ICI (550,000 common shares on the exercise of stock options at $0.50 per pre-forward split share).

NOTE 12:  SUBSEQUENT EVENTS
_________________________________________________________________________________________

NEW PARTICIPATION DRILLING ON PANTHER CREEK PROSPECT - Refer to Note 4.

NEW OPERATOR - On January 1, 2005, the Company appointed Oak Hills Drilling and Operating, LLC of Oklahoma as its elected operator for wells on its Wagnon Lease, and for further drilling to be conducted by Lexington. Oak Hills Drilling and Operating, LLC replaces Oakhills Energy, Inc. as its designated operator.

EXERCISE OF WARRANTS - Refer to Note 7.

NOTE 13:  DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

All of the Company's Oil and Gas activities are conducted in the United States of America. No comparative numbers are presented for 2003 as the Company's only Oil and Gas activity during 2003 was the acquisition of an unproved property for $120,000.

                                                  Capitalized Costs Relating To
                                                Oil and Gas Producing Activities
                                                      At December 31, 2004

                                                                 Total
________________________________________________________________________________
Unproved oil and gas properties                               $ 1,419,447
________________________________________________________________________________
Proved oil and gas                                             $1,371,266
________________________________________________________________________________
Accumulated depreciation, depletion, and amortization
and valuation allowances                                      ($  161,328)

________________________________________________________________________________
Net capitalized costs                                          $2,629,385
________________________________________________________________________________

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
_________________________________________________________________________________________

NOTE 13:  DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED) (CONT'D)
_________________________________________________________________________________________

                             Costs Incurred In Oil and Gas Property Acquisition,
                                   Exploration, and Development Activities
                                    For the Year Ended December 31, 2004

                                                                 Total
________________________________________________________________________________
Acquisition Properties
________________________________________________________________________________
 - Proved                                                               -
________________________________________________________________________________
 - Unproved                                                   $ 1,419,447
________________________________________________________________________________
Exploration costs                                                       -
________________________________________________________________________________
Development costs                                             $ 1,251,266
________________________________________________________________________________

                                  Results of Operations for Producing Activities
                                       For The Year Ended December 31, 2004

                                                                 Total
________________________________________________________________________________
Revenues
________________________________________________________________________________
 Sales                                                        $   472,140
________________________________________________________________________________
 Transfers                                                              -
________________________________________________________________________________
     Totals                                                   $   472,140
________________________________________________________________________________
Production costs                                              $   (83,893)
________________________________________________________________________________
Depreciation, depletion, and amortization, and valuation
provisions                                                    $  (161,329)
________________________________________________________________________________
Income tax expense                                                      -
________________________________________________________________________________
Results of operations from producing activities (excluding
corporate overhead and interest costs)                        $   226,918
________________________________________________________________________________

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
________________________________________________________________________________

NOTE 13:  DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED) (CONT'D)
________________________________________________________________________________

                                                Reserve Quantity Information
                                            For The Year Ended December 31, 2004
                                                                 Total
________________________________________________________________________________
                                                  Oil           Gas - mcf
________________________________________________________________________________
Proved developed and undeveloped reserves:
   Beginning of year                                     -              -
________________________________________________________________________________
Extensions and discoveries                               -      1,531,026
________________________________________________________________________________
Production                                               -       (180,123)
________________________________________________________________________________
Sales of minerals in place                               -              -
________________________________________________________________________________
End of year                                              -      1,350,903
________________________________________________________________________________
Proved developed reserves:
   Beginning of year                                     -              -
   End of year                                           -      1,176,008
________________________________________________________________________________
Oil and gas applicable to long-term supply
agreements with government or authorities in
which the enterprise acts as producer:
   Proved reserves - year end                            -      1,350,903
   Received during the year                              -              -
________________________________________________________________________________

                    Standardized Measure of Discounted Future Net Cash Flows and
                      Changes Therein Relating to Proved Oil and Gas Reserves
                                        At December 31, 2004
                                                                 Total
________________________________________________________________________________
Future cash inflows                                           $ 5,273,961
________________________________________________________________________________
Future production and development costs                       $(1,642,296)
________________________________________________________________________________
Future income tax expenses                                              -
________________________________________________________________________________
Future net cash flows 10% annual discount
For estimated timing of cash flows                            $(1,200,639)
________________________________________________________________________________
Standardized measure of discounted
future net cash flows                                         $ 2,431,026
________________________________________________________________________________
Sales and transfers of oil and gas produced, net
Of production costs                                           $   226,918
________________________________________________________________________________
Net changes in prices and production costs                              -
________________________________________________________________________________
Extensions, discoveries and improved recovery,
Less related costs                                                      -
________________________________________________________________________________
Development costs incurred during the period                  $ 1,360,296
________________________________________________________________________________
GRANT OF STOCK OPTIONS - Refer to Note 8.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

In connection with the audits of the most recent fiscal years and any interim period preceding resignation, no disagreements exist with any former accountant on any matter of accounting principles or procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with their report to the subject matter of the disagreement(s).

__________

__________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Nevada Revised Statute Section 78.7502 provides that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

  Nevada Revise Statute Section 78.751 provides that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

      by our stockholders;

      by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

      if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

      if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

      by court order.

Our Certificate of Incorporation and Articles provide that no director or officer shall be personally liable to our company, any of our stockholders or any other for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

Further, our Bylaws provide that we shall, to the fullest and broadest extent permitted by law, indemnify all persons whom we may indemnify pursuant thereto. We may, but shall not be obligated to, maintain insurance, at our expense, to protect ourself and any other person against any liability, cost or expense. We shall not indemnify persons seeking indemnity in connection with any threatened, pending or completed action, suit or proceeding voluntarily brought or threatened by such person unless such action, suit or proceeding has been authorized by a majority of the entire Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with this registration:
SEC Registration Fees	$3,125.82
Accounting Fees and Expenses(*)	$5,000.00
Legal Fees and Expenses(*)	$45,000.00
Fees and expenses for Qualification under State Securities Laws(*)	$2,560.00
Miscellaneous	0
Total(*)	$55,685.82

(*) We have estimated these amounts.

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have sold unregistered securities in private placement offerings, issued stock in exchange for debts or pursuant to contractual agreements as set forth below.

In September and October of 2005 we issued secured and Convertible Notes pursuant to a private placement with certain accredited investors, in reliance on Rule 506 promulgated under Section 4(2) of the Securities Act, for aggregate gross proceeds of $5,860,000. The transaction costs associated with this private placement were approximately $614,050 (comprised of introduction and legal fees). In that regard we issued: (i) an aggregate of $5,860,000 in secured, convertible two-year promissory notes bearing 8% interest; (ii) for every two shares of our common stock purchasable in accordance with the conversion provisions of the Convertible Notes, one Class A Warrant, for an aggregate of 2,930,000 Class A Warrants, to purchase a share of our common stock at an exercise price of $1.50 per share for a three-year term after this registration statement has been declared effective by the SEC; (iii) for every two shares of our common stock purchasable in accordance with the conversion provisions of the Convertible Notes, one Class B Warrant, for an aggregate of 2,930,000 Class B Warrants, to purchase an additional share of our common stock at an exercise price of $1.25 per share for a one-year term after this registration statement has been declared effective by the SEC; and (iv) 586,000 Finder's Warrants to purchase shares of our common stock at an exercise price of $1.00 per share for a term of three years after this registration statement has been declared effective by the SEC.

In accordance with the terms of the Convertible Notes, and by way of example, for each $1,000 of principal and interest that is converted the holder will now receive 1000 of our shares of our common stock on a fully diluted basis as of the last day preceding the conversion date. For the purposes of this calculation only, "fully diluted basis" includes all of the shares of our common stock issuable upon conversion of all of the Convertible Notes issued in that private placement as if all such Convertible Notes were fully converted on the closing date of the private placement, however, shall not thereafter include shares of common stock issued upon the actual conversion of such Convertible Notes and the exercise of the related Class A Warrants, Class B Warrants and Finder's Warrants.

We have agreed to file a registration statement with the SEC within 30 days from the initial closing date covering the resale of shares of our common stock underlying the Convertible Notes, the Class A Warrants, the Class B Warrants and the Finder's Warrants (collectively, the "Warrants") and the shares issuable upon exercise of the Warrants. The respective Warrant terms begin after the registration statement filed by the Company has been declared effective by the SEC.

See our current report on Form 8-K dated September 20, 2005 for further descriptions of the Convertible Notes, Warrants and finder's fee.

On July 26, 2005, which took effect on August 22, 2005, we entered into a settlement agreement with C.K. Cooper & Company, Inc. ("CKCC") (the "Settlement Agreement") relating to an engagement letter dated September 9, 2004 between CKCC and the Company (the "Engagement Letter"). Pursuant to the Engagement Letter we granted a right of first refusal to CKCC to be engaged as the managing dealer or placement agent for any subsequent offerings of our securities for a 12-month period commencing on September 30, 2004. During this 12-month period the Company issued secured and Convertible Notes pursuant to a private placement through an entity other than CKCC. Pursuant to the Settlement Agreement CKCC agreed to waive its right of first refusal under the Engagement Letter and we agreed, among other things, to issue 200,000 shares of our common stock to CKCC. We also granted certain registration rights to CKCC for the shares issued pursuant to the Settlement Agreement.

On May 23, 2005 Brent Pierce exercised options that had been assigned him by IMT to acquire 100,000 shares of common stock at a price of $0.167 per share for gross proceeds to the Company of approximately $16,667. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

During the period from June 1, 2005 to August 22, 2005 we issued long-term promissory notes (the "Long-Term Notes") to Newport Capital Corp. and Vince Aballini in the aggregate principal amount of $1,165,000 in connection with secured long-term loans. The Long-Term Notes bear interest at a rate of 10% per annum, compounded semi-annually. The principal amount and interest on the Long-Term Notes are payable by the Company on a blended monthly basis over a five-year period during the term of the Long-Term Notes. As of September 30, 2005 outstanding principal and accrued interest relating to the Long-Term Notes had been repaid and such Long-Term Notes are no longer outstanding. In connection with the Long-Term Notes, the holders of the Long-Term Notes received an aggregate of 233,000 Warrants to purchase shares of our common stock at a price of $3.00 per share. The Warrants expire on May 31, 2010. The investors in the Long-Term Notes are each "accredited investors" and the issuance of the Long-Term Notes and the Warrants were exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act.

On November 1, 2004 we completed the sale of an aggregate of 1,700,686 Units, at a purchase price of $1.47 per Unit, for gross proceeds of approximately $2,319,264 net of a $180,746 agent's fee (the "November Placement"). Further, the holder of two of our outstanding promissory notes in the aggregate principal amount of $500,000, plus accrued interest of $12,637, exchanged the promissory notes and accrued interest for Units, resulting in the issuance of an additional 376,318 Units. Each Unit consists of one share of our common stock and one September Warrant to purchase a share of our common stock at an exercise price of $1.68. The November Warrants were exercisable for a term of 180 days after our registration statement on Form SB-2 was declared effective by the SEC on January 21, 2005, thereby creating an expiry date of July 23, 2005. As of the date of this registration statement an aggregate of 304,367 November Warrants were exercised for aggregate proceeds of $495,964 net of $15,373 in brokers' fees. The remaining 1,396,319 November Warrants have expired by their terms.

CKCC served as the placement agent for the November Placement. The total commission paid or payable to CKCC in connection with the November Placement was: (i) a cash payment of approximately $155,745 (which equals 8% of the total amount of capital received by our company from investors obtained from CKCC from the sale of the Units in the transaction); (ii) a cash payment of approximately $15,373 (equal to 5% of the capital to be received by us upon the exercise of the November Warrants); (iii) 46,353 warrants to purchase shares of our common stock on terms and conditions equal to the November Warrants issued to the Unit holders; and (iv) $25,000 in reimbursed expenses incurred by CKCC.

The Units were offered and sold only to accredited investors in reliance upon Rule 506 promulgated under Section 4(2) of the Securities Act. The Units sold in the November Offering were not registered under the Securities Act or state securities laws, and could not be offered or sold absent registration with the SEC or an applicable exemption from the registration requirements.

During the period from February 15, 2005 to April 18, 2005 certain holders of the Units exercised 304,367 of the November Warrants included with each Unit at an exercise price of $1.68 per share, for gross proceeds to the Company of $511,336.56.

On April 26, 2004 we issued a $400,000 convertible promissory note (the "Note") to Vincenzo Abellini ("Abellini") in connection with a loan (the "Loan"). Interest on the Note accrued at a rate equal to the American Prime Lender Rate plus 1% per annum simple interest until paid in full. No payment of principal or interest was due on the Note until April 30, 2005, at which point Mr. Abellini could have demanded payment of the principal amount and all accrued and unpaid interest at any time. Mr. Abellini had the right to convert the Note into shares of our common stock at a price of $5.00 per share. We were able to prepay the Note in whole or in part at any time with ten days' prior notice without penalty. On October 26, 2004 Mr. Abellini exchanged the Note and all accrued and unpaid interest under the Note for Units in the Company on the same terms as the Units that were offered in the November Placement. Mr. Abellini is an "accredited investor" and the conversion of the Note to Units was exempt from the registration provisions of the Securities Act under Rule 506 and Section 4(2).

On June 30, 2004 we issued a $100,000 convertible promissory note (the "Second Note") to Mr. Abellini in connection with a loan (the "Second Loan"). Interest on the Second Note accrued at a rate of the American Prime Lender Rate plus 1% per annum simple interest until paid in full. No payment of principal or interest was due on the Second Note until June 30, 2005, at which point Mr. Abellini could demand payment of the principal amount and all accrued and unpaid interest at any time. Mr. Abellini had the right to convert the Second Note into shares of our common stock at a price of $2.50 per share. We were able to prepay the Second Note in whole or in part at any time with ten days' prior notice without penalty. On October 26, 2004 Mr. Abellini exchanged the Second Note and all accrued and unpaid interest under the Second Note for Units in the Company on the same terms as the Units that were offered in November Placement. Mr. Abellini is an "accredited investor" and the conversion of the Second Note to Units was exempt from the registration provisions of the Securities Act under Rule 506 and Section 4(2).

On June 23, 2004 Brent Pierce exercised options that had been assigned him by IMT to acquire 80,000 shares of our common stock at a price of $3.00 per share for gross proceeds to the Company of $240,000. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On June 23, 2004 Brent Pierce exercised options that had been assigned him by IMT to acquire 150,000 shares of our common stock at a price of $3.00 per share for gross proceeds to the Company of

$450,000. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On June 16, 2004 Brent Pierce exercised options that had been assigned him by IMT to acquire 90,000 shares of our common stock at a price of $3.00 per share for gross proceeds to the Company of $270,000. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On May 18, 2004 we exchanged $495,000 in debt owed to ICI that had been assigned to Richard Elliot Square, a consultant for IMT, for the exercise price of 495,000 options to acquire shares of our common stock that had been assigned by IMT to Richard Elliot Square at a price of $1.00 per share. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On April 24, 2004 we sold an aggregate of 400,000 units (the "April 2004 Units"), at a purchase price of $2.50 per April 2004 Unit, for gross proceeds of approximately $1,000,000 (the "April 2004 Placement"). Each April 2004 Unit is comprised of one share of our common stock and one-half of one non-transferable share purchase warrant (the "April 2004 Warrant"). Each such whole April 2004 Warrant entitles the holder thereof to purchase one additional share of common stock at an exercise price of $5.00 per share and expires on December 31, 2005. In connection with the April 2004 Placement, we issued 39,800 warrants to Eiger East Finance Ltd. as a finder's fee. The April 2004 Units were offered and sold pursuant to Regulation S and Rule 506 of Regulation D of the Securities Act. No underwriter was involved in the transaction.

On January 22, 2004 we exchanged $150,000 in debt owed to ICI that had been assigned to Richard Elliot Square, a consultant for IMT, for the exercise price of 300,000 options to acquire shares of our common stock that had been assigned by IMT to Richard Elliot Square at a price of $0.50 per share. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On January 22, 2004 we exchanged $50,000 in debt owed to ICI that had been assigned to Alexander Cox, a consultant for IMT, for the exercise price of 100,000 options to acquire shares of our common stock that had been assigned to him by IMT, at a price of $0.50 per share. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2).

On January 22, 2004 we exchanged $150,000 in debt owed to ICI that had been assigned to Richard Elliot Square, a consultant for IMT, for the exercise price of 300,000 options to acquire shares of our common stock that had been assigned by IMT to Richard Elliot Square at a price of $0.50 per share. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On November 30, 2003 Intergold Corporation issued 100,000 shares of its common stock to ICI in satisfaction of $250,000 that was owed to ICI. The shares of common stock were issued to ICI in reliance on exemptions from registration under Section 4(2) of the Securities Act.

On November 26, 2003 Intergold Corporation issued 10,000 shares of its restricted common stock to Parc Place in satisfaction of $11,100 that was owed to Parc Place. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On November 26, 2003 we sold 100,000 units of the Company to James C. Dow, at a price of $2.50 per unit, for gross proceeds of $250,000. Each unit consists of one share of our common stock and one-half of one warrant to purchase a share of our common stock at a price of $5.00 per share. The shares of common stock and the warrants issued to Mr. Dow were offered and sold pursuant to Regulation S of the Securities Act. No underwriter was involved in the transaction.

On November 25, 2003 Brent Pierce exercised options that had been assigned to him by IMT to acquire 150,000 shares of our common stock at a price of $0.50 per share through the exchange of debt owed to ICI that had been assigned to Brent Pierce and cash to the Company in the amount of $40,565. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On November 24, 2003 we exchanged $175,000 in debt owed to ICI that had been assigned to Brent Pierce, a consultant for IMT, for the exercise price of 350,000 options to acquire shares of our common stock that had been assigned by IMT to Brent Pierce at a price of $0.50 per share. The offer and sale of these securities were exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On November 24, 2003 we exchanged $12,500 in debt owed to ICI that had been assigned to Robert Stevens, a consultant for IMT, for the exercise price of 25,000 options to acquire shares of our common stock that had been assigned to him by IMT at a price of $0.50 per share. The offer and sale of these securities was exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act.

On November 24, 2003 we exchanged $12,500 in debt owed to ICI that had been assigned to Len Braumberger, a consultant for IMT, for the exercise price of 25,000 options to acquire shares of our common stock that had been assigned to him by IMT at a price of $0.50 per share. The offer and sale of these securities was exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act.

Pursuant to the Share Exchange Agreement entered into on November 19, 2003, we issued 3,000,000 (pre-forward share split) shares of our common stock to the Lexington Oil & Gas Shareholders in proportion to their respective holdings in Lexington Oil & Gas for 100% of the issued and outstanding shares of Lexington Oil & Gas. The issuance of our shares of common was exempt from registration pursuant to Regulation S and Rule 506 of Regulation D of the Securities Act.

On March 15, 2003 Intergold Corporation issued 30,008,230 shares (pre-reverse and forward split) of Intergold Corporation's common stock at a price of $0.02 per share to Tri-Star Financial Services, Inc. in satisfaction of $600,164.60 that was owed to Tri-Star Financial Services, Inc. The offer and sale of these securities was exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act.

On March 15, 2003 Intergold Corporation issued 32,993,113 shares (pre-reverse and forward split) of Intergold Corporation's common stock at a price of $0.02 per share to Sonanini in satisfaction of $659,862.25 that was owed to Sonanini. The offer and sale of these securities was exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act.

On March 15, 2003 Intergold Corporation issued 16,187,000 shares of its restricted common stock (pre-reverse stock split) to holders who elected to convert Intergold Corporation's Series A Preferred shares and Series B Preferred shares and all then accrued and unpaid dividends thereunder as follows: (i) 6,200,000 shares of common stock for the conversion of 6,200,000 Series A Preferred shares on a one-to-one basis; (ii) 5,485,900 shares of common stock to the holders of the Series A Preferred shares for conversion of the accrued and unpaid dividends at the conversion price of $0.25 per share; (iii) 2,510,000 shares of common stock for the conversion of 2,510,000 Series B Preferred shares on a one-to-one basis; and (iv) 1,991,000 shares of common stock for conversion of the accrued and unpaid dividends at the conversion price of $0.50 per share. The offer and sale of these securities were exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act.

EXHIBITS
Exhibit Number	Description
2.1	Share Exchange Agreement dated November 19, 2003(1)
3.1	Articles of Incorporation(4)
3.2	Bylaws incorporated by reference to Exhibit 3.1 filed on Form 8-K dated October 1, 2004(2)
5.1	Opinion and consent of The O'Neal Law Firm, P.C. as to legality of securities being registered(5)
10.1	Wagnon Farm-Out Agreement dated December 5, 2004(3)
10.2	South Lamar Farm-Out Agreement #1 dated April 21, 2004(3)
10.3	Assignment of South Lamar Farmouts(3)
10.4	South Lamar Farm-Out Agreement #2 dated April 21, 2004(3)
10.5	South Lamar Farm-Out Agreement #3 dated April 21, 2004(3)
10.6	SISM Research & Investment Services Agreement dated June of 2005(5)
10.7	Douglas Humphreys Consultation Agreement dated July 12, 2004(3)
10.8	Oak Hills Drilling and Operating, LLC Drilling Agreement dated November 8, 2004(3)
10.9	Form of Securities Purchase Agreement in connection with private placement of Units(4)
10.10	South Lamar Farm-Out Agreement #4 dated July 14, 2004(3)
10.11	Settlement Agreement with C.K. Cooper & Company, Inc. dated July 26, 2005(6)
21.1	Lexington Oil & Gas Ltd. Co., an Oklahoma limited liability company, a wholly-owned subsidiary of the company
23.1	Consent of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants Consent(6)
23.2	Consent of Fletcher Lewis Engineering, Inc.(3)
23.3	Consent of The O'Neal Law Firm, P.C. (included in Exhibit 5.1)(5)
99.1	Reserve and Economic Evaluation prepared by Fletcher Lewis Engineering, Inc.(4)
99.2	Lexington Resources, Inc. Amended Stock Option Plan(5)

  Incorporated by reference to Exhibit 4.1 of the Company's Form 10-KSB filed with the SEC on April 7, 2004 (SEC File No. 000-25455).

  Incorporated by reference to Exhibit 3.1 of the Company's Form 8-K filed with the SEC on October 1, 2004 (SEC File No. 000-25455).

  Filed as an Exhibit to the Company's Form SB-2, filed with the SEC on December 15, 2004 (SEC File No. 333-121301), and incorporated herein by this reference.

  Filed as an Exhibit to the Company's Form SB-2, filed with the SEC on January 19, 2005 (SEC File No. 333-121301), and incorporated herein by this reference.

  Filed as an Exhibit to the Company's Form SB-2, filed with the SEC on October 17, 2005, and incorporated herein by this reference.

  Filed herewith.

UNDERTAKINGS

With regard to the securities of the registrant being registered pursuant to Rule 415 under the Securities Act the registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) to include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on November 18, 2005.
LEXINGTON RESOURCES, INC. By: /s/ Grant Atkins Grant Atkins President, Chief Executive Officer and Chairman (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Grant Atkins, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Grant Atkins	President, Chief Executive Officer, Chairman and director (Principal Executive Officer)	November 18, 2005
Grant Atkins
/s/ Douglas Humphreys	Director	November 18, 2005
Douglas Humphreys
/s/ Norman J. R. MacKinnon	Director	November 18, 2005
Norman J. R. MacKinnon
/s/ Steve Jewett	Director	November 18, 2005
Steve Jewett
/s/ Vaughn Barbon	Treasurer and Chief Financial Officer (Principal Accounting Officer)	November 18, 2005
Vaughn Barbon

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